Exhibit 10.1

Master Repurchase
Agreement
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Bond Market Association September 1996 Version



Dated as of:  August 17, 2004
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Between: Goldman Sachs Mortgage Company ("Buyer")
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and Capital Trust, Inc. ("Seller")
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1.   Applicability
     From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or other assets ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.   Definitions
     (a) "Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election,
         (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which
         (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party's inability to pay such party's debts as they become due;

     (b) "Additional Purchased Securities", Securities provided by Seller to Buyer pursuant to Paragraph 4 (a) hereof,

     (c) "Buyer's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Buyer's Margin Percentage to the Repurchase Price for such Transaction as of such date;

     (d) "Buyer's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Seller's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by



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         dividing the Market Value of the Purchased Securities on the Purchase
         Date by the Purchase Price on the Purchase Date for such Transaction;

     (e) "Confirmation", the meaning specified in Paragraph 3(b) hereof;

     (f) "Income", with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

     (g) "Margin Deficit", the meaning specified in Paragraph 4(a) hereof;

     (h) "Margin Excess", the meaning specified in Paragraph 4(b) hereof;

     (i) "Margin Notice Deadline", the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

     (j) "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

     (k) "Price Differential", with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

     (1) "Pricing Rate", the per annum percentage rate for determination of the Price Differential;

     (m) "Prime Rate", the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

     (n) "Purchase Date", the date on which Purchased Securities are to be transferred by Seller to Buyer;

     (o) "Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller's obligations under clause (ii) of Paragraph 5 hereof;

     (p) "Purchased Securities", the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time



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         also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

     (q) "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

     (r) "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

     (s) "Seller's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Seller's Margin Percentage to the Repurchase Price for such Transaction as of such date;

     (t) "Seller's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.   Initiation; Confirmation; Termination

     (a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

     (b) Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation"). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

     (c) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.




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4.   Margin Maintenance
     (a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

     (b) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

     (c) If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

     (d) Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

     (e) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

     (f) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.   Income Payments
     Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed



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     either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.   Security Interest
     Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.   Payment and Transfer
     Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.   Segregation of Purchased Securities
     To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller's interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

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Required Disclosure for Transactions in Which the Seller Retains Custody of the
Purchased Securities Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer's securities segregated at all times unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that during any trading day that Buyer's securities are commingled with Seller's securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]" and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller's ability to resegregate substitute
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securities for Buyer will be subject to Seller's ability
to satisfy [the clearing] * [any]** lien or to obtain substitute securities.
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  *    Language to be used under 17 C.F.R, Section 403.4 (e) if Seller is a government securities broker or dealer other than a financial institution.
  ** Language to be used under 17 C.F.R. Section 403.5 (d) if Seller is a financial institution.

9.   Substitution
     (a) Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

     (b) In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.  Representations
     Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, bylaw or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.  Events of Default
     In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day's notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default"):

     (a) The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of



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         such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

     (b) In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party's obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's possession or control.

     (c) In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

     (d) If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

         (i) as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

         (ii) as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.



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         Unless otherwise provided in Annex 1, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

     (e) As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

     (f) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

     (g) The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

     (h) To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party's rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

     (i) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.  Single Agreement
     Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have



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     been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.  Notices and Other Communications
     Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex 11 hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.  Entire Agreement; Severability
     This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.  Non-assignability; Termination
     (a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

     (b) Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.  Governing Law
     This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.  No Waivers, Etc.
     No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on an of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.  Use of Employee Plan Assets
     (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA) are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or



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



         is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

     (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

     (c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.  Intent
     (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

     (b) It is understood that either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

     (c) The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

     (d) It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or 11 "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

20.  Disclosure Relating to Certain Federal Protections
     The parties acknowledge that they have been advised that:

     (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

     (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

     (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.


      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

CAPITAL TRUST, INC.,


/s/ Brian H. Oswald
---------------------------
Name:  Brian H. Oswald
Title: Chief Financial Officer
Date:



GOLDMAN SACHS MORTGAGE COMPANY,


By:      Goldman Sachs Real Estate Funding Corp.,
         its general partner


         By: /s/ Mark Buono
             --------------------------
         Name:  Mark Buono
         Title: Vice President
         Date:

                                     Annex I

                                   ANNEX I to
                           MASTER REPURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page


1.  APPLICABILITY; OTHER APPLICABLE ANNEXES....................................1

2.  ADDITIONAL AND SUBSTITUTE DEFINITIONS......................................1

3.  INITIATION; CONFIRMATION; TERMINATION; FEES...............................19

4.  MANDATORY PAYMENT OR DELIVERY OF ADDITIONAL ASSETS........................29

5.  INCOME PAYMENTS AND PRINCIPAL PAYMENTS....................................30

6.  SECURITY INTEREST.........................................................32

7.  PAYMENT, TRANSFER AND CUSTODY.............................................33

8.  CERTAIN RIGHTS OF BUYER WITH RESPECT TO THE PURCHASED LOANS...............41

9.  SUBSTITUTION..............................................................41

10. REPRESENTATIONS...........................................................42

11. NEGATIVE COVENANTS OF SELLER..............................................46

12. AFFIRMATIVE COVENANTS OF SELLER...........................................47

13. [INTENTIONALLY OMITTED.]..................................................51

14. EVENTS OF DEFAULT; REMEDIES...............................................51

15. SINGLE AGREEMENT..........................................................55

16. NOTICES AND OTHER COMMUNICATIONS..........................................56

17. NON-ASSIGNABILITY.........................................................56

18. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL..............57

19. NO RELIANCE; DISCLAIMERS..................................................58

20. INDEMNITY AND EXPENSES....................................................59

21. DUE DILIGENCE.............................................................60

22. SERVICING.................................................................61

23. TREATMENT FOR TAX PURPOSES................................................62

24. INTENT....................................................................62

25. INTENTIONALLY OMITTED.....................................................63

26. MISCELLANEOUS.............................................................63

SCHEDULE 1      Purchase Percentages And Applicable Spreads..................1-1
SCHEDULE 2      Initial Portfolio Loans......................................2-1
SCHEDULE 3      Purchased Loan Information...................................3-1
SCHEDULE 4      Approved Appraisers..........................................4-1
SCHEDULE 5      Approved Engineers...........................................5-1
SCHEDULE 6      Approved Environmental Consultants...........................6-1
SCHEDULE 7-A    Form of UCC Financing Statement............................7-A-1
SCHEDULE 7-B    Form of UCC Financing Statement Amendment..................7-B-1

EXHIBITS
--------

EXHIBIT I       Form of Confirmation

EXHIBIT II      Authorized Representatives of Seller

EXHIBIT III     Form of Custodial Delivery Certificate

EXHIBIT IV-1    Form of Power of Attorney to Buyer

EXHIBIT IV-2    Form of Power of Attorney to Seller

EXHIBIT V       Representations and Warranties Regarding Purchased Loans

EXHIBIT VI      Form of Blocked Account Agreement

EXHIBIT VII     Form of Direction Letter

EXHIBIT VIII    Form of Bailee Agreement

EXHIBIT IX      Eligibility Criteria

                        Supplemental Terms and Conditions
                        ---------------------------------


         This Annex I forms a part of the Master Repurchase Agreement dated as of August 17, 2004 between Capital Trust, Inc., as seller, and Goldman Sachs Mortgage Company, as buyer (together with Annex I, the "Agreement"). Capitalized terms used in this Annex I without definition shall have the respective meanings assigned to such terms in the Agreement. This Annex I is intended to supplement the Agreement and shall, wherever possible, be interpreted so as to be consistent with the Agreement; however, in the event of any conflict or inconsistency between the provisions of this Annex I, on the one hand, and the provisions of the Agreement, on the other, the provisions of this Annex I shall govern and control. All references in the Agreement and in this Annex I to "the Agreement" shall be deemed to mean and refer to the Agreement, as supplemented and modified by this Annex I or as otherwise modified after the date hereof.

1.       APPLICABILITY; OTHER APPLICABLE ANNEXES

         (a) Paragraph 1 of the Agreement ("Applicability") is hereby deleted and replaced with the following:

         From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer one or more Eligible Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Eligible Loans at a date certain (or such earlier date, in accordance with the terms hereof), against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and, unless otherwise agreed in writing, shall be governed by the Agreement, including any supplemental terms or conditions contained in this Annex I and in any other annexes identified herein or therein as applicable hereunder.

         (b) In addition to this Annex I and the Schedules hereto, the following Annexes and any Schedules thereto shall form a part of the Agreement and shall be applicable thereunder:

         Annex II - Names and Addresses for Communications Between Parties.

2.       ADDITIONAL AND SUBSTITUTE DEFINITIONS

         (a) The following capitalized terms in Paragraph 2 of the Agreement ("Definitions") are hereby deleted in their entirety:

             (i)    "Additional Purchased Securities";

             (ii)   "Buyer's Margin Amount";

             (iii)  "Buyer's Margin Percentage";

             (iv)   "Margin Notice Deadline";

             (v)    "Prime Rate";

             (vi)   "Purchased Securities";

             (vii)  "Seller's Margin Amount"; and

             (viii) "Seller's Margin Percentage".

         (b) The following capitalized terms shall have the respective meanings set forth below, in lieu of the meanings for such terms set forth in Paragraph 2 of the Agreement ("Definitions"):

         "Act of Insolvency" shall mean, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the making by such party of a general assignment for the benefit of creditors, or (iii) the admission in writing by such party of such party's inability to pay such party's debts as they become due.

         "Confirmation" shall have the meaning specified in Section 3(d) of this Annex I.

         "Income" shall mean, with respect to any Purchased Loan at any time, any payment or other cash distribution thereon of principal, interest, dividends, fees, reimbursements or proceeds or other cash distributions thereon (including casualty or condemnation proceeds).

         "Margin Deficit" shall have the meaning specified in Section 4(a) of this Annex I.

         "Margin Excess" shall have the meaning specified in Section 4(c) of this Annex I.

         "Market Value" shall mean, with respect to any Purchased Loan as of any relevant date, the lesser of (x) market value of such Purchased Loan on such date, as determined by Buyer in its good faith but sole discretion, and (y) the par amount of such Purchased Loan.

         For purposes of Buyer's determination, (i) the Market Value may be determined by reference to an Appraisal, discounted cash flow analysis or other method (which method shall be selected by Buyer in good faith), (ii) any amounts or claims secured by related Eligible Property or Properties ranking senior to or pari passu with the lien of the Purchased Loan may be deducted from the Market Value of the Purchased Loan, (iii) the Market Value of any Defaulted Loan shall be zero (unless Buyer otherwise specifies), (iv) Buyer may consider the representations and warranties set forth in Exhibit V (including a breach thereof), and exceptions thereto in its determination of the Market Value of the Purchased Loans and (iv) for the avoidance of doubt, Buyer may reduce Market Value for any actual or potential risks (including risk of delay) posed by any liens or claims on the related Eligible Property or Properties. Seller shall cooperate with Buyer in its determination of the Market Value of each item of underlying collateral (including, without limitation, providing all information and documentation in the possession of Seller regarding such item of underlying collateral or otherwise required by Buyer in its commercially reasonable judgment).

         "Pricing Rate" shall mean, for any Purchased Loan and any Pricing Rate Period, an annual rate equal to the LIBO Rate for such Pricing Rate Period plus the Applicable Spread for the applicable Loan Type and shall be subject to adjustment and/or conversion as provided in Sections 3(j), 3(k) and 3(s) of this Annex I. The Pricing Rate shall be computed on the basis of a 360-day year and the actual number of days elapsed.

         "Purchase Price" shall mean, with respect to any Purchased Loan the price at which such Purchased Loan is transferred by Seller to Buyer on the applicable Purchase Date. The Purchase Price as of any Purchase Date for any Purchased Loan of a particular Loan Type shall be an amount (expressed in dollars) equal to the product obtained by multiplying (i) the Market Value of such Purchased Loan (or the par amount of such Purchased Loan, if lower than the Market Value) by (ii) the Purchase Percentage for the related Loan Type.

         "Purchase Date" shall mean, with respect to any Purchased Loan, the date on which such Purchased Loan is transferred by Seller to Buyer.

         "Repurchase Date" with respect to any Purchased Loan shall mean the Facility Termination Date or such earlier date specified in the related Confirmation, or if applicable, the related Early Repurchase Date or Accelerated Repurchase Date.

         "Repurchase Price" shall mean, with respect to any Purchased Loan as of any date, the price at which such Purchased Loan is to be transferred from Buyer to Seller upon termination of the related Transaction; in each case, such price shall equal the sum of the Purchase Price of such Purchased Loan and the accrued Price Differential with respect to such Purchased Loan as of the date of such determination, minus all Income and cash actually received by Buyer in respect of such Transaction and applied towards the Repurchase Price and/or Price Differential pursuant to this Annex I.

         (c) In addition to the terms defined in Paragraph 2 of the Agreement ("Definitions") not otherwise deleted pursuant to Section 2(a) of this Annex I and the terms defined in Section 2(b) of this Annex I, the following capitalized terms shall have the respective meanings set forth below:

         "Accelerated Repurchase Date" shall have the meaning specified in
Section 14(b)(i) of this Annex I.

         "Accepted Servicing Practices" shall mean with respect to any Purchased Loan, in conformity with those accepted and prudent servicing practices in the industry for loans of the same type and in a manner at least equal in quality to the servicing the applicable servicer provides for assets similar to such Purchased Loans that it owns.

         "Affiliate" shall mean, when used with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. Control shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative thereto.

         "Agreement" shall have the meaning specified in the introductory paragraph of this Annex I.

         "Alternative Rate" shall have the meaning specified in Section 3(k) of this Annex I.

         "Alternative Rate Transaction" shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to the Alternative Rate.

         "Applicable Spread" shall mean, (i)(a) with respect to a Purchased Loan (other than Extended Loans), so long as no Event of Default shall have occurred and be continuing, the per annum rate specified in Schedule 1A attached hereto as being the "Applicable Spread" for the Purchased Loans in such Loan Type and
(b) with respect to an Extended Loan, so long as no Event of Default shall have occurred and be continuing, a per annum rate specified in Schedule 1B attached hereto as being the "Applicable Spread" for such Extended Loan (or such other spread notified in writing by Buyer to Seller as provided in Section 3(s)), and
(ii) in each case, after the occurrence and during the continuance of an Event of Default, the applicable per annum rate described in clause (i) of this definition, plus 400 basis points (4.0%).

         "Appraisal" shall mean an appraisal of any Eligible Property prepared by a licensed appraiser listed on Schedule 4 attached hereto, as such schedule may be amended from time to time by Seller or Buyer upon approval by Buyer in its reasonable discretion, in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, in compliance with the requirements of Title 11 of the Financial Institution Reform, Recovery and Enforcement Act and utilizing customary valuation methods such as the income, sales/market or cost approaches, as any of the same may be updated by recertification from time to time by the appraiser performing such Appraisal.

         "Asset Base" shall mean, as of any date of determination, the aggregate Asset Base Components of all Purchased Loans transferred by the Seller to the Buyer hereunder as of such date.

         "Asset Base Component" shall mean, as of any date of determination, with respect to each Purchased Loan, the product of its Market Value multiplied by the Purchase Percentage applicable to such Purchased Loan as of such date.

         "Assignment of Leases" shall mean, with respect to any Purchased Loan which is a mortgage loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor's interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Mortgaged Property as security for repayment of such Purchased Loan.

         "Assignment of Mortgage" shall mean, with respect to any Mortgage, an assignment of the mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related property is located to reflect the assignment and pledge of the Mortgage.

         "Bailee" shall mean Paul, Hastings, Janofsky & Walker LLP or such other third party as Buyer may approve in its sole discretion.

         "Bailee Agreement" shall mean the Bailee Agreement among Seller, Buyer and Bailee in the form of Exhibit VIII hereto.

         "Blocked Account" shall have the meaning specified in Section 5 of this Annex I.

         "Blocked Account Agreement" shall mean the Blocked Account Agreement, in the form attached hereto as Exhibit VI (or such other form as shall have been approved by Buyer, such approval not to be unreasonably withheld, delayed or conditioned), dated as of the date hereof and executed by Buyer, Seller and the Depository Bank (and any successor thereto or replacement thereof executed by Buyer, Seller and the Depository Bank).

         "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed.

         "Buyer" shall mean Goldman Sachs Mortgage Company, and any successor or assign.

         "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of the Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "CDO Indenture" shall mean the Indenture dated as of July 20, 2004, among Capital Trust RE CDO 2004-1 Ltd. and Capital Trust RE CDO 2004-1 Corp., as co-issuers, and LaSalle Bank National Association, as trustee.

         "Change of Control" shall mean the occurrence of any of the following:

                  (i) a majority of the members of the board of directors of Seller changes during any twelve (12) month period after the date hereof; or

                  (ii) a merger, consolidation or other transaction in which a Person which is not an Affiliate acquires in excess of 50% of the voting common equity of Seller; or

                  (iii) both of John Klopp and Steven Plavin cease to hold a senior management position with direct day-to-day responsibility for the management of Seller and a replacement for John Klopp or Steven Plavin (whichever is the last to hold a senior management position) acceptable to Buyer has not been appointed within 45 days.

         "Collection Period" shall mean with respect to the Remittance Date in any month, the period beginning on but excluding the Cut-off Date in the month preceding the month in which such Remittance Date occurs and continuing to and including the Cut-off Date immediately preceding such Remittance Date.

         "Costs" shall mean, with respect to any Purchased Loan, all out-of-pocket obligations, costs, fees, indemnities and expenses in respect of such Purchased Loan actually incurred by Buyer, that (i) arise out of Seller's conduct or (ii) (A) are required to be paid by the lender under the applicable Purchased Loan Documents and (B) do not arise out of the gross negligence or willful misconduct of the Buyer.

         "Custodial Agreement" shall mean the Custodial Agreement, dated as of the date hereof, by and among Custodian, Seller and Buyer.

         "Custodial Delivery Certificate" shall mean the delivery certificate, a form of which is attached hereto as Exhibit III, executed by Seller in connection with its delivery of a Purchased Loan File to Buyer or its designee (including the Custodian) pursuant to Section 7 of this Annex I.

         "Custodian" shall mean Deutsche Bank Trust Company Americas or any successor Custodian appointed by Buyer.

         "Cut-off Date" shall mean the last Business Day of the calendar month preceding each Remittance Date.

         "Debt to Equity Ratio" shall mean the ratio of Total Indebtedness to Tangible Net Worth.

         "Default" shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

         "Defaulted Loan" shall mean any Purchased Loan as to which (A) there is a breach beyond any applicable cure period of a representation, warranty or covenant by the related borrower or obligor under the applicable Purchased Loan Documents or by Seller under Exhibit V, (B) there is a default beyond any applicable cure period under the related Purchased Loan Documents in the payment when due of interest, principal or any other amounts which default continues,
(C) any other "Event of Default" under the related Purchased Loan Document, (D) to the extent that the related Transaction is deemed a loan under federal, state or local law Buyer ceases to have a first priority perfected security interest or (E) the related Purchased Loan File or any portion thereof has been released from the possession of the Custodian under the Custodial Agreement to anyone other than Buyer or any Affiliate of Buyer except in accordance with the terms of the Custodial Agreement.

         "Depository Bank" shall mean PNC Bank, N.A. or any successor Depository Bank appointed by Seller with the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned) which delivers a deposit account agreement in the form of the Blocked Account Agreement or another form reasonably acceptable to Buyer.

         "Diligence Fee" shall mean fees (not to exceed $35,000 annually) payable by Seller to Buyer in respect of Buyer's expenses (other than legal expenses) incurred in connection with its review of the Diligence Materials.

         "Diligence Materials" shall mean the Preliminary Due Diligence Package together with the Supplemental Due Diligence List.

         "Disqualified Transferee" shall mean any one of the following:

                  (a) iStar Financial and its Affiliates;

                  (b) Anthracite Carbon Fund, together with any successor funds, to the extent such funds are in the same business as their predecessor fund and its Affiliates;

                  (c) DB Realty Mezzanine Investment Fund I LLC and DB Realty Mezzanine Investment Fund II LLC, together with any successor funds, to the extent such funds are in the same business as their predecessor fund;

                  (d) Brascan and its Affiliates;

                  (e) Guggenheim Structured Real Estate Operating Company, LLC and its Affiliates;

                  (f) SL Green/Gramercy Capital and their Affiliates;

                  (g) Arbor Commercial Mortgage LLC and its Affiliates;

                  (h) CW Capital and its Affiliates;

                  (i) Fortress/Draw Bridge and its Affiliates; and

                  (j) Whitehall.

         "Draft Appraisal" shall mean a short form appraisal, "letter opinion of value," or any other form of draft appraisal reasonably acceptable to Buyer.

         "Early Repurchase Date" shall have the meaning specified in Section 3(g) of this Annex I.

         "Early Repurchase Deposit" shall have the meaning specified in Section 3(j) of this Annex I.

         "Early Repurchase Deposit Application Date" shall have the meaning specified in Section 3(j) of this Annex I.

         "Early Repurchase Deposit Funding Date" shall have the meaning specified in Section 3(j) of this Annex I.

         "EBITDA" shall mean, for each fiscal quarter, with respect to Seller and its consolidated Subsidiaries, an amount equal to (a) Net Income for such period (excluding the effect of any extraordinary gains or losses resulting from the sale of property or non-cash gains or losses outside the ordinary course of business) plus (b), without duplication, an amount which, in the determination of Net Income for such period, has been deducted for (i) interest expense for such period, (ii) total federal, state, foreign or other income or franchise taxes for such period, and (iii) all depreciation and amortization for such period, all as determined with respect to any consolidated Subsidiary in accordance with the methodology specified in the definition of Net

Income, plus (c) any nonrecurring fees and expenses incurred on or prior to the date of the execution and delivery of the Agreement, less (d) any non-cash reserve activity.

         "Eligible Loans" shall mean any of the following types of loans listed in (i) through (v) below, (v) acceptable to Buyer in the exercise of its sole and absolute discretion, (w) secured directly or indirectly by an Eligible Property, (x) as to which the applicable representations and warranties set forth in Exhibit V are true and correct as of the applicable Purchase Date, (y) as to which the eligibility criteria set forth in Exhibit IX are met as of the applicable Purchase Date and (z) has a maximum LTV of 85%:

                  (i) performing Mezzanine Loans (or participation interests therein) which are secured by pledges of the equity ownership interests in entities that directly or indirectly own Eligible Properties ("Mezzanine Loans").

                  (ii) performing Mortgage Loans secured by first liens on Eligible Properties ("First Mortgage Loans") or second liens on Eligible Properties ("Second Mortgage Loans").

                  (iii) senior subordinate participation interests (or a senior subordinate promissory note that is, in effect, similar in nature to a senior subordinate participation interest) in performing Mortgage Loans secured by first liens on Eligible Properties that also secures a senior promissory note (or senior interest) in such loan and may also secure a junior subordinate promissory note (or junior subordinate interest) in such loan ("Senior First Mortgage B Notes").

                  (iv) junior participation interests (or a junior promissory note that is, in effect, similar in nature to a junior participation interest) in performing Mortgage Loans secured by first liens on Eligible Properties that also secure a senior (or senior subordinate) promissory note (or senior (or senior subordinate) interest) in such loan ("Junior First Mortgage B Notes").

         "Eligible Property" shall mean a property that is a multifamily, retail, office, industrial, warehouse, condominium or hospitality property or such other property type acceptable to Buyer in the exercise of its good faith business judgment; provided, however, that Buyer shall determine in its sole and absolute discretion, on a case-by-case basis, whether any healthcare related property, such as assisted living, nursing homes, acute care, rehabilitation centers, diagnostic centers and psychiatric centers, qualifies as an Eligible Property.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Annex I and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" means any corporation or trade or business (whether or not incorporated) that is a member of any group of organizations described in
Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which Seller is a member at any relevant time.

         "Event of Default" shall have the meaning specified in Section 14(a) of this Annex I.

         "Extended Loan" shall have the meaning specified in Section 3(s) of this Annex I.

         "Facility Amount" shall mean $50,000,000.

         "Facility Termination Date" shall mean September 1, 2007 unless extended pursuant to Section 3(q) of this Annex I.

         "Federal Funds Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day, (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (New York time) on such day or such transactions received by the Buyer from three Federal funds brokers of recognized standing selected by the Buyer in its sole discretion.

         "Filings" shall have the meaning specified in Section 6(b) of this Annex I.

         "Financing Transaction" shall mean a repurchase transaction or a financing transaction between Buyer (or an Affiliate of Buyer) and any counterparty.

         "First Mortgage B Note" shall mean any Senior First Mortgage B Note or Junior First Mortgage B Note.

         "Fitch" means Fitch Inc.

         "Fixed Charge Ratio" shall mean, with respect to any period, the ratio of (a) EBITDA for such period to (b) the sum of (i) interest expense and (ii) preferred dividends (specifically excluding any convertible trust preferred dividends) paid by Seller during such period.
         "GAAP" shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

         "Governmental Authority" shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the maximum reasonably anticipated liability in respect thereof as determined by such

Person in good faith in accordance with GAAP. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

         "Hedging Transactions" shall mean, with respect to any or all of the Purchased Loans, any short sale of U.S. Treasury Securities or mortgage-related securities, futures contract (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller or the underlying obligor with respect to any Purchased Loan and pledged to Seller as collateral for such Purchased Loan, with one or more counterparties whose unsecured debt is rated at least AA (or its equivalent) by any Rating Agency or, with respect to any Hedging Transaction pledged to Seller as additional collateral for a Purchased Loan, such other rating requirement applicable to such Hedging Transaction set forth in the related Purchased Loan Documents or which is otherwise reasonably acceptable to Buyer; provided that Seller shall not grant or permit any liens, security interests, charges, or encumbrances with respect to any such hedging arrangements for the benefit of any Person other than Buyer.

         "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

         "Indemnified Amounts" and "Indemnified Parties" shall have the meaning specified in Section 20 of this Annex I.

         "Insured Closing Letter and Escrow Instructions" shall mean a letter addressed to Seller and Buyer from the title insurance underwriter (or any agent thereof) acting as an agent for each Table Funded Purchased Loan and related escrow instructions, which letter and instructions shall be in form and substance reasonably acceptable to Buyer and Seller.

         "LIBO Rate" shall mean, with respect to any Pricing Rate Period pertaining to a Transaction, a rate per annum determined for such Pricing Rate Period in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                     LIBOR
                            ________________________

                            1 - Reserve Requirement

         "LIBOR" shall mean the rate per annum calculated as set forth below:

                  (i) On each Pricing Rate Determination Date, LIBOR for the next Pricing Rate Period will be the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date; or

                  (ii) On any Pricing Rate Determination Date on which no such rate appears on Telerate Page 3750 as described above, LIBOR for the next Pricing Rate Period will be determined on the basis of the arithmetic mean of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on such date to prime banks in the London interbank market for a one-month period.

All percentages resulting from any calculations or determinations referred to in this definition will be rounded upwards, if necessary, to the nearest multiple of 1/100th of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

         "LIBOR Transaction" shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to the LIBO Rate.

         "Loan Type" shall mean, with respect to any Purchased Loan, each of the loan types listed in Schedule 1A attached hereto.

         "LTV" shall mean, with respect to any Eligible Property or Properties, the ratio of the aggregate outstanding debt (which shall include the related Eligible Loan and all debt senior to or pari passu with such Eligible Loan) secured, directly or indirectly, by such Eligible Property or Properties to the aggregate value of such Eligible Property or Properties as determined by Buyer in its sole and absolute discretion. For purposes of Buyer's determination, (i) the value may be determined by reference to an Appraisal, discounted cash flow analysis or other commercially reasonable method and (ii) for the avoidance of doubt, Buyer may reduce value for any actual or potential risks (including risk of delay) posed by any liens or claims on the related Eligible Property or Properties.

         "Margin Excess Advance" shall have the meaning specified in Section 4(c) of this Annex I.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the property, business, operations, financial condition or prospects of Seller,
(b) the ability of Seller to perform its obligations under any of the Transaction Documents to which it is a party, (c) the validity or enforceability of any of the Transaction Documents, (d) the rights and remedies of Buyer under any of the Transaction Documents, (e) the timely payment of the Repurchase Price of or accrued

Price Differential in respect of the Purchased Loans or other amounts payable in connection therewith, or (f) the aggregate Market Value of the Purchased Loans.

         "Mezzanine Loan" shall mean any loan (including any participation interest therein) secured by a pledge of the direct or indirect equity ownership interests in a Person that owns a Mortgaged Property that also secures a Mortgage Note.

         "Mezzanine Note" shall mean a note or other evidence of indebtedness of the owner or owners of direct or indirect equity ownership interests in an underlying real property owner secured by a pledge of such ownership interests.

         "Monthly Statement" shall mean, for each calendar month during which the Agreement shall be in effect, Seller's or Servicer's, as applicable, reconciliation in arrears of beginning balances, interest and principal paid-to-date and ending balances for each Purchased Loan, together with a certified written report describing (a) any developments or events that are reasonably likely to have a Material Adverse Effect, (b) any and all written modifications to any Purchased Loan Documents, (c) any delinquency and loss experience with respect to any Purchased Loan and (d) such other information as mutually agreed by Seller and Buyer which reconciliation and report shall be delivered to Buyer for each calendar month during the term of the Agreement within ten (10) days following the end of each such calendar month.

         "Moody's" shall mean Moody's Investor Service, Inc.

         "Mortgage" shall mean the mortgage, deed of trust, deed to secure debt or other instruments, creating a valid and enforceable first or second lien, as applicable, on or a first or second priority ownership interest in a Mortgaged Property.

         "Mortgage Loan" shall mean a commercial mortgage loan secured by a lien on real property, and includes any First Mortgage Loan, Second Mortgage Loan, Senior First Mortgage B Note and Junior First Mortgage B Note.

         "Mortgage Note" shall mean a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.

         "Mortgaged Property" shall mean the real property or properties securing repayment of the debt evidenced by a Mortgage Note, or, in the case of any Mezzanine Loan, owned indirectly by the related obligor.

         "Mortgagor" shall mean the obligor on a Mortgage Note, the grantor of the related Mortgage and the owner of the related Mortgaged Property.

         "Net Income" shall mean, for any period, the consolidated net income for such period of Seller as reported in Seller's public financial statements prepared in accordance with GAAP.

         "New Loan" shall mean an Eligible Loan that Seller proposes to be included as a Purchased Loan.

         "Officer's Certificate" shall mean, as to any Person, a certificate of the chief executive officer, any vice chairman and the chief financial officer of such Person or, for the purpose of executing certificates, the president, the vice president and counsel responsible therefor.

         "Originated Loan" shall mean any loan that is an Eligible Loan and whose related loan documents were prepared by Seller or an Affiliate controlled by Seller.

         "Permitted Transferee" shall mean any of the following that is not a Disqualified Transferee:

                  (x) any Affiliate of Buyer; or

                  (y) any Person that is an insurance company, bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, governmental entity or plan, or a financial institution substantially similar to any of the foregoing and being experienced in making commercial loans and which holds at least $600,000,000 of real estate or other assets (including, without limitation, loans secured directly or indirectly by real estate assets) located in the United States (or any entity wholly-owned by any one or more institutions meeting the foregoing criteria).

         "Person" shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.

         "Plan" shall mean an employee benefit or other plan established or maintained during the five year period ended prior to the date of the Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of the Agreement, been required to make contributions and that is covered by Title IV of ERISA or
Section 302 of ERISA or Section 412 of the Code.

         "Plan Assets" shall mean assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(l) of the Code) subject to Section 4975 of the Code, or (iii) governmental plan (as defined in Section 3(32) of ERISA) subject to any other federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.

         "Portfolio Loans" shall mean all of the Purchased Loans. As of the date of the Agreement, the Eligible Loans identified on Schedule 2 hereto have been approved by Buyer as suitable for inclusion as Portfolio Loans, subject to completion of the deliveries and actions described in Section 7.

         "Pre-Existing Loans" shall mean any loan that is an Eligible Loan and is not an Originated Loan.

         "Preliminary Due Diligence Package" shall mean with respect to any New Loan, the following due diligence information relating to such New Loan to be provided by Seller to Buyer pursuant to this Annex I:

                  (i) a summary memorandum, among other things, outlining the proposed transaction, including potential transaction benefits and all material underwriting risks, and Underwriting Issues, anticipated exit strategies and all other characteristics of the proposed transaction that a prudent buyer would consider material;

                  (ii) current rent roll, if applicable;

                  (iii) cash flow pro-forma, plus historical information, if available;

                  (iv) indicative interest coverage ratios;

                  (v) indicative loan-to-value ratio;

                  (vi) Seller's or any Affiliate's relationship with its potential underlying borrower or any affiliate;

                  (vii) third party reports, to the extent available and applicable, including:

                           (a) engineering and structural reports;

                           (b) current Appraisal;

                           (c) Phase I environmental report (including asbestos
                  and lead paint report) and, if applicable, Phase II or other follow-up environmental report if recommended in Phase I;

                           (d) seismic reports; and

                           (e) operations and maintenance plan with respect to
                  asbestos containing materials;

                  (viii) documents evidencing such New Loan, or current drafts thereof, including, without limitation, underlying debt and security documents, guaranties, underlying borrower's organizational documents, warrant agreements, loan and collateral pledge agreements, and intercreditor agreements, as applicable;

                  (ix) a list that specifically identifies any Purchased Loan Documents that relate to such Purchased Loan but are not in Seller's possession;

                  (x) in the case of a participation interest, all information described in this definition which would otherwise be provided for the underlying Mortgage Loan if it constituted an Eligible Loan except that, as to items set forth in subparagraphs (vii) and (xii), to the extent Seller possesses such information or has access to such information because it was provided to the related lead lender and made available to Seller, and in addition, all documentation evidencing the participation interest;

                  (xi) insurance documentation as shall be satisfactory to Buyer in its sole discretion; and

                  (xii) analyses and reports with respect to such other matters concerning the New Loan as Buyer may in its reasonable discretion require.

         "Pricing Rate Determination Date" shall mean with respect to any Pricing Rate Period, the second (2nd) Business Day preceding the first day of the Pricing Rate Period.

         "Pricing Rate Period" shall mean (a) in the case of the first Pricing Rate Period with respect to any Transaction, the period commencing on and including the Purchase Date for such Transaction and ending on and including the last day of the calendar month in which the Purchase Date occurs, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on and including the first day of a calendar month and ending on and including the last day of such calendar month; provided, however, that in no event shall any Pricing Rate Period end subsequent to the Repurchase Date.

         "Principal Payment" shall mean, with respect to any Purchased Loans, any payment or prepayment of principal received in respect thereof (including casualty or condemnation proceeds to the extent such proceeds are not required under the underlying loan documents to be reserved, escrowed, readvanced or applied for the benefit of the obligor or the underlying real property). For purposes of clarification, prepayment premiums or penalties shall not be deemed principal.

         "Purchase Percentage" shall mean, (i) with respect to any Purchased Loan (other than an Extended Loan), the "Purchase Percentage" specified in
Schedule 1A for the related Loan Type (or as otherwise specified in the applicable Confirmation) and (ii) with respect to any Extended Loan, the "Purchase Percentage" specified in Schedule 1B for an Extended Loan (or as otherwise notified in writing by Buyer to Seller as provided in Section 3(s) of this Annex I).

         "Purchased Loan Documents" shall mean, with respect to a Purchased Loan, the documents comprising the Purchased Loan File for such Purchased Loan.

         "Purchased Loan File" shall mean the documents specified as the "Purchased Loan File" in Section 7(b) of this Annex I, together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Annex I.

         "Purchased Loan Information" shall mean, with respect to each Purchased Loan, the information set forth in Schedule 3 attached hereto.

         "Purchased Loan Schedule" shall mean a schedule of Purchased Loans, together with the Purchased Loan Information for each such loan attached to each Trust Receipt and Custodial Delivery Certificate.

         "Purchased Loans" shall mean (i) with respect to any Transaction, the Eligible Loans sold by Seller to Buyer in such Transaction and (ii) with respect to the Transactions in general, all Eligible Loans sold by Seller to Buyer and any additional cash and/or other assets delivered by Seller to Buyer pursuant to
Section 4(a) of this Annex I.

         "Rating Agency" shall mean any of Fitch, Moody's and Standard & Poor's.

         "Reference Banks" shall mean banks each of which shall (i) be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market and (ii) have an established place of business in London. Initially, the Reference Bank shall be JPMorgan Chase Bank. If any such Reference Bank should be unwilling or unable to act as such or if Buyer shall terminate the appointment of any such Reference Bank or if any of the Reference Banks should be removed from the Reuters Monitor Money Rates Service or in any other way fail to meet the qualifications of a Reference Bank, Buyer in the exercise of its good faith business judgment may designate alternative banks meeting the criteria specified in clauses (i) and (ii) above.

         "Regulations T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         "Remittance Date" shall mean the first (1st) calendar day of each month, or the next succeeding Business Day, if such calendar day shall not be a Business Day.

         "Requirement of Law" shall mean any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other governmental authority whether now or hereafter enacted or in effect.

         "Reserve Requirement" shall mean, with respect to any Pricing Rate Period, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect during such Pricing Rate Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board of Governors) maintained by Buyer.

         "Reset Date" shall mean, with respect to any Pricing Rate Period, the second Business Day preceding the first day of such Pricing Rate Period with respect to any Transaction.

         "Scheduled Purchase Date" shall mean the date agreed between the parties or specified in the applicable Confirmation as the "Purchase Date" or the "Scheduled Purchase Date".

         "Seller" shall mean Capital Trust, Inc., a Maryland corporation and its permitted successors and assigns.

         "Servicer" shall mean Midland Loan Services, Inc. or an Affiliate of Seller approved by Buyer in its reasonable discretion.

         "Servicing Agreement" shall mean that certain Servicing Agreement entered into by Seller and Servicer dated as of August 17, 2004 or such other servicing agreement approved by Buyer in its reasonable discretion.

         "Servicing Fee" shall mean the servicing fees as defined in the Servicing Agreement payable to the Servicer thereunder.

         "Servicing Records" has the meaning specified in Section 22(b) of this Annex I.

         "Significant Modification" shall mean (a) any modification or amendment of a Purchased Loan which:

                  (i) reduces the principal amount of the Purchased Loan in question other than (1) with respect to a dollar-for-dollar principal payment or (2) reductions of principal to the extent of deferred, accrued or capitalized interest added to principal which additional amount was not taken into account by Buyer in determining the related Purchase Price;

                  (ii) increases the principal amount of a Purchased Loan other than increases which are derived from accrual or capitalization of deferred interest which is added to principal or protective advances;

                  (iii) modifies the payments of principal and interest when due of the Purchased Loan in question;

                  (iv) changes the frequency of scheduled payments of principal and interest in respect of a Purchased Loan;

                  (v) subordinates the lien priority of the Purchased Loan or the payment priority of the Purchased Loan other than subordinations expressly required under the then existing terms and conditions of the Purchased Loan (provided, however, the foregoing shall not preclude the execution and delivery of subordination, nondisturbance and attornment agreements with tenants, subordination to tenant leases, easements, plats of subdivision and condominium declarations and similar instruments which in the commercially reasonable judgment of Seller do not materially adversely affect the rights and interest of the holder of the Purchased Loan in question);

                  (vi) releases any collateral for the Purchased Loan other than releases required under the then existing Purchased Loan Documents or releases in connection with eminent domain or under threat of eminent domain;

                  (vii) waives, amends or modifies any cash management or reserve account requirements of the Purchased Loan other than changes required under the then existing Purchased Loan Documents;

                  (viii) waives any due-on-sale or due-on-encumbrance provisions of the Purchased Loan other than waivers required to be given under the then existing Purchased Loan Documents; and

         (b) any modification, amendment or other material action with respect to a Purchased Loan (or the related mortgage loan, if such Purchased Loan is Mezzanine Loan) which under the terms of the related intercreditor agreement or participation agreement, as the case may be, requires the consent of Seller or its "operating advisor" or the agent (as distinct from consultation rights).

         "Standard & Poor's" shall mean Standard & Poor's Ratings Services, Inc., a division of the McGraw Hill Companies Inc.

         "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         "Supplemental Due Diligence List" shall mean, (i) with respect to any New Loan, information or deliveries concerning such New Loan that Buyer shall request in addition to the Preliminary Due Diligence Package, including, without limitation, a credit approval memorandum representing the final terms of the underlying transaction, a loan-to-value ratio computation and a final debt service coverage ratio computation for such proposed New Loan and (ii) with respect to any Extended Loan, information or deliveries concerning such Extended Loan that Buyer shall request, including, without limitation, such information or documents as may be necessary for Buyer to recalculate the LTV of such Extended Loan and/or the debt service coverage ratio for such Extended Loan.

         "Survey" shall mean a certified ALTA/ACSM (or applicable state standards for the state in which a Mortgaged Property is located) survey of a Mortgaged Property prepared by a registered independent surveyor and in form and content reasonably satisfactory to Buyer and the company issuing the Title Policy for such Mortgaged Property.

         "Table Funded Purchased Loan" shall mean a Purchased Loan which is sold to Buyer simultaneously with the origination or acquisition thereof, which origination or acquisition is financed with the Purchase Price, pursuant to Seller's request, paid directly to a title company or other settlement agent, in each case, approved by Buyer, for disbursement in connection with such origination or acquisition. A Purchased Loan shall cease to be a Table Funded Purchased Loan after the Custodian has delivered a Trust Receipt to Buyer certifying its receipt of the Purchased Loan File therefor.

         "Tangible Net Worth" shall mean, as of any date of determination, (a) all amounts which would be included under capital (it being agreed that any convertible trust preferred securities and any unfunded commitments or capital which can be drawn will be included as capital) on the balance sheet of Seller at such date, determined in accordance with GAAP as of such date, less (b)(i) amounts owing to Seller from Affiliates and (ii) intangible assets of the Seller as of such date.

         "Telerate Page 3750" shall mean the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Title Policy" shall have the meaning specified in paragraph 2(d) of
Exhibit V.

         "Total Indebtedness" shall mean, as of any date of determination, the aggregate Indebtedness of Seller as of such date less the amount of any nonspecific balance sheet reserves maintained in accordance with GAAP as of such date.

         "Transaction" shall have the meaning specified in Section 1(a) of this Annex I.

         "Transaction Conditions Precedent" shall have the meaning specified in
Section 3(e) of this Annex I.

         "Transaction Costs" shall mean, with respect to any Purchased Loan, all actual out-of-pocket reasonable costs and expenses paid or incurred by Buyer and payable by Seller relating to the purchase of such Purchased Loan (including legal fees and other fees described in Section 20(b) of this Annex I). Transaction Costs shall not include costs incurred by Buyer for overhead and general administrative expenses.

         "Transaction Documents" shall mean, collectively, the Agreement (including this Annex I and any other annexes and schedules attached to the Agreement), the Blocked Account Agreement, the Custodial Agreement, the Servicing Agreement, all Transfer Documents, all Confirmations executed pursuant to this Annex I in connection with specific Transactions and all other documents executed in connection herewith and therewith.

         "Transfer Documents" shall mean, with respect to any Purchased Loan, all applicable documents described in Section 7(b) of this Annex I necessary to transfer all of Seller's right, title and interest in such Purchased Loan to Buyer in accordance with the terms of this Annex I.

         "Trust Receipt" shall mean a trust receipt issued by the Custodian, or the Bailee, as applicable, to Buyer confirming the Bailee's or the Custodian's, as applicable, possession of certain Purchased Loan Files which are the property of and held by the Bailee or the Custodian, as applicable, on behalf of Buyer (or any other holder of such trust receipt) in the form required under the Custodial Agreement or the Bailee Agreement.

         "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any security interest is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Annex I relating to such perfection or effect of perfection or non-perfection.

         "Underwriting Issues" shall mean, with respect to any Eligible Loan as to which Seller intends to request a Transaction, all material information that has come to Seller's attention that, based on the making of reasonable inquiries and the exercise of reasonable care and diligence under the circumstances, would, in the context of the totality of the Transaction in question, be considered a materially "negative" factor (either separately or in the aggregate with other information), (including, but not limited to, whether any of the Eligible Loans were repurchased from any warehouse loan facility or a repurchase transaction due to the breach of a representation and warranty or a material defect in loan documentation or closing deliveries (such as any absence of any material Purchased Loan Document(s)), to a reasonable institutional mortgage or mezzanine loan buyer in determining whether to originate or acquire the Eligible Loan in question.

3.       INITIATION; CONFIRMATION; TERMINATION; FEES

         The provisions of Paragraph 3 of the Agreement ("Initiation; Confirmation; Termination") are hereby deleted and replaced in their respective entireties by the following provisions of this Section 3:

         (a) Seller may, from time to time, prior to the Facility Termination Date, request that Buyer enter into a Transaction with respect to one or more New Loans. Seller shall initiate each request by submitting a Preliminary Due Diligence Package for Buyer's review and approval. Notwithstanding anything to the contrary herein, Buyer shall have no obligation to consider for purchase any proposed Transaction which has an aggregate Repurchase Price (excluding the Price Differential with respect to the Purchased Loans as of the date of determination) that when combined with all Purchased Loans which have not been repurchased by Seller exceeds the Facility Amount. Buyer shall have the right to review all New Loans proposed to be sold to Buyer in any Transaction and to conduct its own due diligence investigation of such New Loans as Buyer determines is reasonably necessary. Seller agrees to promptly reimburse Buyer for its Diligence Fees (subject to a cap of $35,000 per annum) upon request for payment or reimbursement thereof. Notwithstanding any provision to the contrary herein or any other Transaction Document, Buyer shall be entitled to make a determination, in its sole and absolute discretion, whether a New Loan qualifies as an Eligible Loan and whether to reject any or all of the New Loans proposed to be sold to Buyer by Seller. Buyer shall have no obligation to consider for purchase any New Loans proposed by Seller after the Facility Termination Date.

         (b) Upon Buyer's receipt of a complete Preliminary Due Diligence Package with respect to a proposed Transaction, Buyer shall have the right within two (2) Business Days, to request in a Supplemental Due Diligence List such additional Diligence Materials and deliveries that Buyer deems necessary to properly evaluate the New Loans. Upon Buyer's receipt of such additional Diligence Materials or Buyer's waiver thereof, Buyer shall within five (5) Business Days either (i) notify Seller of Buyer's intent to proceed with the Transaction and of its determination with respect to the Purchase Price and the Market Value for the related New Loans (such notice, a "Preliminary Approval") or (ii) deny, in Buyer's sole and absolute discretion, Seller's request for the applicable Transaction. Buyer's failure to respond to Seller within five (5) Business Days, as applicable, shall be deemed to be a denial of Seller's request to enter into the proposed Transaction, unless Buyer and Seller have agreed otherwise in writing.

         (c) Upon Seller's receipt of Buyer's Preliminary Approval with respect to a Transaction, Seller shall, if Seller desires to enter into such Transaction with respect to the related New Loans upon the terms set forth by Buyer in its Preliminary Approval, deliver the documents set forth below in this Section 3(c) with respect to each New Loan and related Eligible Property or Properties (to the extent not already delivered in the Preliminary Due Diligence Package) as a condition precedent to Buyer's Final Approval and issuance of a

Confirmation (as defined below), all in a manner reasonably satisfactory to Buyer and pursuant to documentation reasonably satisfactory to Buyer:

                  (i) Delivery of Purchased Loan Documents. Seller shall deliver to Buyer: (x) with respect to any New Loan that is a Pre-Existing Loan, copies of the Purchased Loan Documents, except for such Purchased Loan Documents that Seller expressly and specifically disclosed in Seller's Preliminary Due Diligence Package were not in Seller's possession; and
         (y) with respect to any New Loan that is an Originated Loan, drafts of the Purchased Loan Documents.

                  (ii) Environmental and Engineering. Buyer shall have received a "Phase 1" (and, if necessary, "Phase 2") environmental report, an asbestos survey, if applicable, and an engineering report, each in form reasonably satisfactory to Buyer, by an engineer and an environmental consultant, each as listed on Schedules 5 and 6, respectively, as such schedules may be amended from time to time by Seller or Buyer upon approval by Buyer in its reasonable discretion.

                  (iii) Appraisal. If obtained by Seller, Buyer shall have received either an Appraisal or a Draft Appraisal of the related Eligible Property or Properties. If Buyer receives only a Draft Appraisal prior to entering into a Transaction, Seller shall deliver an Appraisal on or before thirty (30) days after the Purchase Date.

                  (iv) Insurance. Buyer shall have received certificates or other evidence of insurance detailing insurance coverage in respect of the related Eligible Property or Properties of types (including but not limited to casualty, general liability and terrorism insurance coverage), in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Purchased Loan Documents and otherwise reasonably satisfactory to Buyer. Such certificates or other evidence shall indicate that Seller (or as to a New Loan that is a participation interest, the lead lender on the related whole loan in which Seller is a participant) will be named as an additional insured as its interest may appear and shall contain a loss payee endorsement in favor of such additional insured with respect to the policies required to be maintained under the Purchased Loan Documents.

                  (v) Survey. Buyer shall have received all surveys of the related Eligible Property or Properties that are in Seller's possession.

                  (vi) Lien Search Reports. Buyer or Buyer's counsel shall have received, as reasonably requested by Buyer, satisfactory reports of UCC, tax lien, judgment and litigation searches and any existing Title Policies relating to the New Loan, Eligible Property or Properties, Seller and related underlying obligor, such searches to be conducted in each location Buyer shall reasonably designate.

                  (vii) Opinions of Counsel. Buyer shall have received copies of all legal opinions with respect to the New Loan which shall be in form and substance reasonably satisfactory to Buyer.

                  (viii) Title Policy.

                         (a) With respect to any New Loan that is a Mortgage
                  Loan, Seller shall have delivered to Buyer (1) an unconditional commitment to issue a Title Policy or Policies in favor of Seller and Seller's successors and/or assigns with respect to Seller's interest in the related real property with an amount of insurance that shall be not less than the related Repurchase Price or such other amount as Buyer shall require in its reasonable discretion or (2) an endorsement or confirmatory letter from the existing title company to an existing Title Policy (in an amount not less than the related Repurchase Price or such other amount as Buyer shall require in its reasonable discretion) in favor of Seller and Seller's successors and/or assigns that adds such parties as an additional insured.

                         (b) With respect to any New Loan that is a First
                  Mortgage B-Note, Seller shall have delivered to Buyer a copy of an unconditional commitment to issue a Title Policy or endorse an existing Title Policy in favor of the lead lender to whom the related obligor issued the related Mortgage Note, in an amount not less than the amount of such Mortgage Note and, if the First Mortgage B-Note is evidenced by a separate promissory note rather than a participation certificate, in an amount not less than the amount of all Mortgage Notes secured by the Mortgage that secures the related promissory notes.

                         (c) With respect to a Mezzanine Loan, (i) Seller shall
                  have delivered to Buyer such evidence as Buyer on a case-by-case basis, in its sole discretion, shall require of the ownership of the real property underlying New Loan including, without limitation, (i) a copy of a Title Policy, issued by a title insurer and with such endorsements (including, without limitation, a "Mezzanine Lender's Endorsement", if obtained by Seller), in each case acceptable to Buyer in its sole discretion, showing that title is vested in the related obligor or in an entity in whom such obligor holds an equity interest and (ii) if obtained by Seller, Seller shall have delivered to Buyer an Eagle 9 UCC Title Policy which policy shall (x) provide an amount of insurance that shall be not less than the related Repurchase Price or such other amount as Buyer shall require in its sole discretion, (y) shall insure Seller's security interest in the equity interests pledged and (z) be assignable by its terms with a transfer of the Mezzanine Loan, as applicable.

                  (ix) Additional Real Estate Matters. To the extent obtained by Seller, Seller shall have delivered to Buyer such other real estate related certificates and documentation as may have been requested by Buyer, such as: (y) certificates of occupancy issued by the appropriate Governmental Authority and either letters certifying that the related Eligible Property or Properties is in compliance with all applicable zoning laws issued by the appropriate Governmental Authority or evidence that the related Title Policy includes a zoning endorsement and (z) abstracts of all leases in effect at the Mortgaged Property delivered in connection with the New Loan.

                  (x) First Mortgage B Notes. In the case of a First Mortgage B Note, in addition to the delivery of the items in clauses (vi), (vii) and (viii), Buyer shall have received all documentation specified in clauses (i) through (v) and (ix) as if the underlying Mortgage Loan were the direct collateral to the extent Seller possesses such documentation or has access to such documentation because it was provided to the related lead lender and made available to Seller and, to the extent applicable, all documents evidencing a participation interest, including, but not limited to, an original participation certificate, if applicable, and the related participation agreement and/or the related intercreditor agreement.

                  (xi) Other Documents. Buyer shall have received such other documents as Buyer or its counsel shall reasonably deem necessary.

         Within five (5) Business Days of Seller's delivery of the documents and materials contemplated in clauses (i) through (xi) above, Buyer shall either (A) if the Purchased Loan Documents with respect to the New Loan are not reasonably satisfactory in form and substance to Buyer, notify Seller that Buyer has not approved the New Loan or (B) notify Seller that Buyer agrees to purchase the New Loan, subject to satisfaction (or waiver by Buyer) of the Transaction Conditions Precedent (a "Final Approval") set forth in Section 3(e), below. Buyer's failure to respond to Seller within five (5) Business Days shall be deemed to be a denial of Seller's request that Buyer purchase the New Loan, unless Buyer and Seller have agreed otherwise in writing.

         (d) Buyer shall promptly deliver to Seller a written confirmation of any Final Approval in the form of Exhibit I attached hereto of each proposed Transaction (a "Confirmation"); provided, that unless otherwise agreed by Seller, Buyer shall deliver a separate Confirmation with respect to each New Loan which will be the subject of a Transaction. Such Confirmation shall describe the related New Loan and shall set forth (x) the name of the borrower with respect to the New Loan, (y) the loan agreement (including the date) or other document or instrument pursuant to which the related New Loan is made or governed, and (z) the initial or then outstanding principal amount of the related New Loan), shall identify Buyer and Seller, and shall set forth (i) the Purchase Date, (ii) the Purchase Price for such New Loan (which based on Buyer's diligence may be different than the Purchase Price set forth in the Preliminary Approval delivered to Seller), (iii) the Repurchase Date, (iv) the Pricing Rate applicable to such New Loan (including the Applicable Spread) and (v) any additional terms or conditions not inconsistent with the Agreement reasonably and in good faith requested by Buyer which do not have the effect of materially changing the terms and conditions of the Agreement. Each Confirmation shall be deemed incorporated herein by reference with the same effect as if set forth herein at length. With respect to any Transaction, the Pricing Rate shall be determined initially on the Pricing Rate Determination Date applicable to the first Pricing Rate Period for such Transaction, and shall be reset on each Reset Date for the next succeeding Pricing Rate Period for such Transaction. Buyer or its agent shall determine in accordance with the terms of the Agreement the Pricing Rate on each Pricing Rate Determination Date for the related Pricing Rate Period and notify Seller of such rate for such period on the Reset Date.

         (e) Provided each of the Transaction Conditions Precedent set forth in this Section 3(e) shall have been satisfied (or waived by Buyer), and subject to Seller's rights under Section 3(f), Buyer shall transfer the Purchase Price to Seller with respect to each New Loan for which it has issued a Confirmation on the Purchase Date specified in such Confirmation (provided Seller has not objected to such Confirmation within the time frame permitted under Section 3(f)), and the related Purchased Loan shall be concurrently transferred by Seller to Buyer or its nominee. For purposes of this
Section 3(e), the "Transaction Conditions Precedent" shall be satisfied with respect to any proposed Transaction if:

                  (1) No (x) monetary or material non-monetary Default or (y) Event of Default under the Agreement shall have occurred and be continuing as of the Purchase Date for such proposed Transaction;

                  (2) Seller's Fixed Charge Ratio shall be greater than or equal to 1.2 to 1 and Seller's Debt to Equity Ratio shall be less than or equal to 5:1 for the fiscal quarter most recently ended;

                  (3) The Seller shall have delivered to the Buyer an Officer's Certificate of the Seller certifying that (A) the representations and warranties made by Seller in any of the Transaction Documents are true and correct in all material respects as of the Purchase Date for such Transaction and unless waived by Buyer (except (i) such representations which by their terms speak as of a specified date and (ii) to the extent such representations and warranties have been previously qualified and such qualifications have been accepted by Buyer), (B) Seller is in compliance with all governmental licenses and authorizations, (C) Seller is qualified to do business, validly existing and, to the extent determinable, in good standing, in all required jurisdictions, (D) the facts set forth in the Diligence Materials related to the collateral for the Purchased Loan are, to the best knowledge of Seller after diligent inquiry, true and correct (or shall fully explain all adverse changes from the information previously supplied to Buyer), (E) there has been no change in the organizational and authority documents provided to Buyer pursuant to Section 7(d)(ii) of this Annex I since the date of the most recent certification thereof to Buyer, and (F) there has not occurred an event or circumstance that would have a Material Adverse Effect since the last Purchase Date. If requested by Buyer, Seller shall also deliver an Officer's Certificate covering such matters as Buyer may request with respect to matters relating to the Agreement or the other Transaction Documents;

                  (4) Buyer shall have (A) determined, in accordance with the applicable provisions of Section 3(a) of this Annex I that the New Loan proposed to be sold to Buyer by Seller in such Transaction is an Eligible Loan and (B) obtained internal credit approval for the inclusion of such New Loan as a Purchased Loan in a Transaction;

                  (5) The applicable Purchased Loan File described in Section 7(b) shall have been delivered to Custodian or Bailee and Buyer shall have received a Trust Receipt from Custodian or Bailee with respect to such Purchased Loan File;

                  (6) Seller shall have delivered to each Mortgagor or obligor under any Purchased Loan a direction letter in accordance with Section 5(a) of this Annex I unless such Mortgagor or obligor or related servicer or senior lender is already remitting payments to the Servicer whereupon Seller shall direct the Servicer to remit all such amounts into the Blocked Account in accordance with Section 5(a) of this Annex I and to service such payments in accordance with the Servicing Agreement and the provisions of this Annex I;

                  (7) Seller shall have paid to Buyer any unpaid Diligence Fees in respect of such Purchased Loan;

                  (8) No Purchased Loan shall be a Defaulted Loan;

                  (9) Buyer shall have received fully executed originals of all Transfer Documents and an opinion of counsel of Seller, in form and substance reasonably satisfactory to Buyer, covering the enforceability, authority, execution, delivery and perfection of the assignment of the Purchased Loan and all Transfer Documents, and such other matters as Buyer may reasonably require;

                  (10) No event shall have occurred or circumstance shall exist which has a Material Adverse Effect; and

                  (11) There shall not have occurred (i) a material change in financial markets, an outbreak or escalation of hostilities or a material change in national or international political, financial or economic conditions, (ii) a general suspension of trading on major stock exchanges or suspension of trading in Seller's stock and (iii) a disruption in or moratorium on commercial banking activities or securities settlement services.

         (f) Each Confirmation, together with the Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby unless objected to in writing by Seller no more than two (2) Business Days after the date such Confirmation is received by Seller. An objection sent by Seller with respect to any Confirmation must state specifically that the writing is an objection, must specify the provision(s) of such Confirmation being objected to by Seller, must set forth such provision(s) in the manner that Seller believes such provisions should be stated, and must be received by Buyer no more than two (2) Business Days after such Confirmation is received by Seller. Buyer, in its sole discretion, may issue another Confirmation addressing Seller's objections or may elect not to proceed with the proposed Transaction.

         (g) Seller shall be entitled to terminate a Transaction on demand, and repurchase the related Purchased Loan on any Business Day prior to the Repurchase Date (an "Early Repurchase Date"); provided, however, that:

                  (i) No Event of Default shall be continuing or would occur or result from such early repurchase,

                  (ii) Seller notifies Buyer in writing of its intent to terminate such Transaction and repurchase the related Purchased Loan no later than five (5) Business Days prior to the Early Repurchase Date, and

                  (iii) Seller shall pay to Buyer on the Early Repurchase Date, an amount equal to the sum of the Repurchase Price for such Transaction, all Costs and any other amounts payable by Seller and outstanding under the Agreement (including, without limitation,

         Section 3(m) of this Annex I) with respect to such Transaction against transfer to Seller or its agent of the related Purchased Loan.

         (h) On the Repurchase Date (or the Early Repurchase Date, as applicable), termination of the applicable Transactions will be effected by transfer to Seller or, if requested by Seller, its designee of the related Purchased Loans, and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 4(a) or Section 5) against the simultaneous transfer of the Repurchase Price, all Costs and any other amounts payable and outstanding under the Agreement (including without limitation, Sections 3(m), 3(n) and 3(o) of this Annex I, if any) to an account of Buyer.

         (i) So long as no Default or Event of Default has occurred and is then continuing, the Repurchase Price with respect to one or more Purchased Loans may be paid in part at any time upon two (2) Business Days prior written notice; provided, however, that any such payment shall be accompanied by an amount representing accrued Price Differential with respect to such Purchased Loan(s) on the amount of such payment and all other amounts then due under the Transaction Documents. Each partial payment of the Repurchase Price that is voluntary (as opposed to mandatory under the terms of the Agreement) shall be in an amount of not less than One Hundred Thousand Dollars ($100,000).

         (j) In lieu of repaying the Repurchase Price, in whole or in part, with respect to the Transactions when and as otherwise required or permitted by the Agreement, Seller may elect to deposit any such amount (the "Early Repurchase Deposit") with Buyer (the date of such deposit, the "Early Repurchase Deposit Funding Date") until such date as the application of the Early Repurchase Deposit towards the Repurchase Price would not cause Buyer to incur the costs described in Section 3(m) hereof (the "Early Repurchase Deposit Application Date"). The Early Repurchase Deposit shall be held in an interest-bearing account controlled by Buyer and, at Buyer's option, shall be accompanied by a payment (as estimated by Buyer) equal to the difference between the interest earned on the Early Repurchase Deposit and the Price Differential that will accrue on a portion of the relevant Transaction equal to the Early Repurchase Deposit during the period from the Early Repurchase Deposit Funding Date to the Early Repurchase Deposit Application Date.

         (k) If prior to the first day of any Pricing Rate Period with respect to any Transaction, (i) Buyer shall have reasonably determined (which determination shall be conclusive and binding upon Seller absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Pricing Rate Period, or (ii) the LIBO Rate determined or to be determined for such Pricing Rate Period will not adequately and fairly reflect the cost to Buyer (as reasonably determined by Buyer) of making or maintaining Transactions during such Pricing Rate Period, Buyer shall give telecopy or telephonic notice thereof to Seller as soon as practicable thereafter. If such notice is given, the Pricing Rate with respect to such Transaction for such Pricing Rate Period, and for any subsequent Pricing Rate Periods until such notice has been withdrawn by Buyer, shall be a per annum rate equal to the sum of (i) the Federal Funds Rate,
(ii) 0.25% and (iii) the Applicable Spread (the "Alternative Rate").

         (l) Notwithstanding any other provision herein, if after the date of the Agreement, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Buyer to effect LIBOR Transactions as contemplated by the Transaction Documents, (a) the commitment of Buyer hereunder to enter into new LIBOR Transactions and to continue LIBOR Transactions as such shall forthwith be canceled, and (b) the LIBOR Transactions then outstanding shall be converted automatically to Alternative Rate Transactions on the last day of the then current Pricing Rate Period or within such earlier period as may be required by law. If any such conversion of a LIBOR Transaction occurs on a day that is not the last day of the then current Pricing Rate Period with respect to such LIBOR Transaction, Seller shall pay to Buyer such amounts, if any, as may be required pursuant to
Section 3(n).

         (m) Upon demand by Buyer, Seller shall indemnify Buyer and hold Buyer harmless from any net loss or expense (not to include any lost profit or opportunity) (including, without limitation, reasonable attorneys' fees and disbursements) which Buyer actually sustains or incurs as a consequence of (i) default by Seller in terminating any Transaction after Seller has given a notice in accordance with Section 3(g) of a termination of a Transaction, (ii) any payment of all or any portion of the Repurchase Price, as the case may be, on any day other than a Remittance Date (including, without limitation, any such loss or expense arising from the reemployment of funds obtained by Buyer to maintain Transactions hereunder or from fees payable to terminate the deposits from which such funds were obtained, provided Seller shall not be obligated to reimburse Buyer for the incremental cost of reemploying funds or terminating deposits which arise solely as a result of Buyer depositing funds or employing funds at a rate calculated other than by reference to LIBOR (as defined herein)) or (iii) default by Seller in selling Eligible Loans after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Loans in accordance with the provisions of the Agreement. A certificate as to such costs, losses, damages and expenses, setting forth the calculations therefor shall be submitted promptly by Buyer to Seller and shall be conclusive and binding on Seller in the absence of manifest error.

         (n) If (A) the Transactions are characterized by a U.S. Federal, state or local taxing authority in a manner other than as described in Section 23 of this Annex I, or (B) after the date of the Agreement, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made subsequent to the date hereof:

                  (i) shall subject Buyer to any tax of any kind whatsoever with respect to the Transaction Documents, any Purchased Loan or any Transaction, or change the basis of taxation of payments to Buyer in respect thereof (except for changes in the rate of tax on Buyer's overall net income);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBO Rate hereunder; or

                  (iii) shall impose on Buyer any other condition due to the Agreement or the Transactions;

and the result of any of the foregoing is to increase the cost to Buyer of entering into, continuing or maintaining Transactions or to reduce any amount receivable under the Transaction Documents in respect thereof; then, in any such case, Seller shall pay Buyer, within ten (10) Business Days after written demand therefor is received by Seller, any additional amounts necessary to compensate Buyer for such increased cost payable or reduced amount receivable. If Buyer becomes aware that it is entitled to claim any additional amounts pursuant to this Section 3(o), it shall notify Seller in writing of the event by reason of which it has become so entitled. A certificate as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be conclusive and binding upon Seller in the absence of manifest error. This covenant shall survive the termination of the Agreement and the repurchase by Seller of any or all of the Purchased Loans.

         (o) If Buyer shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does have the effect of reducing the rate of return on Buyer's or such corporation's capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer's or such corporation's policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, within five (5) Business Days after submission by Buyer to Seller of a written request therefor, Seller shall pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction. A certificate as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be conclusive and binding upon Seller in the absence of manifest error. This covenant shall survive the termination of the Agreement and the repurchase by Seller of any or all of the Purchased Loans.

         (p) If any of the events described in Section 3(k), Section 3(l),
Section 3(n) or Section 3(o) result in Buyer's election to use the Alternative Rate or Buyer's request for additional amounts, then Seller shall have the option to notify Buyer in writing of its intent to terminate the Transactions and repurchase the Purchased Loans no later than one (1) Business Day after notice is given to Buyer in accordance with Section 3(g). The election by Seller to terminate the Transactions in accordance with this Section 3(p) shall not relieve Seller for liability with respect to any additional amounts or increased costs actually incurred by Buyer prior to the actual repurchase of the Purchased Loans.

         (q) The facility under the Agreement shall terminate on September 1, 2007; provided that Seller may make a written request not later than 45 days prior to such Facility Termination Date for extension of the term thereof for a period to be agreed by Buyer and Seller, which extension request shall be subject to Buyer's approval in its sole and absolute discretion.

Buyer's failure to respond to Seller's written request within 15 days of such request shall be deemed an automatic denial to Seller's request to extend the term of the facility hereunder.

         (r) From and after the Facility Termination Date, Buyer shall have no further obligation to purchase any New Loans. On the Facility Termination Date, Seller shall be obligated to repurchase all of the Purchased Loans and transfer payment of the aggregate Repurchase Price for each such Purchased Loan, together with the accrued and unpaid Price Differential and all Costs and other amounts due and payable to Buyer hereunder. Following the Facility Termination Date, Buyer shall not be obligated to transfer any Purchased Loans to Seller until payment in full to Buyer of all amounts due hereunder; provided, however, upon Seller's request, Buyer shall transfer to Seller the Purchased Loans with respect to which Buyer shall have received the full Repurchase Price and such other amounts payable to Buyer in respect of such Purchased Loans in accordance with the requirements of this Annex I, provided an Event of Default is not then continuing and the transfer of such Purchased Loans would not result in a Margin Deficit.

         (s) If, (i) on the date that is thirty (30) days prior to the one year anniversary of the Purchase Date of any Purchased Loan, the Seller has not exercised its right to terminate the related Transaction pursuant to Section 3(g) hereof and repurchase such Purchased Loan or (ii) under the terms of the CDO Indenture, the issuer thereunder is no longer permitted to purchase Collateral Interests or Substitute Collateral Interests (each as defined in the CDO Indenture), then the Buyer shall be entitled to undertake a due diligence investigation with respect to such Purchased Loan and to request additional Diligence Materials with respect to such Purchased Loan. Seller agrees to pay as and when billed by Buyer all of the Due Diligence Fees, testing and review costs and expenses incurred by Buyer in connection with the evaluation of any such Purchased Loan. In the event the Seller has not exercised its right to terminate a Transaction and repurchase a Purchased Loan on demand pursuant to Section 3(g) prior to the one year anniversary of the Purchase Date of such Purchased Loan (an "Extended Loan"), then from and after the one year anniversary of such Purchase Date until the Repurchase Date with respect to such Extended Loan, the Purchase Percentage and Applicable Spread with respect thereto shall be as set forth on Schedule 1B attached hereto (or as otherwise notified in writing by Buyer to Seller). Seller acknowledges and confirms that the redetermination of the Purchase Price by Buyer of an Extended Loan may result in a Margin Deficit. If a Margin Deficit shall result, Seller agrees that it shall comply with the provisions of Section 4(a) of this Annex I.

4.       MANDATORY PAYMENT OR DELIVERY OF ADDITIONAL ASSETS

         Paragraphs 4 (a) through (f) of the Agreement ("Margin Maintenance") shall be deleted in their entirety and replaced with the following provisions of this Section 4:

         (a) Buyer may determine and re-determine the Asset Base on any Business Day and on as many Business Days as it may elect. If at any such time the aggregate Repurchase Price of the Portfolio Loans is greater than the aggregate Asset Base as determined by Buyer in its sole discretion and notified to Seller on any Business Day (a "Margin Deficit"), then Seller shall, no later than one
(1) Business Day after receipt of such notice, either deliver to Buyer (A) cash (which shall be applied to reduce the Repurchase Price of each Purchased Loan pro rata) or (B) additional assets acceptable to Buyer in its sole and absolute discretion in such amounts that after giving effect to such delivery of cash or other assets, the aggregate Repurchase Price of the Portfolio Loans does not exceed the Asset Base as re-determined by Buyer after giving effect to the delivery of cash (or other assets) by Seller to Buyer pursuant to this Section 4(a).

         (b) If at any time a Purchased Loan becomes a Defaulted Loan, Buyer may, in its sole discretion and without regard to any determination of the Market Value of such Defaulted Loan, notify Seller that such Purchased Loan has become a Defaulted Loan and require that the related Repurchase Price be paid in whole or in part, in the sole discretion of Buyer. Not later than one (1) Business Day after the receipt of such notice, Seller shall prepay in whole or in part, as applicable, the related Repurchase Price of such Defaulted Loan. Buyer may, in its sole discretion, determine and re-determine the amount to be prepaid irrespective of whether or not any statement of fact contained in any Officer's Certificate delivered pursuant to Section 3(e)(3) or any representation of Seller set forth in Section 10(a)(xix) was true to Seller's actual knowledge.

         (c) If at any time the aggregate Repurchase Price of the Portfolio Loans is less than the aggregate Asset Base as determined by Buyer in its sole discretion and notified to Seller on any Business Day Seller requests such notification (a "Margin Excess"), then Seller may, upon providing written notice to Buyer by 3 p.m. on the Business Day prior to the date funds are requested, request that Buyer advance additional funds (not to exceed such Margin Excess) (a "Margin Excess Advance") to Seller in respect of the Purchased Loans. On the date set forth in such request, Buyer shall transfer cash to Seller in the amount of such Margin Excess Advance. Each Margin Excess Advance by Buyer to Seller shall increase the Repurchase Price of one or more Purchased Loans (such aggregate increase not to exceed such Margin Excess Advance) as Buyer shall determine in its sole discretion.

         (d) To the extent Seller has an obligation to advance additional funds under one or more Purchased Loans, provided a Margin Deficit does not then exist, Buyer agrees to transfer to Seller cash in an amount equal to the product of (i) the amount being advanced by Seller and (ii) the Purchase Percentage for the related Purchased Loan or such lesser amount determined by Buyer, such that after giving effect to the cash transfer, a Margin Deficit would not result. The transfer of cash under this Section 4(d) shall be accounted for as a Margin Excess Advance.

5.       INCOME PAYMENTS AND PRINCIPAL PAYMENTS

         Paragraph 5 of the Agreement ("Income Payments") is hereby deleted and replaced in its entirety by the following provisions of this Section 5:

         (a) On or before the date hereof, Seller and Buyer shall establish and maintain with the Depository Bank a deposit account owned by, in the name of and under the sole control of Buyer with respect to which the Blocked Account Agreement shall have been executed (such account, together with any replacement or successor thereof, the "Blocked Account"). Seller shall cause all Income with respect to the Purchased Loans or other assets (if cash) delivered under Section 4(a) to be deposited in the Blocked Account no later than the next Business Day following its collection and receipt thereof. Simultaneously with the transfer of any Purchased Loan under Section 3, Seller shall deliver to each Mortgagor or obligor (or the related collection account bank, as applicable), or the related lead lender or servicer under a Purchased Loan an irrevocable direction letter in the form attached as Exhibit VII to this Annex I instructing such Person to remit to the Blocked Account all amounts payable to Seller under the related Purchased Loan (unless such Mortgagor or obligor or related servicer or lender is already remitting payments to the Servicer, whereupon Seller shall direct Servicer to remit all such amounts into the Blocked Account and service such payments in accordance with the Servicing Agreement and the provisions hereof) and shall provide to Buyer written proof of such delivery. If a Mortgagor or obligor (or the related collection account bank) or the related lead lender or servicer under a Purchased Loan forwards any Income with respect to such Purchased Loan to Seller rather than directly to the Blocked Account, Seller shall (i) deliver an additional irrevocable direction letter to the applicable Person and make other commercially reasonable efforts to cause such Person to forward such amounts directly to the Blocked Account and
(ii) hold such amounts in trust for Buyer and immediately deposit in the Blocked Account any such amounts. All Income in respect of the Portfolio Loans, which may include payments in respect of associated Hedging Transactions entered into by an underlying obligor with respect to a Purchased Loan and pledged to Seller as collateral for a Purchased Loan, shall be deposited directly into, or, if applicable, remitted directly from the applicable underlying collection account to, the Blocked Account. So long as no Event of Default shall have occurred and be continuing, all Income on deposit in the Blocked Account in respect of the Portfolio Loans and the associated Hedging Transactions during each Collection Period shall be remitted to Seller on a daily basis. Upon the occurrence of an Event of Default, Buyer may terminate such remittances and amounts on deposit in the Blocked Account will be applied in accordance with Section 5(c).

         (b) Seller shall pay to Buyer on each Remittance Date, an amount equal to the aggregate Price Differential which has accrued and is outstanding in respect of the Transactions as of each such Remittance Date and shall pay to Servicer its Servicing Fees and any "Servicing Expenses", "Additional Servicing Compensation" and "Servicing Advances" (as such terms are defined in the Servicing Agreement) in accordance with the terms of the Servicing Agreement.

         If Seller shall receive a Principal Payment in respect of any Purchased Loan, not later than one (1) Business Day after receipt of such Principal Payment, Seller shall (subject to the provisions of Section 3(j)) pay the Repurchase Price in respect of such Purchased Loan in an amount equal to the greater of (i) the product of the amount of such Principal Payment multiplied by the Purchase Percentage applicable to the related Purchased Loan and (ii) such greater amount, such that after giving effect to such payment of the applicable Repurchase Price, the aggregate Repurchase Price of the Portfolio Loans does not exceed the Asset Base, as determined by Buyer after giving effect to such payment.

         (c) If an Event of Default shall have occurred and be continuing, all Income on deposit in the Blocked Account in respect of the Purchased Loans and the associated Hedging Transactions shall be applied on the Business Day next following the Business Day on which such funds are deposited in the Blocked Account as follows:

                  (i) first, to Servicer, any outstanding Servicing Fees, any termination fees which may be payable under the Servicing Agreement and servicing advances;

                  (ii) second, to Buyer, an amount equal to the Price Differential which has accrued and is outstanding in respect of the Transactions as of such Business Day;

                  (iii) third, to Buyer, all Costs and all other amounts payable by Seller and outstanding hereunder and under the other Transaction Documents;

                  (iv) fourth, to Buyer, an amount equal to the aggregate Repurchase Price of the Purchased Loans, until the aggregate Repurchase Price for all of the Purchased Loans has been reduced to zero; and

                  (v) fifth, to Seller, the remainder.

         (d) If at any time during the term of any Transaction any Income is distributed to Seller or Seller has otherwise received such Income and has made a payment in respect of such Income to Buyer pursuant to this Section 5, and for any reason (other than a breach by Buyer of the Purchased Loan Documents) such amount is required to be returned by Buyer to an obligor under such Purchased Loan (either before or after the Repurchase Date), Buyer may provide Seller with notice of such required return, and Seller shall pay the amount of such required return to Buyer by 11:00 a.m., New York time, on the Business Day following Seller's receipt of such notice.

         (e) Subject to the other provisions hereof, Seller shall be responsible for all Costs in respect of any Purchased Loans to the extent it would be so obligated if the Purchased Loans had not been sold to Buyer. Buyer shall provide Seller with notice of any Costs promptly upon receiving such notice, and Seller shall pay the amount of any Costs to Buyer by 11:00 a.m., New York time, on the later of (i) five (5) Business Days after Buyer has informed Seller that such amount is due under the Purchased Loan Documents and (ii) three (3) Business Days following Seller's receipt of such notice.

6.       SECURITY INTEREST

         Paragraph 6 of the Agreement ("Security Interest") is hereby deleted and replaced in its entirety by the following provisions of this Section 6:

         (a) Buyer and Seller intend that all Transactions hereunder be sales to Buyer of the Purchased Loans for all purposes (other than for U.S. Federal, state and local income or franchise tax purposes) and not loans from Buyer to Seller secured by the Purchased Loans. However, in the event any Transaction is deemed to be a loan, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under such Transaction and shall be deemed to have granted to Buyer a security interest in (i) the Blocked Account, (ii) all of the Purchased Loans, (iii) all Income from the Purchased Loans and (iv) all proceeds of all of the foregoing.

         (b) To the extent Buyer is deemed to have a security interest with respect to the Purchased Loans, and with respect to the security interests granted in subsection (c) of this Section 6, Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and any other applicable law. In furtherance of the foregoing, (i) Seller, at its sole cost and expense, shall cause to be filed as a protective filing with respect to the Purchased Loans and as a UCC filing with respect to the security interests granted in subsection (c)) of this Section 6 (i) a UCC financing statement in the form of Schedule 7-A attached hereto (to be filed in the filing office indicated therein), (ii) amendments to such UCC financing statement in the form of Schedule 7-B attached hereto and having attached to each such UCC financing statement amendment a description of the Purchased Loans which identifies the Purchased Loans by setting forth (a) the name of the borrower with respect to each Purchased Loan, (b) the loan agreement (including the date) or other document, agreement or instrument pursuant to which each Purchased Loan was made or is governed, and (c) the initial or then outstanding principal amount of each Purchased Loan, and (iii) such other UCC filings, in such locations as may be necessary to perfect and maintain perfection and priority of the outright transfer and the security interest granted hereby (including under Section 22 of this Annex I) and, in each case, continuation statements and any amendments thereto (collectively, the "Filings"), and shall forward copies of such Filings to Buyer upon completion thereof, and (b) Seller shall from time to time, at its own expense, deliver and cause to be duly filed all such further filings, instruments and documents and take all such further actions as may be necessary or desirable or as may be requested by Buyer with respect to the perfection and priority of the outright transfer of the Purchased Loans and the security interest deemed granted hereunder and in the Purchased Loans and the rights and remedies of the Buyer with respect to the Purchased Loans (including under Section 22 of this Annex I) (including the payments of any fees and taxes required in connection with the execution and delivery of the Agreement).

         (c) Seller hereby pledges to Buyer, as security for the performance by Seller of its obligations under all Transactions, all Hedging Transactions relating to Purchased Loans entered into by Seller and all proceeds thereof. Seller shall take all action as is necessary or desirable to obtain consent to assignment of any such Hedging Transaction to Buyer and shall cause the counterparty under each such Hedging Transaction to enter into such document or instrument satisfactory to Buyer, Seller and such counterparty, pursuant to which such counterparty will covenant and agree to accept notice from Buyer to redirect payments under such Hedging Transaction as Buyer may direct. So long as no Event of Default shall be continuing, Buyer agrees that it will not redirect payments under any Hedging Transaction pledged to Buyer pursuant to the terms of this Section 6(c).

7.       PAYMENT, TRANSFER AND CUSTODY

         Paragraph 7 of the Agreement ("Payment and Transfer") is hereby deleted and replaced in its entirety by the following provisions of this Section 7:

         (a) Subject to the terms and conditions of the Agreement, on the Purchase Date for each Transaction, ownership of the Purchased Loans and all rights thereunder shall be transferred to Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price to an account of Seller specified in the Confirmation relating to such Transaction. On the Purchase Date for the first Transaction, Buyer will provide Seller with a power of attorney, substantially in the form attached as Exhibit IV-2 hereto, in recordable form, allowing Seller to administer, operate and service such Purchased Loans. Provided no Event of Default shall have occurred and be continuing, the power of attorney shall be binding upon Buyer and Buyer's successors and assigns.

         (b) With respect to each Table Funded Purchased Loan, Seller shall cause the Bailee to deliver to the Custodian (with a copy to Buyer) by no later than 1:00 p.m. (New York time), on the Purchase Date, by facsimile the related promissory note (or the participation certificate, as applicable), the Insured Closing Letter and Escrow Instructions, if any, the Bailee Agreement and a Trust Receipt issued by the Bailee thereunder on or before the related Purchase Date. In connection with the sale of each Purchased Loan, not later than 1:00 p.m., two (2) Business Days prior to the related Purchase Date (or on the related Purchase Date, as may be agreed by Buyer and Seller on a case by case basis) (or with respect to a Table Funded Purchased Loan not later than 1:00 p.m. (New York time) on the third Business Day following the applicable Purchase Date), Seller shall deliver or cause Bailee to deliver (with a copy to Buyer) and release to the Custodian (together with the Custodial Delivery Certificate in the form attached hereto as Exhibit III), and shall cause the Custodian to deliver a Trust Receipt on the Purchase Date (or in the case of a Table Funded Purchased Loan, not later than two (2) Business Days following the receipt by the Custodian) confirming the receipt of the following original documents (collectively, the "Purchased Loan File"), pertaining to each of the Purchased Loans identified in the Custodial Delivery Certificate delivered therewith:

                  (i) With respect to each Purchased Loan that is a Mortgage Loan (including a First Mortgage B Note), the following documents, as applicable:

                      (A) The original Mortgage Note bearing all intervening
             endorsements, endorsed "Pay to the order of _________ without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized Person (in the event that the Purchased Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Purchased Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: "[Last Endorsee], formerly known as [previous name]") or a lost note affidavit in a form reasonably approved by Buyer, with a copy of the applicable Mortgage Note attached thereto.

                      (B) The original or a copy of the loan agreement and the
             guarantee, if any, executed in connection with the Purchased Loan.

                      (C) The original Mortgage with evidence of recording
             thereon, or a copy thereof together with an officer's certificate of Seller certifying that such represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                      (D) The originals of all assumption, modification,
             consolidation or extension agreements with evidence of recording thereon, or copies thereof together with an officer's certificate of Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                      (E) The original Assignment of Mortgage to Buyer for each
             Purchased Loan, in form and substance acceptable for recording and signed in the name of the Last Endorsee (in the event that the Purchased Loan was acquired by the Last

             Endorsee in a merger, the signature must be in the following form:
             "[Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Purchased Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[Last Endorsee], formerly known as [previous name]").

                      (F) The originals of all intervening assignments of
             mortgage with evidence of recording thereon, or copies thereof together with an officer's certificate of Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                      (G) The original Title Policy, or if the original Title
             Policy has not been issued, the original irrevocable marked commitment to issue the same.

                      (H) The original of any security agreement, chattel
             mortgage or equivalent document executed in connection with the Purchased Loan.

                      (I) The original Assignment of Leases, if any, with
             evidence of recording thereon, or a copy thereof together with an officer's certificate of Seller, certifying that such copy represents a true and correct copy of the original that has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                      (J) The originals of all intervening assignments of
             assignment of leases and rents, if any, or copies thereof, with evidence of recording thereon, or copies thereof together with an officer's certificate of Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                      (K) A copy of the UCC financing statements, certified as
             true and correct by Seller, and all necessary UCC continuation statements with evidence of filing thereon or copies thereof certified by Seller to have been sent for filing, and UCC assignments to Buyer, which UCC assignments shall be in form and substance acceptable for filing in the applicable jurisdictions.

                      (L) The original environmental indemnity agreement or
             similar guaranty or indemnity, whether stand-alone or incorporated into the applicable loan documents (if any).

                      (M) The original omnibus assignment to Buyer or such other documents necessary and sufficient to transfer to Buyer all of Seller's right, title and interest in and to the Purchased Loan (if any).

                      (N) A disbursement letter from the Mortgagor to the
             original mortgagee or other evidence that the Purchased Loan has been fully disbursed (if applicable).

                      (O) Mortgagor's certificate or title affidavit (if any).

                      (P) A survey of the Mortgaged Property (if any) as
             accepted by the title company for issuance of the Title Policy.

                      (Q) The original of any participation agreement,
             intercreditor agreement and/or servicing agreement executed in connection with such Purchased Loan.

                      (R) A copy of all servicing agreements and Servicing
             Records related to such Purchased Loan, which Seller shall deliver to Servicer (with a copy to Buyer).

                      (S) A copy of the Mortgagor's opinions of counsel.

                      (T) An assignment of any management agreements, permits,
             contracts and other material agreements (if any).

                      (U) Reports of UCC, tax lien, judgment and litigation
             searches as requested by Buyer, conducted by search firms reasonably acceptable to Buyer with respect to the Purchased Loan, Seller and the related underlying obligor, such searches to be conducted in each location Buyer shall reasonably designate and such reports reasonably satisfactory to Buyer.

                      (V) If the Mortgagor is an Affiliate of Seller, pledge
             agreement and any UCC financing statements, executed by the owner(s) of all the equity interests of the Mortgagor as debtor in favor of Seller as secured party (which pledge agreement and UCC financing statements shall be assigned by Seller to Buyer), covering all equity interests in the Mortgagor, if not previously delivered to Buyer, together with any related original certificates of equity ownership and blank assignments thereof, all to give Buyer a security interest in such equity as additional collateral for Seller's obligations.

                      (W) The original or a copy of the intercreditor or loan
             coordination agreement (if any) executed in connection with the Purchased Loan to the extent the subject borrower, or an affiliate thereof, has encumbered its assets with senior, junior or similar financing, whether mortgage financing or mezzanine loan financing.

                      (X) Copies of all documents relating to the formation and
             organization of the related obligor under such Purchased Loan, together with all consents and resolutions delivered in connection with such obligor's obtaining such Purchased Loan.

                      (Y) All other material documents and instruments
             evidencing, guaranteeing, insuring or otherwise constituting or modifying or otherwise affecting such Purchased Loan, or otherwise executed or delivered in connection with, or otherwise relating to, such Purchased Loan, including all documents establishing or implementing any lockbox pursuant to which Seller is entitled to receive any payments from cash flow of the underlying real property.

                      (Z) Evidence that the Purchased Loan has been fully
             disbursed (if applicable).

         If Seller cannot deliver, or cause to be delivered, any of the documents and/or instruments required above to be delivered as originals, Seller shall deliver a photocopy thereof and, unless waived by Buyer, an Officer's Certificate of Seller certifying that such copy represents a true and correct copy of the original. Seller shall then, in the event that Seller has a legitimate and reasonable opportunity to obtain the original documents in question if the document in question exists in original form (1) use reasonable efforts to obtain and deliver the original document within 180 days after the related Purchase Date (or such longer period after the related Purchase Date as Buyer may consent to, which consent shall not be unreasonably withheld so long as Seller is, as certified in writing to Buyer no less often than monthly, in good faith attempting to obtain the original) and (2) after the expiration of such reasonable efforts period, deliver to Buyer a certification that states, despite Seller's reasonable efforts, Seller was unable to obtain such original document.

         (ii) With respect to each Purchased Loan which is a Mezzanine Loan secured by a pledge of the equity ownership interests in an entity that owns Eligible Property, the following, as applicable:

                      (A) The original Mezzanine Note signed in connection with
             the Purchased Loan bearing all intervening endorsements, endorsed "Pay to the order of __________ without recourse" and signed in the name of the Last Endorsee by an authorized Person (in the event that the Mezzanine Note was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Purchased Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: "[Last Endorsee], formerly known as [previous name]") or a lost note affidavit in a form reasonably approved by Buyer with a copy of the applicable Mezzanine Note attached thereto.

                      (B) The original or a copy of the loan agreement and the
             guarantee, if any, executed in connection with the Purchased Loan.

                      (C) The original or a copy of the intercreditor or loan
             coordination agreement executed in connection with the Purchased Loan to the extent the subject borrower, or an affiliate thereof, has encumbered its assets with senior, junior or similar financing, whether mortgage financing or mezzanine loan financing.

                      (D) The original security agreement executed in connection with the Purchased Loan.

                      (E) Copies of all documents relating to the formation and
             organization of the borrower under such Purchased Loan, together with all consents and resolutions delivered in connection with such borrower's obtaining the Purchased Loan.

                      (F) All other material documents and instruments
             evidencing, guaranteeing, insuring or otherwise constituting or modifying or otherwise affecting such Purchased Loan, or otherwise executed or delivered in connection with, or otherwise relating to, such Purchased Loan, including all documents establishing or implementing any lockbox pursuant to which Seller is entitled to receive any payments from cash flow of the underlying real property.

                      (G) An omnibus assignment to Buyer or other documents
             necessary and sufficient to transfer to Buyer all of Seller's right, title and interest in and to the Purchased Loan.

                      (H) The original of any participation agreement executed
             in connection with such Purchased Loan.

                      (I) A copy of all servicing agreements and Servicing
             Records related to such Purchased Loan, which Seller shall deliver to Servicer (with a copy to Buyer).

                      (J) A copy of the borrower's opinions of counsel.

                      (K) A copy of the UCC financing statements, certified as
             true and correct by Seller, and all necessary UCC continuation statements with evidence of filing thereon or copies thereof certified by Seller to have been sent for filing, and UCC assignments to Buyer, which UCC assignments shall be in form and substance acceptable for filing in the applicable jurisdictions.

                      (L) The original certificates representing the pledged
             equity interests to the extent such interests are in certificated form.

                      (M) Stock or similar powers relating to each pledged
             equity interest, executed in blank, if such equity interests are in certificated form.

                      (N) Assignment of any management agreements, agreements
             among equity interest holders or other material contracts.

                      (O) If the pledged equity interests are not certificated,
             evidence (which may be an Officer's Certificate confirming such circumstances or in the form of an executed instruction to register such pledge by the mezzanine borrower and acknowledgment by the entity in which such pledged equity interests are held) that the pledged equity interests have been transferred to, or otherwise made subject to a first priority security interest in favor of, Seller.

                      (P) Copies of all material documents evidencing or
             securing the related mortgage loan and any other documents affecting the related mortgaged property to the extent in possession of Seller.

                      (Q) If the mezzanine borrower is an Affiliate of Seller, a pledge agreement and any UCC financing statements, executed by the owner(s) of all the equity interests of the mezzanine borrower as debtor in favor of Seller as secured party (which pledge agreement and UCC financing statements shall be transferred by Seller to Buyer), covering all equity interests in the mezzanine borrower, if not previously delivered to Buyer, together with any related original certificates of equity ownership and blank assignments thereof, all to give Buyer a security interest in such equity as additional collateral for Seller's obligations.

                      (R) Evidence that the Purchased Loan has been fully
             disbursed (if applicable).

                  In connection with the transfer of any Purchased Loan, if Seller cannot deliver, or cause to be delivered, any of the documents and/or instruments referred to above, required to be delivered as originals, Seller shall deliver a photocopy thereof and, unless waived by Buyer, an Officer's Certificate of Seller certifying that such copy represents a true and correct copy of the original. Seller shall then, in the event that Seller has a legitimate and reasonable opportunity to obtain the original documents in question if the document in question exists in original form (1) use reasonable efforts to obtain and deliver the original document within 180 days after the related Purchase Date (or such longer period after the related Purchase Date as Buyer may consent to, which consent shall not be unreasonably withheld so long as Seller is, as certified in writing to Buyer no less often than monthly, in good faith attempting to obtain the original) and (2) after the expiration of such reasonable efforts period, deliver to Buyer a certification that states, despite Seller's reasonable efforts, Seller was unable to obtain such original document.

         (c) From time to time, Seller shall forward to the Custodian additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Loan approved in accordance with the terms of the Agreement, and upon receipt of any such other documents, the Custodian shall hold such other documents on behalf of Buyer and as Buyer shall request from time to time. With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to Seller in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, Seller shall deliver to Buyer a true copy thereof with an officer's certificate certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. Seller shall deliver such original documents to the Custodian promptly when they are received. With respect to all of the Purchased Loans delivered by Seller to Buyer or its designee (including the Custodian), Seller shall execute an omnibus power of attorney substantially in the form of Exhibit IV-1 attached hereto irrevocably appointing Buyer its attorney-in-fact with full power to (i) complete and record any Assignment of Mortgage, (ii) complete the endorsement of any Mortgage Note or Mezzanine Note and (iii) take such other steps as may be necessary or desirable to enforce Buyer's rights against any Purchased Loans and the related Purchased Loan Files and the Servicing Records. Buyer shall deposit the Purchased Loan Files representing the Purchased Loans, or cause the Purchased Loan Files to be deposited directly, with the Custodian to be held by the Custodian on behalf of Buyer. The Purchased Loan Files shall be maintained in accordance with the Custodial Agreement. Any Purchased Loan Files not delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Loan File and the originals of the Purchased Loan File not delivered to Buyer or its designee. The possession of the Purchased Loan File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Loan, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the transfer, subject to the terms and conditions of the Agreement, of the related Purchased Loan to Buyer. Seller or its designee (including the Custodian) shall release its custody of the Purchased Loan File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Loans or is in connection with a repurchase of any Purchased Loan by Seller or is pursuant to the order of a court of competent jurisdiction.

         (d) In addition to any documents or instruments that are required to be delivered by Seller to Buyer hereunder in connection with the transfer of Purchased Loans by Seller to Buyer, on the date of the Agreement, Buyer shall have received all of the following items and documents, each of which shall be satisfactory to Buyer in form and substance:

             (i)     Transaction Documents.

                     (A) The Agreement (including this Annex I), duly executed
             and delivered by Seller and Buyer;

                     (B) The Custodial Agreement, duly executed and delivered by
             Seller, Buyer and Custodian;

                     (C) The Blocked Account Agreement, duly executed and
             delivered by Seller, Buyer and Depository Bank; and

                     (D) The Servicing Agreement, duly executed and delivered by
             Seller, Buyer and Servicer.

             (ii) Organizational Documents. Certified copies of the Seller's organizational documents and resolutions or other documents evidencing the authority of Seller with respect to the execution, delivery and performance of the Transaction Documents to which it is a party and each other document to be delivered by Seller from time to time in connection with the Transaction Documents (and Buyer may conclusively rely on such certifications until it receives notice in writing from Seller to the contrary);

             (iii) Legal Opinion. An opinion of counsel to the Seller as to the enforceability of the Transaction Documents to which it is a party; and

             (iv) Other Documents. Such other documents as Buyer may reasonably request.

8.       CERTAIN RIGHTS OF BUYER WITH RESPECT TO THE PURCHASED LOANS

         Paragraph 8 of the Agreement ("Segregation of Purchased Securities") is hereby deleted and replaced in its entirety by the following provisions of this
Section 8:

         (a) Subject to the terms and conditions of the Agreement, title to all Purchased Loans shall pass to Buyer on the applicable Purchase Date, and Buyer shall have free and unrestricted use of its interest in the Purchased Loans in accordance with the terms and conditions of the Purchased Loans. Nothing in the Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase transactions with the Purchased Loans with Persons in conformity with the terms and conditions of the Purchased Loans or otherwise selling, transferring, pledging, repledging, hypothecating, or rehypothecating all or a portion of its interest in the Purchased Loans to Persons in conformity with the terms and conditions to the Purchased Loans, but no such transaction shall relieve Buyer of its obligations to transfer the Purchased Loans to Seller pursuant to Section 3 of this Annex I or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 5 of this Annex I or otherwise affect the rights, obligations and remedies of any party to the Agreement. Any such repurchase transaction and any pledge, repledge, hypothecation or rehypothecation in connection with a Financing Transaction may be to any Person other than a Disqualified Transferee; provided that Buyer, other than in connection with a Financing Transaction, may assign or participate its rights' under the Transaction Documents or any Transaction only in accordance with Section 17 of this Annex I, unless an Event of Default shall have occurred and be continuing or the prior written consent of Seller has been obtained by Buyer.

         (b) Subject to the terms and conditions of the Agreement, any documents delivered to the Custodian pursuant to Section 7(b) and 7(c) of this Annex I shall only be released in accordance with the terms and conditions of the Custodial Agreement.

9.       SUBSTITUTION

         Paragraph 9 of the Agreement ("Substitution") is hereby deleted and replaced in its entirety by the following provisions of this Section 9:

         (a) In the case of any Transaction for which the Repurchase Date is other than the Business Day immediately following the Purchase Date, Seller shall have the right, subject to the proviso to this sentence, upon notice to Buyer, which notice shall be given at or prior to 10:00 a.m. (New York time) on such Business Day, to substitute substantially the same Eligible Loans for any Purchased Loans, provided, however, that Buyer may elect, by the close of business on the Business Day notice is received, or by the close of the next Business Day if notice is given after 10:00 a.m. (New York time) on such day, not to accept such substitution in its sole and absolute discretion. In the event such substitution is accepted by Buyer, such substitution shall be made by Seller's transfer to Buyer of such other Eligible Loans and Buyer's transfer to Seller of such Purchased Loans, and after substitution, the substituted Eligible Loans shall be deemed to be Purchased Loans subject to the terms of the Agreement (including but not limited to the margin provisions of Section 4 of this Annex I). Each such substitution shall be deemed to be a representation and warranty by Seller that each substitute loan is an Eligible Loan and that after giving effect to such substitution, the aggregate Repurchase Price of the Portfolio Loans shall not exceed the aggregate Asset Base. In the event Buyer elects not to accept such substitution, Buyer shall offer Seller the right to terminate the Transaction.

         (b) In the event Seller exercises its right to substitute or terminate under sub-paragraph (a), Seller shall be obligated to pay to Buyer, by the close of the Business Day of such substitution or termination, as the case may be, an amount equal to (A) Buyer's actual out-of-pocket cost (including all fees (including reasonable attorneys fees), expenses and commissions) of (i) entering into replacement transactions; (ii) entering into or terminating hedge transactions; and/or (iii) terminating transactions or substituting mortgage loans in like transactions with third parties in connection with or as a result of such substitution or termination, and (B) to the extent Buyer determines not to enter replacement transactions, the loss incurred by Buyer directly arising or resulting from such substitution or termination. The foregoing amounts shall be solely determined and calculated by Buyer in good faith.

10.      REPRESENTATIONS

         Paragraph 10 of the Agreement ("Representations") is hereby supplemented by the following:

         (a) Seller represents and warrants to Buyer that as of the Purchase Date for the purchase of any Purchased Loan by Buyer from Seller and any Transaction thereunder and as of the date of the Agreement and at all times while the Agreement and any Transaction thereunder is in full force and effect:

             (i) Organization. Seller is duly organized, validly existing and in good standing under the laws and regulations of the state of Seller's organization and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of Seller's business, except where lack of such licenses or qualifications would not be reasonably likely to result in a Material Adverse Effect. Seller has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under the Agreement and the other Transaction Documents.

             (ii) Due Execution; Enforceability. The Transaction Documents have been duly executed and delivered by Seller, for good and valuable consideration. The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors' rights generally and to equitable principles.

             (iii) Non-Contravention; Consents. Neither the execution and delivery of the Transaction Documents, nor consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will (x) conflict with or result in a breach or violation of any of the terms, conditions or provisions of any judgment or order, writ, injunction, decree or demand of any court applicable to Seller, or (y) result in the creation or imposition of any lien or any other encumbrance upon any of the assets of Seller, other than pursuant to the Transaction Documents. Seller has all necessary licenses, permits and other consents from Governmental Authorities necessary to acquire, own and sell the Portfolio Loans and for the performance of its obligations under the Transaction Documents except where the failure to have any such license, permit or consent would not be reasonably likely to result in a Material Adverse Effect.

             (iv) Litigation; Requirements of Law. There is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Seller, threatened against Seller, or any of its assets which may result in any Material Adverse Effect, or which may have an adverse effect on the validity of the Transaction Documents or any action taken or to be taken in connection with the obligations of Seller under any of the Transaction Documents. Seller is in compliance in all material respects with all Requirements of Law. Seller is not in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

             (v) No Broker. Seller has not dealt with any broker, investment banker, agent or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of the Purchased Loans pursuant to any Transaction Documents.

             (vi) Good Title to Purchased Loans. Immediately prior to the purchase of any Purchased Loans by Buyer from Seller, such Purchased Loans are free and clear of any lien, security interest, claim, option, charge, encumbrance or impediment to transfer (including any "adverse claim" as defined in Section 8-102(a)(1) of the UCC), and are not subject to any rights of setoff, any prior sale, transfer, assignment, or participation by Seller or any agreement by Seller to assign, convey, transfer or participate, in whole or in part, and Seller is the sole legal record and beneficial owner of and owns and has the right to sell and transfer such Purchased Loans to Buyer and, upon transfer of such Purchased Loans to Buyer, Buyer shall be the owner of such Purchased Loans (other than for U.S. Federal, state and local income and franchise tax purposes) free of any adverse claim, subject to Seller's rights pursuant to the Agreement. In the event the related Transaction is recharacterized as a secured financing of the Purchased Loans and with respect to the security interests granted in Sections 6(a) and 6(c), the provisions of the Agreement are effective to create in favor of Buyer a valid security interest in all rights, title and interest of Seller in, to and under the Purchased Loans and the collateral specified in Sections 6(a) and 6(c), Buyer shall have a valid, perfected and enforceable first priority security interest in the Purchased Loans and such other collateral, subject to no lien or rights of others other than as granted herein.

             (vii) No Default. No Default or Event of Default exists under or with respect to the Transaction Documents.

             (viii) Representations and Warranties Regarding Purchased Loans; Delivery of Purchased Loan File. Seller represents and warrants to Buyer that each Purchased Loan sold hereunder and each pool of Purchased Loans sold in a Transaction hereunder, as of the applicable Purchase Date for the Transaction in question (y) conforms to the applicable representations and warranties set forth in Exhibit V attached hereto and (z) meets the criteria set forth in Exhibit IX attached hereto, except as have been disclosed to Buyer in writing prior to Buyer's issuance of a Confirmation with respect to the related Purchased Loan. It is understood and agreed that the representations and warranties set forth in Exhibit V hereto, if any, shall survive delivery of the respective Purchased Loan File to Buyer or its designee (including the Custodian). With respect to each Purchased Loan, the Mortgage Note or Mezzanine Note, the Mortgage (if any), the Assignment of Mortgage (if any) and any other documents required to be delivered under the Agreement and the Custodial Agreement for such Purchased Loan have been delivered (or with respect to Table Funded Loans shall be delivered in accordance with Section 7(b)) to Buyer or the Custodian on its behalf or such requirement will have been expressly waived in writing by Buyer. Seller or its designee is in possession of a complete, true and accurate Purchased Loan File with respect to each Purchased Loan, except for such documents the originals of which have been delivered to the Custodian.

             (ix) Adequate Capitalization; No Fraudulent Transfer. Seller has, as of such Purchase Date, adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due. Seller has not become, or is presently, financially insolvent nor will Seller be made insolvent by virtue of Seller's execution of or performance under any of the Transaction Documents within the meaning of the bankruptcy laws or the insolvency laws of any jurisdiction. Seller has not entered into any Transaction Document or any Transaction pursuant thereto in contemplation of insolvency or with intent to hinder, delay or defraud any creditor. Seller has not received any written notice that any payment or other transfer made to or on account of Seller from or on account of any Mortgagor or any other person obligated under any Purchased Loan Documents is or may be void or voidable as an actual or constructive fraudulent transfer or as a preferential transfer.

             (x) Organizational Documents. Seller has delivered to Buyer certified copies of its organizational documents, together with all amendments thereto.

             (xi) No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with the Purchased Loans and (ii) no agreements on the part of Seller to issue, sell or distribute the Purchased Loan.

             (xii) Federal Regulations. Seller is not (A) an "investment company," or a company "controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended, or (B) a "holding company," or a "subsidiary company of a holding company," or an "affiliate" of either a "holding company" or a "subsidiary company of a holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

             (xiii) Taxes. Seller has filed or caused to be filed all tax returns which would be delinquent if they had not been filed on or before the date hereof and has paid all taxes due and payable on or before the date hereof and all other taxes, fees or other charges imposed on it and any of its assets by any Governmental Authority; no tax liens have been filed against any of Seller's assets and, to Seller's knowledge, no claims are being asserted with respect to any such taxes, fees or other charges.

             (xiv) ERISA. Neither Seller nor any ERISA Affiliate (a) sponsors or maintains any Plans or (b) makes any contributions to or has any liabilities or obligations (direct or contingent) with respect to any Plans. Seller does not, and would not be deemed to, hold Plan Assets and the consummation of the transactions contemplated by the Agreement will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under any other federal, state or local laws, rules or regulations.

             (xv) Judgments/Bankruptcy. Except as disclosed in writing to Buyer, there are no judgments against Seller or unsatisfied of record or docketed in any court located in the United States of America and no Act of Insolvency has ever occurred with respect to Seller.

             (xvi) Full and Accurate Disclosure. No information contained in the Transaction Documents, or any written statement furnished by or on behalf of Seller pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made when such statements and omissions are considered in the totality of the circumstances in question.

             (xvii) Financial Information. All financial data concerning Seller and to Seller's knowledge after due inquiry, the Purchased Loans that has been delivered by or on behalf of Seller to Buyer is true, complete and correct in all material respects and has been prepared in accordance with GAAP. Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the financial position of Seller or the Purchased Loans, or in the results of operations of Seller, which change is reasonably likely to have in a Material Adverse Effect on Seller.

             (xviii) Jurisdiction of Organization. The Seller's jurisdiction of organization is the State of Maryland.

             (xix) Regulation T, U and X. Neither the entering into nor consummation of any Transaction hereunder, nor the use of the proceeds thereof, will violate any provisions of Regulation T, U or X. If requested by Buyer, Seller, any applicable Affiliate of Seller and the recipient of any portion of the proceeds of, or any portion of, any Transaction shall furnish to Buyer a statement on Federal Reserve Form G-3 referred to in Regulation U.

             (xx) Seller has delivered to Buyer a true, complete and correct copy of the CDO Indenture.

         (b) On the Purchase Date for any Transaction, Seller shall be deemed to have made all of the representations set forth in Paragraph 10 of the Agreement and Section 10(a) of this Annex I as of such Purchase Date.

11.      NEGATIVE COVENANTS OF SELLER

         On and as of the date hereof and each Purchase Date and until the Agreement is no longer in force with respect to any Transaction, Seller shall not without the prior written consent of Buyer:

         (a) subject to Seller's right to repurchase, take any action which would directly or indirectly impair or adversely affect Buyer's title to the Purchased Loans;

         (b) transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Purchased Loans (or any of them) to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to the Purchased Loans (or any of them) with any Person other than Buyer, except where the Purchased Loans in question are simultaneously repurchased from Buyer;

         (c) create, incur or permit to exist any lien, encumbrance or security interest in or on the Purchased Loans, except as described in Section 6 of this Annex I;

         (d) create, incur or permit to exist any lien, encumbrance or security interest in or on any of the other collateral subject to the security interest granted by Seller pursuant to Section 6 of this Annex I;

         (e) create, incur or permit any lien, security interest, charges, or encumbrances with respect to any Hedging Transaction for the benefit of any Person other than Buyer;

         (f) materially modify or terminate any of the organizational documents of Seller;

         (g) consent or assent to a Significant Modification or any extension or termination of any note, loan agreement, mortgage, pledge agreement or guaranty relating to the Purchased Loans or other material agreement or instrument relating to the Purchased Loans without the prior written consent of Buyer;

         (h) take any action or permit such action to be taken which would result in a Change in Control;

         (i) after the occurrence and during the continuation of any Event of Default or monetary Default, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or ownership interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller; or

         (j) sponsor or maintain any Plans or make any contributions to, or have any liability or obligation (direct or contingent) with respect to any Plan and shall not permit any ERISA Affiliate to sponsor or maintain any Plans or make any contributions to, or have any liability or obligation (direct or contingent) with respect to any Plan;

         (k) engage in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Buyer of any of its rights under the Agreement, the Purchased Loans or any Transaction Document) to be a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under any other federal, state or local laws, rules or regulations; or

         (l) make any future advances under any Purchased Loan to any underlying obligor which are not permitted by the related Purchased Loan Documents.

12.      AFFIRMATIVE COVENANTS OF SELLER

         (a) Seller shall promptly notify Buyer of any event and/or condition which is likely to have a Material Adverse Effect.

         (b) Seller shall give notice to Buyer of the following (accompanied by an Officer's Certificate setting forth details of the occurrence referred to therein and stating what actions Seller has taken or proposes to take with respect thereto):

             (i) promptly upon receipt of notice or knowledge of the occurrence of any Default or Event of Default;

             (ii) with respect to any Purchased Loan sold to Buyer hereunder, immediately upon receipt of any Principal Payment (in full or in part);

             (iii) with respect to any Purchased Loan sold to Buyer hereunder, immediately upon receipt of notice or knowledge that the related Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the value of such Mortgaged Property;

             (iv) promptly upon receipt of notice or knowledge of (i) any Purchased Loan which becomes a Defaulted Loan, (ii) any lien or security interest (other than security interests created hereby) on, or claim asserted against, any Purchased Loan or, to Seller's knowledge, the underlying collateral therefor or (iii) any event or change in circumstances that has or could reasonably be expected to have an adverse affect on the Market Value of a Purchased Loan; and

             (v) promptly, and in any event within 10 days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting Seller or affecting any of the assets of Seller before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $5,000,000, or (iii) which, individually or in the aggregate, if adversely determined could reasonably be likely to have a Material Adverse Effect.

         (c) Seller shall provide Buyer with copies of such documents as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Section 10.

         (d) Seller shall defend the right, title and interest of Buyer in and to the Purchased Loans against, and take such other action as is necessary to remove, the liens, security interests, claims, encumbrances, charges and demands of all Persons (other than security interests granted to Buyer hereunder).

         (e) Seller will permit Buyer or its designated representative to inspect any of Seller's records with respect to all or any portion of the Purchased Loans and the conduct and operation of its business related thereto, at such reasonable times and with reasonable frequency requested by Buyer or its designated representative, and to make copies of extracts of any and all thereof.

         (f) If any amount payable under or in connection with any of the Purchased Loans shall be or become evidenced by any promissory note, other instrument or chattel paper (as each of the foregoing is defined under the UCC), such note, instrument or chattel paper shall be immediately delivered to Buyer or its designee, duly endorsed in a manner satisfactory to Buyer or if any collateral or other security shall subsequently be delivered to Seller in connection with any Purchased Loan, Seller shall immediately deliver or forward such item of collateral or other security to Buyer or its designee, together with such instruments of assignment as Buyer may request.

         (g) Seller shall provide (or cause to be provided to) Buyer with the following financial and reporting information:

             (i) the Monthly Statement;

             (ii) within the later of 30 days after the end of each calendar quarter or 10 days of Seller's receipt, all operating statements and occupancy information that Seller or Servicer has received for the previous quarter relating to the Portfolio Loans and within the later of 45 days after the last day of each calendar quarter or 10 days of Seller's receipt, the remainder of the operating statements and occupancy information for the previous quarter relating to the Portfolio Loans;

             (iii) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarterly fiscal periods of each fiscal year of Seller, the unaudited, consolidated balance sheets of Seller, which shall incorporate its consolidated subsidiaries, as at the end of such period and the related unaudited, consolidated statements of income and retained earnings and of cash flows for Seller, which shall incorporate its consolidated Subsidiaries, for such period and the portion of the fiscal year through the end of such period, accompanied by an Officer's Certificate of Seller, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations Seller and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

             (iv) within forty-five (45) days following the end of each quarter, or within ninety (90) days following the end of each fiscal year, as the case may be, an Officer's Certificate of Seller in form and substance reasonably satisfactory to Buyer that Seller during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Transaction Documents to be observed, performed or satisfied by it, and that there has been no Event of Default and no event or circumstance has occurred that is reasonably likely to result in a Material Adverse Effect;

             (v) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Seller, the consolidated balance sheets of Seller, which shall incorporate its consolidated Subsidiaries, as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Seller, which shall incorporate its consolidated Subsidiaries, for such year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Seller and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

             (vi) within fifteen (15) Business Days after Buyer's request, such further information with respect to the operation of any Mortgaged Property, Purchased Loan, the financial affairs of the Seller and any Plan and Multiemployer Plan as may be requested by Buyer, including all business plans prepared by or for Seller; provided, however, that with respect to information not previously known to, or in the possession of, Seller relating to any Multiemployer Plan, Seller shall only be required to provide such information as may be obtained through good faith efforts;

             (vii) within sixty (60) Business Days after the end of each calendar year, such information as may be requested by Buyer, its successors and assigns, and transferees, in connection with the Portfolio Loans, and that are necessary for the party requesting such information in preparing its tax return and paying taxes in any country or jurisdiction where such tax return or taxes are due; and

             (viii) such other reports as Buyer shall reasonably require.

         (h) Seller shall at all times comply in all material respects with all laws, ordinances, rules and regulations of any federal, state, municipal or other public authority having jurisdiction over Seller or any of its assets and Seller shall do or cause to be done all things reasonably necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

         (i) Seller shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

         (j) Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. Seller shall pay and discharge all taxes, levies, liens and other charges, if any, on its assets and on the Purchased Loans that, in each case, in any manner would create any lien or charge upon the Purchased Loans, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

         (k) Seller shall maintain its existence as corporation, organized solely and in good standing under the law of the State of Maryland and shall not dissolve, liquidate, merge with or into any other Person or otherwise change its organizational structure or identity or incorporate in any other jurisdiction unless Seller shall have notified Buyer in writing at least 30 days prior to any intent not to so maintain its existence and, in connection with a merger, (i) the surviving or resulting entity shall be a corporation or partnership organized under the laws of the United States or any state thereof; (ii) such entity shall expressly assume by written agreement, in form and substance satisfactory to Buyer in Buyer's sole discretion, the performance of all of Seller's duties and obligations hereunder and the Transaction Documents and
(iii) such entity shall be at least as creditworthy as Seller, as determined by Buyer in Buyer's sole and absolute discretion; and provided, further, that after giving effect thereto, no Default or Event of Default would exist hereunder.

         (l) Seller shall maintain all records with respect to the Purchased Loans and the conduct and operation of its business with no less a degree of prudence than if the Purchased Loans were held by Seller for its own account and will furnish Buyer, upon request by Buyer or its designated representative, with information reasonably obtainable by Seller with respect to the Purchased Loans and the conduct and operation of its business.

         (m) Seller shall provide Buyer with notice of each modification of any Purchased Loan Documents consented to by Seller (including such modifications which do not constitute a Significant Modification).

         (n) Seller shall provide Buyer with notice of the occurrence of any "appraisal reduction event", "control appraisal period" or similar event under any participation agreement related to any Purchased Loan.

         (o) Seller shall provide Buyer with reasonable access to operating statements, the occupancy status and other property level information, with respect to the Mortgaged Properties, plus any such additional reports as Buyer may reasonably request.

         (p) Seller may propose, and Buyer will consider but shall be under no obligation to approve, strategies for the foreclosure or other realization upon the security for any Purchased Loan that has become a Defaulted Loan.

         (q) Seller shall not cause any Purchased Loan to be serviced by any servicer other than a servicer expressly approved in writing by Buyer.

         (r) Seller shall promptly deliver to Buyer true, correct and complete copies of any material amendment, waiver or other modification to the CDO Indenture.

13.      [INTENTIONALLY OMITTED.]

14.      EVENTS OF DEFAULT; REMEDIES

         Paragraph 11 ("Events of Default") of the Agreement is hereby amended by the deletion in their entirety of the first paragraph thereof (other than the clauses referenced in Section 14(a) below) and Paragraphs 11(a) through (i) thereof and by the addition of the provisions (a) through (c) of Section 14 of this Annex I:

         (a) Together with clauses (iii) through (v) and (vii) of the first paragraph of Paragraph 11 of the Agreement, the following shall constitute an event of default hereunder (each an "Event of Default"):

             (i) failure of Seller to repurchase or the failure of Buyer to transfer the Purchased Loan on the applicable Repurchase Date (except when such failure to transfer is a result of Buyer's inability to obtain necessary consents to, or fulfill restrictions on, such transfer);

             (ii) failure of Seller to apply any Income received by Seller in accordance with the provisions hereof;

             (iii) (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner or, if recharacterized as a secured financing, a secured party with respect to any of the Purchased Loans or the collateral specified in Section 6(a) and 6(c) free of any adverse claim, liens and other rights of others (other than as granted herein) or (B) if a Transaction is recharacterized as a secured financing, the Transaction Documents with respect to any Transaction shall for any reason cease to create a valid first priority security interest in favor of Buyer in any of the Purchased Loans or the collateral specified in Sections 6(a) and 6(c) or (C) if the Transaction Documents shall cease to be in full force and effect or if their enforceability is challenged by Seller;

             (iv) failure of Seller to make the payments required under Section 5(b) on any Remittance Date which failure is not remedied within one
         (1) Business Day;

             (v) failure of Seller to make any other payment owing to Buyer which has become due, whether by acceleration or otherwise, under the terms of the Agreement which failure is not remedied within the applicable period (in the case of a failure pursuant to Section 4) or, if no period is specified, five (5) Business Days after notice thereof to Seller; provided, however, that Buyer shall not be required to provide notice in the event of a failure by Seller to repurchase on the Repurchase Date;

             (vi) failure by Seller in the due performance or observance of any term, covenant or agreement contained in Section 11(k) of this Annex I;

             (vii) Change of Control shall have occurred with respect to the Seller;

             (viii) any representation made by Seller or Buyer (other than the representations and warranties set forth in Exhibit V hereto, which shall be considered, except as set forth below, solely for the purpose of determining the Market Value of the Purchased Loans) shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated (and, if susceptible to cure, the breach of such representation shall not have been cured within ten (10) Business Days of written notice of breach thereof); provided that the representations and warranties set forth in Section 10(a) (vi) or
         (viii) (in the case of (vi), with respect to the affected or Purchased Loans only) made by Seller shall not be considered an Event of Default if incorrect or untrue in any material respect, if Buyer terminates the related Transaction and Seller repurchases the related Purchased Loans on an Early Repurchase Date no later than ten (10) Business Days after receiving written notice of such incorrect or untrue representation (or if the breach of such representations and warranties is susceptible to cure, Seller effects a cure within such 10-Business Day period); provided, however, that if Seller shall have made any such representation (including the representations set forth in Exhibit V) with knowledge that it was materially incorrect or untrue at the time made, such misrepresentation shall constitute an Event of Default;

             (ix) a final judgment by any competent court in the United States of America for the payment of money in an amount greater than $5,000,000 shall have been rendered against Seller, and remained undischarged or unpaid for a period of thirty (30) days, during which period execution of such judgment is not effectively stayed;

             (x) Seller shall have defaulted or failed to perform under any note, indenture, loan agreement, guaranty, swap agreement or any other contract, agreement or transaction to which it is a party, which default (A) involves the failure to pay a matured obligation in excess of $10,000,000, or (B) involving an obligation of at least $10,000,000 is a monetary default or a material non-monetary default and results in acceleration or permits the acceleration of the obligation by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract agreement or transaction; provided, however, that any such default, failure to perform or breach shall not constitute an Event of Default if Seller cures such default, failure to perform or breach, as the case may be, within the grace period, if any, provided under the applicable agreement; or

             (xi) if Seller's Fixed Charge Ratio is less than 1.2:1 and/or Seller's Debt to Equity Ratio is greater than 5:1 as of the end of any fiscal quarter;

             (xii) if Seller or Buyer shall breach or fail to perform any of the terms, covenants, obligations or conditions of the Agreement, other than as specifically otherwise referred to in this definition of "Event of Default", and such breach or failure to perform is not remedied within ten (10) Business Days, or if such breach is not curable by the payment of a sum of money, thirty (30) days after notice thereof to Seller or Buyer from the applicable party or its successors or assigns;

             (xiii) an Act of Insolvency shall have occurred with respect to the Seller; or

             (xiv) an "event of default" beyond any applicable notice and cure period shall have occurred under any repurchase facility or loan facility entered into by Buyer and Seller or under any facility with Buyer in which Seller is a guarantor.

         (b) If an Event of Default shall occur and be continuing with respect to Seller, the following rights and remedies shall be available to Buyer:

             (i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the "Accelerated Repurchase Date") (and any Transaction for which the related Purchase Date has not yet occurred shall be canceled).

             (ii) If Buyer exercises or is deemed to have exercised the option referred to in Section 14(b)(i):

                  (A) Seller's obligations hereunder to repurchase all Purchased
             Loans shall become immediately due and payable on and as of the Accelerated Repurchase Date and all Income deposited in the Blocked Account shall be retained by Buyer and applied to the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder; and

                  (B) to the extent permitted by applicable law, the Repurchase
             Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate applicable upon an Event of Default for such Transaction multiplied by (y) the Repurchase Price for such Transaction (decreased by (I) any amounts actually remitted to Buyer by Seller from time to time pursuant to Section 5 and applied to such Repurchase Price to the extent such amounts are not already included in the computation of the Repurchase Price and (II) any amounts applied to the Repurchase Price pursuant Section 14(b)(iii) of this Annex I); and

                  (C) the Custodian shall, upon the request of Buyer (with
             simultaneous copy of such request to Seller), deliver to Buyer all instruments, certificates and other documents then held by the Custodian relating to the Purchased Loans.

             (iii) Buyer may, after ten (10) days notice to Seller of Buyer's intent to take such action, (A) immediately sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Buyer may reasonably deem satisfactory any or all of the Purchased Loans or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Loans, to give Seller credit for such Purchased Loans in an amount equal to the Market Value of such Purchased Loans against the aggregate unpaid Repurchase Price for such Purchased Loans and any other amounts owing by Seller under the Transaction Documents. The proceeds of any disposition of Purchased Loans effected pursuant to this Section 14(b)(iii) shall be applied,
         (v) first, to the costs and expenses incurred by Buyer in connection with Seller's default; (w) second, to costs of cover and/or Hedging Transactions, if any; (x) third, to the Repurchase Price; (y) fourth, to any other outstanding obligation of Seller to Buyer or its Affiliates pursuant to the Transaction Documents, and (z) the balance, if any, to Seller.

             (iv) The parties recognize that it may not be possible to purchase or sell all of the Purchased Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Loans may not be liquid. In view of the nature of the Purchased Loans, the parties agree that, to the extent permitted by applicable law, liquidation of a Transaction or the Purchased Loans shall not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Loans, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Loans on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Loans in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer.

             (v) Seller shall be liable to Buyer for the amount of all reasonable expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default with respect to Seller, (B) all costs incurred in connection with covering transactions or Hedging Transactions (including short sales) or entering into replacement transactions (C) all damages, losses, judgment costs and expenses of any kind which may be imposed on, incurred by or asserted against Buyer relating to or arising out of such Hedging Transactions or covering transactions and
         (D) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default with respect to Seller.

             (vi) Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies which Buyer may have.

             (vii) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Loans, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

             (viii) Without limiting any other rights or remedies of Buyer, Buyer shall have the right to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by or for account of Buyer or Buyer's Affiliates on behalf of Seller to any obligations of Seller hereunder to Buyer, irrespective of whether Buyer shall have made any demand under the Agreement or the other Transaction Documents.

Notwithstanding anything to the contrary in the Agreement, Buyer shall not be required, prior to exercising any remedy in respect of any Event of Default by Seller, to give notice otherwise required hereunder, if Buyer reasonably believes that (A) the Purchased Loans then held by Buyer threaten to decline speedily in value or are of a type customarily sold in a recognized market or
(B) any delay occasioned by the giving of such notice will jeopardize Buyer's ability to recover, by sale or otherwise, all or part of the then-outstanding amount of the Repurchase Price or of any other amounts owed to Buyer in connection therewith.

         (c) If an Event of Default occurs and is continuing with respect to Buyer, the following rights and remedies shall be available to Seller:

             (i) Upon tender by Seller of payment of the aggregate Repurchase Price for all Purchased Loans, together with all other amounts due hereunder to Buyer, Buyer's right, title and interest in such Purchased Loans shall be deemed transferred to Seller, and Buyer shall simultaneously deliver such Purchased Loans to Seller.

             (ii) Seller shall have all the rights and remedies provided herein or provided by applicable federal, state, foreign, local and any other applicable laws, in equity, and under any other agreement between Buyer and Seller (including the right to offset any debt or claim).

15.      SINGLE AGREEMENT

         Clause (ii) of Paragraph 12 of the Agreement ("Single Agreement") is hereby deleted.

16.      NOTICES AND OTHER COMMUNICATIONS

         Paragraph 13 of the Agreement ("Notices and Other Communications") is hereby deleted and replaced in its entirety by the following provisions of this
Section 16:

         All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or
(d) by telecopier (with answerback acknowledged); provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, to the addresses specified in Annex II hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 16. A notice shall be deemed to have been given:
(a) in the case of hand delivery, at the time of delivery, (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section. A party receiving a notice which does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given.

17.      NON-ASSIGNABILITY

         The provisions of Paragraph 15 of the Agreement ("Nonassignability; Termination") are hereby deleted and replaced in their respective entireties by the following provisions of this Section 17:

         (a) The rights and obligations of Seller under the Transaction Documents, the Hedging Transactions and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer. Buyer may assign or participate (other than pursuant to a Financing Transaction) its rights and obligations under the Transaction Documents and under any Transaction without the prior written consent of Seller only to a Permitted Transferee which assignment or participation shall be at the sole cost and expense of Buyer. Buyer may assign its rights and interests in any Hedging Transaction without the prior written consent of Seller. Seller agrees to use its good faith efforts to include in the participation agreement or intercreditor agreement, as applicable, relating to each Purchased Loan a provision expressly recognizing Goldman Sachs Mortgage Company, together with its successors and assigns, as a permitted transferee of each such Purchased Loan.

         Notwithstanding anything to the contrary contained herein, with respect to Seller, (A) Buyer shall remain responsible for reviewing and determining the eligibility of any New Loan for purposes of any Transaction and (B) Seller shall continue to deal solely and directly with Buyer in connection with any Transaction.

         As long as an Event of Default on the part of Seller shall have occurred and be continuing, Buyer may assign or participate its rights and obligations under the Transaction Documents and/or any Transaction (including in connection with any Financing Transaction) to any Person.

         (b) The Buyer shall maintain a record of ownership identifying all assignees. If any assignee is a non-U.S. Person, such assignee shall timely provide Seller with such forms as may be required to establish the assignee's status for U.S. withholding tax purposes.

         (c) With respect to any issuance by Buyer of a participation in any Transaction, (i) Buyer shall act as exclusive agent for all participants in any dealings with Seller in connection with such Transactions and will maintain, on behalf of Seller, a record of ownership that identifies all participants, and
(ii) Seller shall not be obligated to deal directly with any party other than Buyer in connection with such Transactions, or to pay or reimburse Buyer for any costs that would not have been incurred by Buyer had no participation interests in such Transactions been issued.

         (d) Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.

18.      GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         The language in Paragraph 16 of the Agreement ("Governing Law") which reads "without giving effect to the conflict of law principals thereof" is hereby deleted. Paragraph 18 of the Agreement ("Use of Employee Plan Assets") is hereby deleted in its entirety. Paragraph 17 ("No Waivers, Etc.") is hereby deleted and replaced in its entirety by the following provisions of this Section 18:

         (a) Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement.

         (b) To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement.

         (c) Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile and irrevocably consents to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. Each party hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 18 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Seller or its property in the courts of other jurisdictions.

         (d) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

19.      NO RELIANCE; DISCLAIMERS

         (a) Each of Buyer and Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:

             (i) It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents;

             (ii) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;

             (iii) It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

             (iv) It is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

             (v) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder;

         (b) Each determination by Buyer of the Market Value with respect to each New Loan or Purchased Loan or the communication to Seller of any information pertaining to Market Value under the Agreement shall be subject to the following disclaimers:

             (i) Buyer has assumed and relied upon, with Seller's consent and without independent verification, the accuracy and completeness of the information provided by Seller and reviewed by Buyer. Buyer has not made any independent inquiry of any aspect of the New Loans or Purchased Loans or the underlying collateral. Buyer's view is based on economic, market and other conditions as in effect on, and the information made available to Buyer as of, the date of any such determination or communication of information, and such view may change at any time without prior notice to Seller.

             (ii) Market Value determinations and other information provided to Seller constitute a statement of Buyer's view of the value of one or more loans or other assets at a particular point in time and neither
         (x) constitute a bid for a particular trade, (y) indicate a willingness on the part of Buyer or any Affiliate thereof to make such a bid, nor
         (z) reflect a valuation for substantially similar assets at the same or another point in time, or for the same assets at another point in time.

             (iii) Market Value determinations and other information provided to Seller may vary significantly from valuation determinations and other information which may be obtained from other sources.

             (iv) Market Value determinations and other information provided to Seller are communicated to Seller solely for its use and may not be relied upon by any other person and may not be disclosed or referred to publicly or to any third party without the prior written consent of Buyer, which consent Buyer may withhold or delay in its sole and absolute discretion.

             (v) Buyer makes no representations or warranties with respect to any Market Value determinations or other information provided to Seller. Buyer shall not be liable for any incidental or consequential damages arising out of any inaccuracy in such valuation determinations and other information provided to Seller, including as a result of any act of gross negligence or breach of any warranty.

             (vi) Market Value indications and other information provided to Seller in connection with Section 3(b) are only indicative of the initial Market Value of the New Loan submitted to Buyer for consideration thereunder, and may change without notice to Seller prior to, or subsequent to, the transfer by Seller of the New Loan pursuant to Section 3(e). No indication is provided as to Buyer's expectation of the future value of such Purchased Loan or the underlying collateral.

             (vii) Initial Market Value indications and other information provided to Seller in connection with Section 3(b) are to be used by Seller for the sole purpose of determining whether to proceed in accordance with Section 3 and for no other purpose.

20.      INDEMNITY AND EXPENSES

         (a) Seller hereby agrees to hold Buyer and its Affiliates and each of their respective officers, directors, employees and agents ("Indemnified Parties") harmless from and indemnify the Indemnified Parties against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (including stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Purchased Loans or in connection with any of the transactions contemplated by the Agreement (or the recharacterization of any Transaction) and the documents delivered in connection herewith and therewith, other than net income taxes of Buyer), fees, costs, expenses (including reasonable attorneys fees and disbursements and any and all servicing and enforcement costs with respect to the Purchased

Loans) or disbursements (all of the foregoing, collectively "Indemnified Amounts") which may at any time (including, without limitation, such time as the Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, the Agreement or any Transactions thereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided, that Seller shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party. Without limiting the generality of the foregoing, Seller agrees to hold Buyer harmless from and indemnify Buyer against all Indemnified Amounts with respect to all Purchased Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA, that, in each case, results from anything other than Buyer's gross negligence or willful misconduct. In any suit, proceeding or action brought by Buyer in connection with any Purchased Loan for any sum owing thereunder, or to enforce any provisions of any Purchased Loan Documents, Seller will save, indemnify and hold Buyer harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party's rights under the Agreement and any other Transaction Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. Seller hereby acknowledges its obligations hereunder are recourse obligations of Seller.

         (b) Other than as provided in Section 17(a) hereof, Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, the Agreement, this Annex I and the other Transaction Documents or any other documents prepared in connection herewith or therewith. Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation (i) all the reasonable fees, disbursements and expenses of counsel to Buyer and (ii) all the Due Diligence Fees, testing and review costs and expenses incurred by Buyer in connection with the evaluation of any New Loan and with respect to any Transaction.

21.      DUE DILIGENCE

         Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or determining or re-determining the Asset Base for purposes of
Section 4(a) of this Annex I, or otherwise, and Seller agrees that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on any or all of the Purchased Loans, including, without limitation, ordering new credit reports and Appraisals on the applicable collateral and otherwise regenerating the information used to originate such Purchased Loans. Upon reasonable (but no less than one (1) Business

Day) prior notice to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Purchased Loan Files and any and all documents, records, agreements, instruments or information relating to any Purchased Loan in the possession or under the control of Seller, any servicer or sub-servicer and/or Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Loan Files and the Purchased Loans. Seller agrees to cooperate with Buyer and any third party underwriter designated by Buyer in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Loans in the possession, or under the control, of such Seller.

22.      SERVICING

         (a) Notwithstanding the purchase and sale of the Purchased Loans by Seller to Buyer hereunder, Midland Loan Services, Inc. or, with the consent of Buyer (which consent shall not unreasonably be withheld), an Affiliate of Seller ("Servicer") shall continue to service the Purchased Loans at Seller's sole cost and for the benefit of Buyer and, if Buyer shall exercise its rights to pledge or hypothecate the Purchased Loans prior to the Repurchase Date pursuant to
Section 8 or 17 of this Annex I, Buyer's assigns; provided, however, that the obligations of Seller to service any of the Purchased Loans shall cease automatically upon the earliest of (i) an Event of Default, (ii) the date on which the aggregate Repurchase Price for the Portfolio Loans together with all accrued and unpaid Price Differential, unpaid Costs and other amounts payable by Seller to Buyer hereunder have been paid in full or (iii) the transfer of servicing approved by Seller and Buyer, which Buyer's consent shall not be unreasonably withheld. Seller shall service and shall cause the Servicer to service the Purchased Loans in accordance with Accepted Servicing Practices.

         (b) Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements (the "Servicing Agreements"), files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Loans (the "Servicing Records") so long as the Purchased Loans are subject to the Agreement. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer's request.

         (c) Upon the occurrence and continuance of an Event of Default, Buyer may, in its sole discretion, (i) sell its right to the Purchased Loans on a servicing released basis or (ii) terminate Servicer or any sub-servicer of the Purchased Loans with or without cause, in each case without payment of any termination fee or such other costs or expenses to Buyer, it being agreed that Seller will pay any and all fees, costs and expenses required to terminate the Servicing Agreement and to effectuate a transfer of servicing to a designee of the Buyer; provided, however, that Buyer shall cause any successor servicer to deliver to Seller reports generated for Buyer relating to the Purchased Loans.

         (d) Seller shall not, and shall not permit Servicer to, employ sub-servicers to service the Purchased Loans without the prior written approval of Buyer which shall not be unreasonably withheld. If the Purchased Loans are serviced by a sub-servicer, Seller shall irrevocably assign all rights, title and interest in the Servicing Agreements with such sub-servicer to Buyer.

         (e) Seller shall cause Servicer and any sub-servicers engaged by Seller to execute a letter agreement with Buyer acknowledging Buyer's security interest in the Purchased Loans and the Servicing Agreements and agreeing that each such sub-servicer shall deposit all Income with respect to the Purchased Loans in the Blocked Account, all in such manner as shall be reasonably acceptable to Buyer.

         (f) In the event Seller or its Affiliate is servicing any Purchased Loan, Seller shall permit Buyer to inspect Seller's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying Buyer that Seller or its Affiliate, as the case may be, has the ability to service such Purchased Loans as provided in the Agreement.

         (g) Seller shall cause the Servicer to provide a copy of each report and notice sent to Seller to be sent to Buyer concurrently therewith.

23.      TREATMENT FOR TAX PURPOSES

         It is the intention of the parties that, for U.S. Federal, state and local income and franchise tax purposes, the Transactions constitute a financing, and that the Seller is, and, so long as no Event of Default shall have occurred and be continuing, will continue to be, treated as the owner of the Purchased Loans for such purposes. Unless prohibited by applicable law, Seller and Buyer agree to treat the Transactions as described in the preceding sentence on any and all filings with any U.S. Federal, state or local taxing authority.

24.      INTENT

         The provisions of Paragraph 19 of the Agreement ("Intent") are hereby deleted and replaced in their respective entireties by the following provisions of this Section 24:

         The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except in so far as the type of asset subject to the Transaction or the term of that Transaction would render such definition inapplicable). The parties recognize that each Transaction is a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

25.      INTENTIONALLY OMITTED

26.      MISCELLANEOUS

         The provisions of Paragraph 20 of the Agreement ("Disclosure Relating to Certain Federal Protections") are hereby deleted in their entirety and replaced by the following provisions of this Section 26:

         (a) Time is of the essence under the Transaction Documents and all Transactions thereunder and all references to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in the Transaction Documents.

         (b) All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement. In addition to the rights and remedies granted to it in the Agreement to the extent applicable, Buyer shall have all rights and remedies of a secured party under the UCC and any other applicable law.

         (c) The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         (d) The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.

         (e) Each provision of the Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

         (f) This Annex I, together with the Agreement contain a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

         (g) The parties understand that the Agreement is a legally binding agreement that may affect such party's rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of the Agreement and that it is satisfied with its legal counsel and the advice received from it.

         (h) Should any provision of the Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of the Agreement.

         (i) Buyer agrees not to seek before any court or governmental agency to have any director or officer of the Seller held personally liable for any action or inactions of the Seller or any obligations of the Seller under the Agreement or the related Transaction Documents, except if such actions or inactions are the result of the gross negligence, fraud or willful misconduct of such director or officer.


                       [SIGNATURES COMMENCE ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have executed this Annex I as of the 17th day of August 2004.


                                  BUYER:
                                  ------

                                  GOLDMAN SACHS MORTGAGE COMPANY,
                                  a New York limited partnership

                                  By: Goldman Sachs Real Estate Funding Corp., its general partner


                                       By:/s/ Mark Buono
                                          -------------------------------------
                                          Name:  Mark Buono
                                          Title: Vice President


                                  SELLER:
                                  -------

                                  CAPITAL TRUST, INC., a Maryland corporation


                                  By:  /s/ Brian H. Oswald
                                       -----------------------------------------
                                       Name:   Brian H. Oswald
                                       Title:  Chief Financial Officer

                                  SCHEDULE 1-A
                   Purchase Percentages and Applicable Spreads
                   -------------------------------------------


                                                 Purchase    Applicable Spread
Loan Type                                       Percentage     (basis points)
---------
--------------------------------------------------------------------------------
Mezzanine Loans                                    75%          LIBOR +175
--------------------------------------------------------------------------------
First Mortgage Loans                               75%          LIBOR +175
--------------------------------------------------------------------------------
Second Mortgage Loans                              75%          LIBOR +175
--------------------------------------------------------------------------------
Senior First Mortgage B Notes                      75%          LIBOR +175
--------------------------------------------------------------------------------
Junior First Mortgage B Notes                      75%          LIBOR +175
--------------------------------------------------------------------------------


                                  Schedule 1A-1

                                  SCHEDULE 1-B
                   Purchase Percentages and Applicable Spreads
                   -------------------------------------------



--------------------------------------------------------------------------------
                                                                  Applicable
                                                  Purchase         Spread
                           LTV                  Percentage*    (basis points)*
--------------------------------------------------------------------------------
LTV less than or equal to 60%                   Less than or         100
                                                equal to 65%
--------------------------------------------------------------------------------
                                                Greater than         125
                                                65% but less
                                               than or equal
                                                   to 85%
--------------------------------------------------------------------------------
LTV greater than 60% and less than or equal     Less than or         135
                   to 70%                       equal to 60%
--------------------------------------------------------------------------------
                                                Greater than         160
                                                60% but less
                                               than or equal
                                                   to 80%
--------------------------------------------------------------------------------
                                                Less than or         175
LTV greater than 70% and less than or equal      equal to
                   to 85%                           50%
--------------------------------------------------------------------------------
                                                Greater than         200
                                                50% but less
                                               than or equal
                                                   to 70%
--------------------------------------------------------------------------------


---------
* Or as otherwise determined by Buyer in its sole discretion on a case-by-case basis and set forth in a written notice provided by Buyer to Seller.


                                  Schedule 1B-1

                                   SCHEDULE 2
                             Initial Portfolio Loans
                             -----------------------


                                    [TO COME]



                                  Schedule 2-1

                                   SCHEDULE 3
                           Purchased Loan Information
                           --------------------------


(a)      Loan Number/Loan Type

(b)      Obligor Name

(c)      Property Address

(d)      Original Balance

(e)      Original Coupon

(f)      Outstanding Balance

(g)      Maturity Date

(h)      Table Funding (Yes/No)

(i)      If Participation, the name of the lead lender under the Purchased Loan

(j) Such information as Buyer and Custodian shall agree and that the Buyer shall set forth in writing, on a case-by-case basis.



                                  Schedule 3-1

                                   SCHEDULE 4
                               APPROVED APPRAISERS
                               -------------------


1. KTR Appraisal Services

2. Cushman & Wakefield, Inc.

3. Grubb & Ellis

4. CB Richard Ellis

5. The Weitzman Group

6. Greenwich Group

7. Joseph Blake

8. HVS International

9. PWC



                                  Schedule 4-1

                                   SCHEDULE 5
                               APPROVED ENGINEERS
                               ------------------


1. KTR Realty Services

2. Merritt & Harris, Inc.

3. C.A. Rich, Inc.

4. IVI

5. Dames & Moore

6. Law Environmental

7. Eckland

8. EM&CA

9. Aqua Terra

10. ATC (BCM Engineers)

11. Horn Chandler & Thomas

12. National Assessment Corporation

13. EMG

14. Property Solutions Inc.

15. Aaron & Wright

16. PSI



                                  Schedule 5-1

                                   SCHEDULE 6
                       APPROVED ENVIRONMENTAL CONSULTANTS
                       ----------------------------------


1. Acqua Terra

2. Law Environmental

3. KTR Realty Services

4. EMG

5. Clayton

6. Dames & Moore

7. Brown & Root

8. C.A. Rich, Inc.

9. Eckland

10. EM&CA

11. ATC (BCM Engineers)

12. IVI

13. Aaron & Wright

14. Certified Environmental Inc.

15. Environ Business, Inc.

16. Property Solutions, Inc.

17. National Assessment Corporation

18. Hillman Environmental Group

19. Front Royal

20. PSI



                                  Schedule 6-1

                                  SCHEDULE 7-A
                         Form of UCC Financing Statement
                         -------------------------------


Debtor:                                           Secured Party:
------                                            -------------
Capital Trust, Inc.                               Goldman Sachs Mortgage Company
410 Park Avenue, 14th Floor                       85 Broad Street
New York, New York 1002                           New York, New York 10004

                     ATTACHMENT A TO UCC FINANCING STATEMENT

         This filing is for protective purposes only with respect to the Purchased Loans and the Blocked Account in case the sale of any Purchased Loan under the Repurchase Agreement is re-characterized as a grant of a security interest in any such Purchased Loan.

         The collateral covered by this financing statement is all of the Debtor's right, title and interest in, to and under the following property, whether now owned or existing, hereafter acquired or arising, or in which the Debtor now or hereafter has any rights, and wheresoever located (the "Collateral"):

                  (a) the Blocked Account, all of the Purchased Loans including those identified in Schedule I hereto, all Income from such Purchased Loans and all proceeds of all of the foregoing, and

                  (b) all Hedging Transactions relating to Purchased Loans entered into by Seller and all proceeds thereof.

         The following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

         "Blocked Account" means that certain Account No. 1014253433 established and maintained by Debtor at PNC Bank pursuant to Section 5(a) of the Repurchase Agreement (and any successor thereto or replacement thereof established and maintained pursuant to Section 5(a) of the Repurchase Agreement and a Blocked Account Agreement).

         "Blocked Account Agreement" means the Blocked Account Agreement, dated as of the date hereof and executed by Buyer, Seller and the Depository Bank (and any successor thereto or replacement thereof extended by Buyer, Seller and the Depository Bank).

         "Buyer" means Secured Party.

         "Custodian" means Deutsche Bank Trust Company Americas or any successor Custodian appointed by Buyer.

         "Depository Bank" shall mean PNC Bank, N.A. or any successor Depository Bank appointed by Seller with the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned) which delivers a deposit account agreement in the form of the Blocked Account Agreement or another form reasonably acceptable to Buyer.


                                 Schedule 7-A-1

         "Eligible Loans" means any of the following types of loans listed in
(i) through (iv) below:

                  (i) performing mezzanine loans (or participation interests therein) which are secured by pledges of the equity ownership interests in entities that directly or indirectly own Eligible Properties;

                  (ii) performing mortgage loans secured by first liens on Eligible Properties or second liens on Eligible Properties;

                  (iii) senior subordinate participation interests (or a senior subordinate promissory note that is, in effect, similar in nature to a senior subordinate participation interest) in performing mortgage loans secured by first liens on Eligible Properties that also secures a senior promissory note (or senior interest) in such loan and may also secure a junior subordinate promissory note (or junior subordinate interest) in such loan; and

                  (iv) junior participation interests (or a junior promissory note that is, in effect, similar in nature to a junior participation interest) in performing mortgage loans secured by first liens on Eligible Properties that also secure a senior (or senior subordinate) promissory note (or senior (or senior subordinate) interest) in such loan;

         "Eligible Property" shall mean a property that is a multifamily, retail, office, industrial, warehouse, condominium or hospitality property or such other property type acceptable to Buyer in the exercise of its good faith business judgment; provided, however, that Buyer shall determine in its sole and absolute discretion, on a case-by-case basis, whether any healthcare related property, such as assisted living, nursing homes, acute care, rehabilitation centers, diagnostic centers and psychiatric centers, qualifies as an Eligible Property.

         "Hedging Transactions" means, with respect to any or all of the Purchased Loans, any short sale of U.S. Treasury Securities or mortgage-related securities, futures contract (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller or the underlying obligor with respect to any Purchased Loan and pledged to Seller as collateral for such Purchased Loan, with one or more counterparties whose unsecured debt is rated at least AA (or its equivalent) by any Rating Agency or, with respect to any Hedging Transaction pledged to Seller as additional collateral for a Purchased Loan, such other rating requirement applicable to such Hedging Transaction set forth in the related Purchased Loan Documents or which is otherwise reasonably acceptable to Buyer; provided that Seller shall not grant or permit any liens, security interests, charges, or encumbrances with respect to any such hedging arrangements for the benefit of any Person other than Buyer.

         "Income" means, with respect to any Purchased Loan at any time, any payment or other cash distribution thereon of principal, interest, dividends, fees, reimbursements or proceeds or other cash distributions thereon (including casualty or condemnation proceeds).


                                 Schedule 7-A-2

         "Person" means an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.

         "Purchased Loan Documents" shall mean, with respect to a Purchased Loan, the documents comprising the Purchased Loan File for such Purchased Loan.

         "Purchased Loan File" shall mean the documents specified as the "Purchased Loan File" in Section 7(b) of the Repurchase Agreement, together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to the Repurchase Agreement.

         "Purchased Loans" means all Eligible Loans sold by Seller to Buyer and any additional cash and/or other assets delivered by Seller to Buyer pursuant to
Section 4(a) of the Repurchase Agreement, including, without limitation, all Purchased Loans, the Purchased Loan File of which is held by the Custodian. Additional information with respect to the Purchased Loans may be obtained from the Secured Party.

         "Rating Agency" means any of Fitch Inc., Moody's Investor Service, Inc. and Standard & Poor's Rating Services, Inc., a division of McGraw Hill Companies Inc.

         "Repurchase Agreement" means that certain Master Repurchase Agreement dated as of August 17, 2004, between Goldman Sachs Mortgage Company and Capital Trust, Inc., (together with Annex I and such other annexes and schedules attached thereto) as the same may be amended, restated or otherwise modified from time to time.

         "Seller" means Debtor.

                                   SCHEDULE 1

1. [B] Participation Interest, dated _____ issued to __________. in the amount of $__________, in that certain Mortgage Loan [(in the original principal amount of $__________)], dated as of _______, made by ___________. to _________ under and pursuant to that certain Loan Agreement dated as of ________ between _________ and _________ and secured by that certain property located in _________, [as such B Participation Interest was assigned by _________ to Capital Trust, Inc. pursuant to that certain Assignment and Assumption Agreement (Participation B) dated as of _________].

2. [$__________ [Senior/Junior] Mezzanine Loan, dated as of _________ made by _________ to _________, under and pursuant to that certain [Loan Agreement] dated as of _________ between _________ and _________, [as assigned (together with such loan agreement and all of the other loan documents evidencing and securing such senior mezzanine loan) by _________ to Capital Trust, Inc. pursuant to that certain Omnibus Assignment dated as of _________].


                                 Schedule 7-A-3

                                  SCHEDULE 7-B
                    Form of UCC Financing Statement Amendment
                    -----------------------------------------


Debtor:                                  Secured Party:
------                                   -------------
Capital Trust, Inc.                      Goldman Sachs Mortgage Company
410 Park Avenue, 14th Floor              85 Broad Street
New York, New York 1002                  New York, New York 10004

                ATTACHMENT A TO UCC FINANCING STATEMENT AMENDMENT

         This filing is for protective purposes only with respect to the Purchased Loans and the Blocked Account in case the sale of any Purchased Loan under the Repurchase Agreement is re-characterized as a grant of a security interest in any such Purchased Loan.

         The collateral covered by this financing statement is all of the Debtor's right, title and interest in, to and under the following property, whether now owned or existing, hereafter acquired or arising, or in which the Debtor now or hereafter has any rights, and wheresoever located (the "Collateral"):

                  (a) the Blocked Account, all of the Purchased Loans including those identified in Schedule I hereto, all Income from such Purchased Loans and all proceeds of all of the foregoing, and

                  (b) all Hedging Transactions relating to Purchased Loans entered into by Seller and all proceeds thereof.

         The following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

         "Blocked Account" means that certain Account No. 1014253433 established and maintained by Debtor at PNC Bank pursuant to Section 5(a) of the Repurchase Agreement (and any successor thereto or replacement thereof established and maintained pursuant to Section 5(a) of the Repurchase Agreement and a Blocked Account Agreement).

         "Blocked Account Agreement" means the Blocked Account Agreement, dated as of the date hereof and executed by Buyer, Seller and the Depository Bank (and any successor thereto or replacement thereof extended by Buyer, Seller and the Depository Bank).

         "Buyer" means Secured Party.

         "Custodian" means Deutsche Bank Trust Company Americas or any successor Custodian appointed by Buyer.

         "Depository Bank" shall mean PNC Bank, N.A. or any successor Depository Bank appointed by Seller with the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned) which delivers a deposit account agreement in the form of the Blocked Account Agreement or another form reasonably acceptable to Buyer.


                                 Schedule 7-B-1

         "Eligible Loans" means any of the following types of loans listed in
(i) through (iv) below:

                  (i) performing mezzanine loans (or participation interests therein) which are secured by pledges of the equity ownership interests in entities that directly or indirectly own Eligible Properties;

                  (ii) performing mortgage loans secured by first liens on Eligible Properties or second liens on Eligible Properties;

                  (iii) senior subordinate participation interests (or a senior subordinate promissory note that is, in effect, similar in nature to a senior subordinate participation interest) in performing mortgage loans secured by first liens on Eligible Properties that also secures a senior promissory note (or senior interest) in such loan and may also secure a junior subordinate promissory note (or junior subordinate interest) in such loan; and

                  (iv) junior participation interests (or a junior promissory note that is, in effect, similar in nature to a junior participation interest) in performing mortgage loans secured by first liens on Eligible Properties that also secure a senior (or senior subordinate) promissory note (or senior (or senior subordinate) interest) in such loan.

         "Eligible Property" shall mean a property that is a multifamily, retail, office, industrial, warehouse, condominium or hospitality property or such other property type acceptable to Buyer in the exercise of its good faith business judgment; provided, however, that Buyer shall determine in its sole and absolute discretion, on a case-by-case basis, whether any healthcare related property, such as assisted living, nursing homes, acute care, rehabilitation centers, diagnostic centers and psychiatric centers, qualifies as an Eligible Property.

         "Hedging Transactions" means, with respect to any or all of the Purchased Loans, any short sale of U.S. Treasury Securities or mortgage-related securities, futures contract (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller or the underlying obligor with respect to any Purchased Loan and pledged to Seller as collateral for such Purchased Loan, with one or more counterparties whose unsecured debt is rated at least AA (or its equivalent) by any Rating Agency or, with respect to any Hedging Transaction pledged to Seller as additional collateral for a Purchased Loan, such other rating requirement applicable to such Hedging Transaction set forth in the related Purchased Loan Documents or which is otherwise reasonably acceptable to Buyer; provided that Seller shall not grant or permit any liens, security interests, charges, or encumbrances with respect to any such hedging arrangements for the benefit of any Person other than Buyer.

         "Income" means, with respect to any Purchased Loan at any time, any payment or other cash distribution thereon of principal, interest, dividends, fees, reimbursements or proceeds or other cash distributions thereon (including casualty or condemnation proceeds).


                                 Schedule 7-B-2

         "Person" means an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.

         "Purchased Loan Documents" shall mean, with respect to a Purchased Loan, the documents comprising the Purchased Loan File for such Purchased Loan.

         "Purchased Loan File" shall mean the documents specified as the "Purchased Loan File" in Section 7(b) of the Repurchase Agreement, together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to the Repurchase Agreement.

         "Purchased Loans" means all Eligible Loans sold by Seller to Buyer and any additional cash and/or other assets delivered by Seller to Buyer pursuant to
Section 4(a) of the Repurchase Agreement, including, without limitation, all Purchased Loans, the Purchased Loan File of which is held by the Custodian. Additional information with respect to the Purchased Loans may be obtained from the Secured Party.

         "Rating Agency" means any of Fitch Inc., Moody's Investor Service, Inc. and Standard & Poor's Rating Services, Inc., a division of McGraw Hill Companies Inc.

         "Repurchase Agreement" means that certain Master Repurchase Agreement dated as of August 17, 2004, between Goldman Sachs Mortgage Company and Capital Trust, Inc., (together with Annex I and such other annexes and schedules attached thereto) as the same may be amended, restated or otherwise modified from time to time.

         "Seller" means Debtor.

                                   SCHEDULE 1

1. [B] Participation Interest, dated _____ issued to __________. in the amount of $__________, in that certain Mortgage Loan [(in the original principal amount of $__________)], dated as of _______, made by ___________. to _________ under and pursuant to that certain Loan Agreement dated as of ________ between _________ and _________ and secured by that certain property located in _________, [as such B Participation Interest was assigned by _________ to Capital Trust, Inc. pursuant to that certain Assignment and Assumption Agreement (Participation B) dated as of _________].

2. [$__________ [Senior/Junior] Mezzanine Loan, dated as of _________ made by _________ to _________, under and pursuant to that certain [Loan Agreement] dated as of _________ between _________ and _________, [as assigned (together with such loan agreement and all of the other loan documents evidencing and securing such senior mezzanine loan) by _________ to Capital Trust, Inc. pursuant to that certain Omnibus Assignment dated as of _________].


                                 Schedule 7-B-3

                                                                       EXHIBIT I


                             CONFIRMATION STATEMENT
                         GOLDMAN SACHS MORTGAGE COMPANY


Ladies and Gentlemen:

         Goldman Sachs Mortgage Company is pleased to deliver our written CONFIRMATION of our agreement (subject to satisfaction of the Transaction Conditions Precedent) to enter into the Transaction pursuant to which Goldman Sachs Mortgage Company shall purchase from you the Purchased Loans identified in
Schedule I attached hereto, pursuant to the Master Repurchase Agreement between Goldman Sachs Mortgage Company (the "Buyer") and Capital Trust, Inc. ("Seller"), dated as of August , 2004 (as amended from time to time the "Agreement"; capitalized terms used herein without definition have the meanings given in the Agreement), as follows below and on the attached Schedule 1:


        Purchase Date:                                __________, 200_

        Purchased  Loans:                             As identified on attached Schedule 1

        Aggregate Principal Amount of                 As identified on attached Schedule 1
        Purchased Loans:

        Repurchase Date:                              __________, 200_

        Purchase Price:                               $

        Pricing Rate:                                 One-month LIBOR plus 1.75%

        Purchase Percentage:                          75%

        Applicable Spread:                            175 bps

        Governing Agreements:                         As identified on attached Schedule 1

        Name and address for communications:          Buyer:     Goldman Sachs Mortgage Company
                                                      -----      85 Broad Street
                                                                 New York, New York  10004
                                                                 Attention:      Mr. Marc Flamino
                                                                 Telephone:      (212) 357-4727
                                                                 Telecopy:       (212) 902-1691


                                                      with a copy to:

                                                      Cleary Gottlieb Steen & Hamilton
                                                      One Liberty Plaza
                                                      New York, New York  10006

                                                      Attention:  Kimberly Brown Blacklow
                                                      Telephone:  (212) 225-2018
                                                      Telecopy:  (212) 902-1691
                                                      Seller:    Capital Trust, Inc.
                                                      ------


                                  Exhibit I-1


                                                                 410 Park Avenue, 14th Floor
                                                                 New York, NY  10022
                                                                 Attention: Geoffrey Jervis
                                                                 Telephone: 212-655-0247
                                                                 Telecopy: 212-655-0044

                                                      with a copy to

                                                      Paul Hastings Janofsky & Walker LLP
                                                      75 East 55th Street, New York, NY  10022
                                                      Attention: Robert J. Grados
                                                      Telephone: 212-318-6923
                                                      Telecopy: 212-230-7830

                                                     GOLDMAN SACHS MORTGAGE
                                                     COMPANY, a New York limited partnership

                                                     By:      Goldman Sachs Real Estate Funding
                                                              Corp., its general partner


                                                              By:
                                                                  ------------------------------
                                                                  Name:
                                                                  Title:


AGREED AND ACKNOWLEDGED:

CAPITAL TRUST, INC.,
a Maryland corporation


By:
   ------------------------------
   Name:
   Title:


                                  Exhibit I-2



Schedule 1 to Confirmation Statement

Purchased Loans:                                      [Mezzanine Loan/ Participation Interest] dated as of
                                                      [______] in the original principal amount of $[___],
                                                      made by [____] to [____] under and pursuant to that
                                                      certain [loan agreement/participation agreement/
                                                      applicable document].

Aggregate Principal Amount:

Purchase Price:


                                  Exhibit I-3

                                                                      EXHIBIT II


                      AUTHORIZED REPRESENTATIVES OF SELLER
                      ------------------------------------

Name                                     Specimen Signature
----                                     ------------------

John R. Klopp                            _____________________________

Stephen D. Plavin                        _____________________________

Brian H. Oswald                          _____________________________


                                  Exhibit II-1

                                                                     EXHIBIT III


                     FORM OF CUSTODIAL DELIVERY CERTIFICATE

         On this _____ day of _____________ 2004, CAPITAL TRUST, INC. ("Seller"), under that certain Custodial Agreement, dated as of August __, 2004 (the "Custodial Agreement"), among Seller, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Custodian, and GOLDMAN SACHS MORTGAGE COMPANY, as Buyer, does hereby deliver to, and instruct, the Custodian to hold, in its capacity as Custodian for the benefit of Buyer, the documents comprising the Purchased Loan File and listed on Attachment A hereto with respect to each Purchased Loan to be purchased by Buyer, which Purchased Loans are listed on the Purchased Loan Schedule attached hereto as Attachment B and which Purchased Loans shall be subject to the terms of the Custodial Agreement as of the date hereof.

         With respect to the Purchased Loan Files delivered herewith, for purposes of issuing the Trust Receipt, the Custodian shall review the Purchased Loan Files to confirm receipt of each of the documents identified on Attachment A.

         Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Custodial Agreement.

         IN WITNESS WHEREOF, Seller has caused this Custodial Delivery Certificate to be executed and delivered by its duly authorized officer as of the day and year first above written.

                                              CAPITAL TRUST, INC.


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                 Exhibit III-1

                                  Attachment B
                             Purchased Loan Schedule
                             -----------------------


(a)      Loan Number/Loan Type

(b)      Obligor Name

(c)      Property Address

(d)      Original Balance

(e)      Original Coupon

(f)      Outstanding Balance

(g)      Maturity Date

(h)      Table Funding (Yes/No)

(i)      If Participation, the name of the lead lender under the Purchased Loan

(j) Such information as Buyer and Custodian shall agree and that the Buyer shall set forth in writing, on a case-by-case basis.


                                 Exhibit III-2

                                                                    EXHIBIT IV-1


                       FORM OF POWER OF ATTORNEY TO BUYER
                       ----------------------------------

         "Know All Men by These Presents, that Capital Trust, Inc. ("Seller"), does hereby appoint Goldman Sachs Mortgage Company ("Buyer"), in connection with the Repurchase Agreement (defined below) its attorney-in-fact to act in Seller's name, place and stead in any way which Seller could do with respect to (i) the completion of the endorsements of the Mortgage Notes and the Assignments of Mortgages and the Mezzanine Notes, (ii) the recordation of the Assignments of Mortgages and (iii) the enforcement of Seller's rights under the Purchased Loans purchased by Buyer pursuant to the Master Repurchase Agreement dated as of August 17, 2004 , as amended from time to time, between Seller and Buyer (the "Repurchase Agreement") and to take such other steps as may be necessary or desirable to enforce Buyer's rights against such Purchased Loans, the related Purchased Loan Files, the Servicing Records and the Hedging Transactions to the extent that Seller is permitted by law to act through an agent. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Repurchase Agreement.

         TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OF FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OR SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER'S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

         IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and the Seller's seal to be affixed this _____ day of August __, 2004.

                                          CAPITAL TRUST, INC.


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                 Exhibit IV-1-1

STATE OF NEW YORK          )
COUNTY OF NEW YORK         )


         On this _____ of ____________, before me, the undersigned, a Notary Public in and for said state, personally appeared _______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.


                                         ---------------------------------------
                                                   Notary Public

(Seal)


                                 Exhibit IV-1-2

                                                                    EXHIBIT IV-2


                       FORM OF POWER OF ATTORNEY TO SELLER
                       -----------------------------------

         Know All Men by These Presents, that Goldman Sachs Mortgage Company ("Buyer") does hereby appoint Capital Trust, Inc. ("Seller"), its attorney-in-fact to act in Buyer's name, place and stead in any way which Buyer could with respect to modifications described below, to mortgage loan documents with respect to Purchased Loans sold by Seller to Buyer under that certain Master Repurchase Agreement, dated as of August 17, 2004 (as amended from time to time, the "Repurchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Repurchase Agreement.

         Seller is permitted to administer and service the Purchased Loans without the consent of Buyer, any assignee or any other Person, pursuant to this power of attorney delivered by Buyer, which power of attorney shall not be revoked by Buyer unless an Event of Default under the Repurchase Agreement has occurred and is then continuing. Notwithstanding the foregoing, Seller shall not consent or assent to a Significant Modification to or any extension or termination of any note, loan agreement, mortgage, pledge agreement or guaranty relating to the Purchased Loans or other material agreement or instrument relating to the Purchased Loans without the prior written consent of Buyer. All waivers or material actions entered into or taken in respect of the Purchased Loans pursuant to this power of attorney shall be in writing. Seller shall notify Buyer and the Custodian, in writing, of any waiver or other action entered into or taken thereby in respect of any such Purchased Loan pursuant to this power of attorney, and shall deliver to Custodian (with a copy to Buyer) for deposit in the related Purchased Loan File, an original counterpart of the agreement, if any, relating to such waiver or other action, within three (3) Business Days following the execution thereof. Actions taken under the foregoing power of attorney shall be binding upon each holder of the Purchased Loans.

         "Purchased Loan" shall mean any loan or other mezzanine investment sold by Seller to Buyer and any additional assets delivered by Seller to Buyer pursuant to the Repurchase Agreement.

         "Significant Modification" shall mean any modification or amendment of a Purchased Loan which:

                  (i) reduces the principal amount of the Purchased Loan in question other than (1) with respect to a dollar-for-dollar principal payment or (2) reductions of principal to the extent of deferred, accrued or capitalized interest added to principal which additional amount was not taken into account by Buyer in determining the related Purchase Price,

                  (ii) increases the principal amount of a Purchased Loan other than increases which are derived from accrual or capitalization of deferred interest which is added to principal or protective advances,

                  (iii) modifies the payments of principal and interest when due of the Purchased Loan in question,


                                 Exhibit IV-2-1

                  (iv) changes the frequency of scheduled payments of principal and interest in respect of a Purchased Loan,

                  (v) subordinates the lien priority of the Purchased Loan or the payment priority of the Purchased Loan other than subordinations expressly required under the then existing terms and conditions of the Purchased Loan (provided, however, the foregoing shall not preclude the execution and delivery of subordination, nondisturbance and attornment agreements with tenants, subordination to tenant leases, easements, plats of subdivision and condominium declarations and similar instruments which in the commercially reasonable judgment of Seller do not materially adversely affect the rights and interest of the holder of the Purchased Loan in question),

                  (vi) releases any collateral for the Purchased Loan other than releases required under the then existing Purchased Loan Documents or releases in connection with eminent domain or under threat of eminent domain,

                  (vii) waives, amends or modifies any cash management or reserve account requirements of the Purchased Loan other than changes required under the then existing Purchased Loan Documents, or

                  (viii) waives any due-on-sale or due-on-encumbrance provisions of the Purchased Loan other than waivers required to be given under the then existing Purchased Loan Documents.


                                 Exhibit IV-2-2

         THIS POWER OF ATTORNEY MAY BE REVOKED BY BUYER BY DELIVERY OF WRITTEN NOTICE TO SELLER DURING THE CONTINUANCE OF ANY EVENT OF DEFAULT UNDER THE REPURCHASE AGREEMENT. IF THIS POWER OF ATTORNEY HAS NOT BEEN REVOKED AND IF REQUESTED BY SELLER, BUYER WILL PROMPTLY CONFIRM IN WRITING TO SELLER, AND ANY OTHER PERSON OR ENTITY REASONABLY DESIGNATED BY SELLER, THAT THIS POWER OF ATTORNEY HAS NOT BEEN REVOKED AND IS IN FULL FORCE AND EFFECT.

         IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and the Buyer's seal to be affixed this __ day of August __, 2004.

                                        GOLDMAN SACHS MORTGAGE
                                        COMPANY, a New York limited partnership

                                        By:  Goldman Sachs Real Estate Funding
                                             Corp., its general partner


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                 Exhibit IV-2-3

                                                                       EXHIBIT V


                         REPRESENTATIONS AND WARRANTIES
                          REGARDING THE PURCHASED LOANS
                          -----------------------------

         With respect to each Purchased Loan that is a Mortgage Loan or a First Mortgage B-Note and to the extent applicable, each Mezzanine Loan, and with respect to the related Mortgaged Properties on the related Purchase Date and each date on which Market Value is determined, Seller shall be deemed to make the following representations and warranties to Buyer as of such date:

             (1) Purchased Loan Schedule and Purchased Loan Information. The information set forth in the Purchased Loan Schedule and the Purchased Loan Information is complete, true and correct in all material respects.

             (2) Payment Record. The Purchased Loan has not been since the date of origination, and currently is not, thirty (30) or more days delinquent, and the underlying obligor is not in default thereunder beyond any applicable grace period for the payment of any obligation to pay principal and interest, taxes, insurance premiums and required reserves.

             (3) Purchased Loan Document Status. (i) The Purchased Loan Documents have been, to the extent necessary, duly and properly executed, and the Purchased Loan Documents, to the extent applicable, are legal, valid and binding obligations of the underlying obligor, and their terms are enforceable against the underlying obligor, subject only to bankruptcy, insolvency, moratorium, fraudulent transfer, fraudulent conveyance and similar laws affecting rights of creditors generally and to the application of general principles of equity; (ii) the Purchased Loan Documents contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against each related Mortgaged Property of the material benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the underlying obligor which would materially interfere with such right to foreclosure; and (iii) there is no valid defense, counterclaim or right of offset or rescission available to the related underlying obligor with respect to any Purchased Loan Document.

             (4) Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form thereof as adopted in the applicable jurisdiction) owner's and lender's title insurance policy (the "Title Policy") in the original principal amount of the related Purchased Loan after all advances of principal. Each lender's Title Policy insures that the related Mortgage is a valid first or second, as applicable, priority lien on such Mortgaged Property, subject only to (i) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, in the


                                  Exhibit V-1
         reasonable judgment of Seller, materially interferes with the current use of the related Mortgaged Property or the security intended to be provided by such Mortgage or with the underlying obligor's ability to pay its obligations when they become due or the value of the related Mortgaged Property; (iii) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, in the reasonable judgment of Seller, materially interferes with the current use of the related Mortgaged Property or security intended to be provided by such Mortgage, with the underlying obligor's ability to pay its obligations when they become due or the value of the related Mortgaged Property; and (iv) in the event such Title Policy has yet to be issued, an escrow letter or a marked up title insurance commitment on which the required premium has been paid exists which evidences that such Title Policy will be issued. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to Seller's knowledge, no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Purchased Loan to Buyer, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of Buyer as its interest may appear without the consent of or notice to the insurer. In the case of a Mezzanine Loan, if obtained, an Eagle 9 UCC Title Policy ("UCC Policy") insures Seller's security interest in the equity interest pledged thereunder. Each UCC Policy insures that Seller has a first priority perfected security interest in the pledged equity interests and provides coverage in an amount equal to the original principal amount of the related Purchased Loan and immediately following the transfer and assignment of the related Purchased Loan to Buyer, such UCC Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of Buyer as its interest may appear without the consent of or notice to the insurer.

             (5) No Mechanics' Liens. There are no mechanics', materialman's or other similar liens or claims which have been filed for work, labor or materials affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage, unless such lien is insured against under the related title insurance policy.

             (6) Insurance. Each Mortgaged Property, including any buildings or other improvements thereon, is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy issued by an insurer meeting the requirements of such Purchased Loan providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, terrorism, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Purchased Loan consistent with its normal commercial mortgage lending practices, against other risks, insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the replacement cost of the Mortgaged Property;
         (b) a business


                                  Exhibit V-2
         interruption or rental loss insurance policy, in an amounts generally required by institutional lenders for similar properties (including coverage for terrorism); (c) a flood insurance policy (if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards) and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders. Such insurance policy contains a standard mortgagee clause that names Seller as an additional insured and that requires at least thirty days' (in the case of termination or cancellation other than for nonpayment of premiums) and at least ten days' (in the case of termination or cancellation for nonpayment of premiums) prior notice to the holder of the Mortgage, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. The Purchased Loan Documents obligate the underlying obligor to maintain or cause to be maintained all such insurance and, at the underlying obligor's failure to do so, authorize the holder of the Mortgage to maintain such insurance at the underlying obligor's cost and expense and to seek reimbursement therefor from such underlying obligor.

             (7) Condition of the Property; Condemnation. No building or other improvement on any Mortgaged Property has been affected in any material manner or suffered any material loss as a result of any fire, wind, explosion, accident, riot, war, or act of God or the public enemy, and each Mortgaged Property is free of any material damage that would affect materially and adversely the value of the Mortgaged Property as security for the Purchased Loan and is in good repair. Seller has neither received notice, nor is otherwise aware, of any proceedings pending for the total condemnation of any Mortgaged Property or a partial condemnation of any portion material to the related underlying obligor's ability to perform its obligations under the related Purchased Loan.

             (8) Encroachments; Zoning. None of the improvements located on any Mortgaged Property lies outside of the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties materially encroach upon the Mortgaged Property except those which are insured against by the title insurance policy (including endorsements thereto) issued in connection with the Purchased Loan and all improvements on the Mortgaged Property comply with the applicable zoning laws and/or set-back ordinances in force when improvements were added.

             (9) Compliance with Usury Laws. The Purchased Loan, and all parties involved in the origination and servicing of the Purchased Loan, complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. Any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to the Purchased Loan have been complied with.



                                  Exhibit V-3

             (10) Mortgage Status; Waivers and Modifications. Since the date of origination of the Purchased Loan, the terms of the Purchased Loan have not been impaired, waived, altered, satisfied, canceled, subordinated or modified in any respect (except with respect to modifications the economic terms of which are reflected in the Purchased Loan Schedule and which are evidenced by documents in the Purchased Loan File delivered to the Custodian) and no portion of the Mortgaged Property has been released from the lien of the Mortgage or other Purchased Loan Document in any manner.

             (11) Mortgage Recording Taxes. All applicable Mortgage recording taxes and other filing fees have been paid in full or deposited with the issuer of the title insurance policy issued in connection with the Mortgage Loan for payment upon recordation of the relevant documents.

             (12) Assignment of Leases. Each Assignment of Leases, if any, creates a valid assignment of, or a valid first or second priority, as applicable, security interest in the related underlying obligor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any Person is entitle to occupy, use or possess all of any portion of the related Mortgage, subject only to a license granted to the relevant underlying obligor to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgage Property, subject only to those exceptions described in clause (4) above. No person other than the relevant underlying obligor owns any interest in any payments due under such leases that is superior to or of equal priority with the mortgagee's interest therein, subject only to those exceptions described in clause (4) above.

             (13) Underlying Representations and Warranties. Seller has taken no action, nor has the underlying obligor taken any action, that would cause the representations and warranties made by the underlying obligor in any of the Purchased Loan Documents not to be true.

             (14) No Holdbacks. The proceeds of the Purchased Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Purchased Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Purchase Date have been complied with, or any such funds so escrowed have not been released.

             (15) Inspections. Seller or its representative has inspected or caused to be inspected each Mortgaged Property within six (6) months preceding the related Purchase Date. The Purchased Loan File for Mortgaged Property constituting real property includes a property survey, certified to the Seller, its successors and assigns, and the title insurance company, reciting that it is in accordance with most recent minimum standards for title surveys as determined by the ALTA, with the signature and seal of a licensed engineer or surveyor affixed thereto.


                                  Exhibit V-4

             (16) Contingent Interest; Convertible Notes. The Purchased Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgage, and Seller has not financed, nor does it own, directly or indirectly, any equity of any form in the Mortgaged Property or the underlying obligor. The Mortgage Note or Mezzanine Note, as applicable, does not by its terms provide for the capitalization or forbearance of interest.

             (17) Cross-Collateralization; Cross-Default. The Purchased Loan is not cross-collateralized or cross-defaulted with any other loan other than another Purchased Loan, is a whole loan and contains no equity participation by the lender.

             (18) Fraud. No fraudulent acts were committed by Seller in connection with the origination process of the Purchased Loan.

             (19) Taxes and Assessments. All taxes, water charges, sewer rates, governmental assessments, insurance premiums, leasehold payments and any other outstanding fees or charges that prior to the date of origination of the Purchased Loan became due and owing in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established or are insured against by the title insurance policy issued in connection with the origination of the Purchased Loan.

             (20) No Material Default. No loan is a Defaulted Loan and there is no material default, breach, violation or event of acceleration existing under any of the Purchased Loan Documents and Seller has not received actual notice of any event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration; no waiver of the foregoing exists and no person other than the holder of the Mortgage Note or Mezzanine Note, as the case may be, may declare any of the foregoing.

             (21) Environmental Conditions. With respect to each Mortgaged Property, a environmental site assessment conducted by a licensed qualified engineer. Seller has reviewed each such report and update. Where such environmental report disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the underlying obligor was identified as the responsible party for such condition or circumstance, (ii) the related underlying obligor was required either to provide additional security and/or to obtain an operations and maintenance plan or (iii) the related underlying obligor provided evidence that applicable federal, state or local governmental authorities would not take any action, or require the taking of any action, in respect of such condition or circumstance. The related Purchased Loan Documents contain provisions pursuant to which the related underlying obligor or a principal of such underlying


                                  Exhibit V-5
         obligor has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental laws. Seller, having made no independent inquiry other than reviewing the environmental reports and updates referenced herein and without other investigation or inquiry, has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in the related report and/or update. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations in all material respects. Seller has not received any actual notice of a material violation of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any applicable federal, state or local environmental law with respect to any Mortgaged Property that was not disclosed in the related report and/or update. Seller has not taken any actions which would cause any Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards.

             (22) Acceleration. The Purchased Loan Documents contain provisions for the acceleration of the payment of the unpaid principal balance of the Purchased Loan if (A) the underlying obligor voluntarily transfers or encumbers all or any portion of any related Mortgaged Property; or
         (B) any direct or indirect interest in underlying obligor is voluntarily transferred or assigned, other than, in each case, as permitted under the terms and conditions of the Purchased Loan Documents.

             (23) Actions Concerning Purchased Loans. There is no pending action, suit or proceeding, arbitration or governmental investigation against the underlying obligor or any Mortgaged Property an adverse outcome of which is reasonably likely to result in a Material Adverse Effect.

             (24) Servicing. The servicing and collection practices used by Seller, and the origination practices of Seller, to the extent applicable, have been in all respects legal, proper and prudent and have met customary industry standards.

             (25) Assignability. In connection with the assignment, transfer or conveyance of any individual Mortgage, the Mortgage Note and Mortgage contain no provision limiting the right or ability of Seller to assign, transfer and convey the Mortgage to any person or entity.

             (26) Buyer under a Deed of Trust. If a Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with the sale or release of the Mortgaged Property following default or payment of the Purchased Loan.

             (27) Insurance Proceeds. The Mortgage provides that any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair


                                  Exhibit V-6
         or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds (provided that such proceeds exceed the threshold amount described in the loan documents) as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Purchased Loan together with any accrued interest thereon, except to the extent of any excess proceeds after restoration.

             (28) Flood Zone. No Mortgaged Property is located in a special flood hazard area as defined by the Federal Emergency Management Agency or if it is, flood insurance is required and has been received under the Mortgage.

             (29) Ground Lease. No Mortgage is secured in whole or in part by the interest of a borrower as a lessee under a ground lease.

             (30) Certificate of Occupancy. Certificates of occupancy and building permits, as applicable, have been issued with respect to Mortgaged Property.

             (31) Escrow Deposits. Any escrow accounts for taxes or other reserves required to be funded on the date of origination of the Purchased Loan pursuant to the Purchased Loan Documents have been funded and all such escrow accounts required to have been funded as of the Purchase Date (taking into account any applicable notice and grace period) have been funded.

             (32) Valid Assignment of Mortgage. The related Assignment of Mortgage constitutes a legal, valid and binding assignment of such Mortgage to Buyer, and the related reassignment of Assignment of Leases, rents and profits, if any, constitutes a legal, valid and binding assignment thereof to Buyer.

             (33) Related Collateral. The related Mortgage Note, Mezzanine Note or B-Note, as applicable, is not, and has not been since the date of origination of the Purchased Loan, secured by any collateral except the lien of the related Mortgage, any related Assignment of Leases, any related security agreement and escrow agreement or other applicable Purchased Loan Document; and the related Mortgaged Property or Properties or other securities, as applicable, do not secure any loan other than the Purchased Loan being sold to Buyer hereunder (except for Purchased Loans, if any, which are cross-collateralized with other Purchased Loans being conveyed to Buyer hereunder and identified on the Purchased Loan Schedule).

             (34) Licenses and Permits. As of the date of origination of the Purchased Loan, the related underlying obligor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

             (35) Improvements; Origination. The Purchased Loan is directly (or in the case of an participation interest, indirectly) secured by a first or second lien on one or more parcels of real estate upon which is located one or more multifamily or commercial structures; and the Purchased Loan was originated by a savings


                                  Exhibit V-7
         and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

             (36) Tenants. As to each Purchased Loan secured by Mortgaged Property which is leased to tenants:

                           (i) the Mortgaged Property is not subject to any
                  leases other than the leases described in the rent roll contained in the Purchased Loan Documents (hereinafter referred to as the "Leases"), and such rent roll is accurate and complete in all material respects, including description of the rent and term and any extraordinary rights of tenants (such as option, rights of first refusal and rights of termination). No Person has any possessory interest in the Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the Leases. Each Lease of all or any portion of the Mortgaged Property is subordinate to the Mortgage, unless otherwise approved by the Buyer;

                           (ii) each such commercial tenant is conducting
                  business, and each such residential tenant is residing, only in that portion of the Mortgaged Property covered by its lease; (B) no leases contain any option to purchase, any right of first refusal to lease or purchase, any right to terminate the lease or vacate the premises prior to expiration of the lease term, or any other similar provisions which adversely affect the Mortgaged Property or which might adversely affect the rights of any holder of the Purchased Loan;

                           (iii) no Lease contains a non-disturbance or similar
                  recognition agreement; (A) except as otherwise disclosed to Buyer in writing, there are no prior recorded assignments of the Leases or of any portion of the rents, additional rents, charges, issues or profits due and payable or to become due and payable thereunder (hereinafter collectively referred to as the "Rents") which are now outstanding and have priority over the assignment of leases contained in the Purchased Loan Documents and given in connection with the Purchased Loan; (B) except as may be disclosed in the rent roll contained in the Purchased Documents, no tenant is more than twenty-nine (29) days delinquent in the payment of rent nor in default under any material provision of its Lease, all material conditions and obligations on the underlying obligor's part to be fulfilled under the terms of any Lease of the Mortgaged Property have been satisfied or fully performed, and all Leases are in full force and effect; and (C) each Lease provides for payment of rent by check on a monthly basis; no tenant has advanced more than one (1) month's payment under any Lease; and no Person affiliated with the underlying obligor is a tenant under any Lease; and

                           (iv) the underlying obligor is the owner and holder
                  of the landlord's interest under any leases, and the related Mortgage and assignment of leases, rents and profits, if any, provides for the appointment of a receiver for rents or allows


                                  Exhibit V-8
                  the mortgagee to enter into possession to collect rent or provide for rents to be paid directly to mortgagee in the event of a default, subject to the exceptions described in clause (4) of this Exhibit V.

             (37) Bankruptcy. Seller has not been served with notice that any underlying obligor is a debtor in any state or federal bankruptcy or insolvency proceeding.

             (38) Access; Separate Tax Parcels. At the time of origination, (i) all amenities, access routes or other items crucial to the related appraised value of the Mortgaged Property were under the direct control of the underlying obligor or, subject to easements for the benefit of the underlying obligor, are public property; and (ii) the Mortgaged Property was contiguous to a physically open, dedicated all-weather public street, had all necessary permits and approvals for ingress and egress, was adequately serviced by public water, sewer systems and utilities and was on a separate Tax parcel, separate and apart from any other property owned by the underlying obligor or any other person. The Mortgaged Property has all necessary access by public roads or by easements which in each case are not terminable and are not subordinated to any mortgage other the related Mortgage.

             (39) Appraisal. The Purchased Loan File contains an Appraisal that is signed by a qualified appraiser, duly appointed by Seller, who, to Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Purchased Loan, and the Appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Purchased Loan was originated.

             (40) Junior Liens. The Purchased Loan does not permit the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. To Seller's knowledge, except as disclosed, the related Mortgaged Property is not encumbered by any lien junior to the lien of the related Mortgage. The Purchased Loan contains a "due on sale" clause that provides for the acceleration of the payment of the unpaid principal balance of the Purchased Loan if, without the prior written consent of the holder of the Purchased Loan, the related Mortgaged Property is transferred or sold.

             (41) Defeasance. Any Purchased Loan containing provisions for defeasance of mortgage collateral either (i) requires the prior written consent of, and compliance with the conditions set by, the holder of the Purchased Loan, or (ii) requires that (A) defeasance may not occur prior to the time permitted by applicable "real estate mortgage investment conduit" rules and regulations (if applicable), (B) the replacement collateral consist of U.S. governmental securities in an amount sufficient to make all scheduled payments under the Mortgage Note


                                  Exhibit V-9
         when due, (C) independent public accountants certify that the collateral is sufficient to make such payments, (D) counsel provide an opinion that Buyer has a perfected security interest in such collateral prior to any other claim or interest, and (E) all costs and expenses arising from the defeasance of the mortgage collateral shall be borne by the borrower.

             (42) Operating or Financial Statement. The related Purchased Loan Documents require the related borrower to furnish to the mortgagee at least annually an operating statement with respect to the related Mortgaged Property.

             (43) No Advances of Funds. No party to the Purchased Loan Documents has advanced funds on account of any default under the Purchased Loan or under the underlying real property mortgage documents.

             (44) Perfection of Security Interests. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, and such security interest is a first or second priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. The pledge of ownership interests securing any Purchased Loan that is a Mezzanine Loan relates to direct or indirect equity or ownership interests in the underlying real property owner and has been fully perfected in favor of Seller as mezzanine lender. To the extent the pledged ownership interests have not been certificated pursuant to the terms of any Purchased Loan that is a Mezzanine Loan, the terms of such Mezzanine Loan and the related organizational documents of the underlying real property owner prohibit the subsequent certification thereof.

             (45) Lockbox. The lockbox administrator with respect to the related Purchased Loan, if any, is not an Affiliate of Seller.

             (46) No Plan Assets. The borrower under the Purchased Loan does not, and would not be deemed to, hold Plan Assets at any time.


                                  Exhibit V-10

                                                                      EXHIBIT VI


                        FORM OF BLOCKED ACCOUNT AGREEMENT

                            Blocked Account Agreement
                            -------------------------

                                                                 August 17, 2004


PNC Bank, National Association
Treasury Management
Two PNC Plaza, 31st Floor
620 Liberty Avenue
Pittsburgh, PA 15222
Attn:  Ronald Rockovich

         Re: Blocked Account established by Capital Trust, Inc. ("Seller") and Midland Loan Services, Inc. ("Servicer") pursuant to the Master Repurchase Agreement dated as of August 17, 2004 (as amended, supplemented or otherwise modified from time to time, the "Repurchase Agreement") among the Seller and Goldman Sachs Mortgage Company ("Buyer")

Ladies and Gentlemen:

         We refer to the collection account established by the Seller and the Buyer, pursuant to the Repurchase Agreement, at PNC Bank, National Association ("Depository Bank"), entitled "Goldman Sachs Mortgage Company, as Buyer under that certain Master Repurchase Agreement, dated August 17, 2004" Account No.1014253433, ABA # 043000096, PNC Bank, Pittsburgh, PA, (the "Collection Account" or the "Blocked Account"). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Repurchase Agreement. In the event of a conflict between the terms of the Repurchase Agreement or any Transaction entered into thereunder and this Blocked Account Agreement, the Repurchase Agreement shall prevail. Notwithstanding the previous sentence, this Blocked Account Agreement will govern and control the performance of Depository Bank.

         1. Seller shall, and shall cause the Servicer, from time to time, to deposit or cause to be deposited directly into, or if applicable, remitted directly from the applicable underlying collection account to, the Collection Account all Income (including Principal Payments) with respect to the Portfolio Loans, which may include payments in respect of associated Hedging Transactions pledged to Buyer and related to the Portfolio Loans. The Buyer has established a repurchase arrangement with the Seller. By its execution of this letter, the Seller acknowledges that it has transferred all of the Seller's right, title and interest in and to the Blocked Account and any funds from time to time on deposit therein, that such funds are received by Depository Bank for Buyer and are for application against the Seller's liabilities to the Buyer under the Repurchase Agreement.

         2. Funds in the Blocked Account shall be remitted in accordance with the most recent instructions originated by the Buyer without the further consent of the Seller (the


                                  Exhibit VI-1

"Distribution Instructions"), which the Buyer agrees, for the benefit of the Seller only, shall be in compliance with the provisions of the Repurchase Agreement. Until Depository Bank shall receive contrary instructions from Buyer, on each Business Day, the Depository Bank shall remit funds on deposit in the Blocked Account to the account of Seller as set forth in Schedule A hereto.

         3. Buyer shall deliver the Distribution Instructions to the Depository Bank, Seller and Servicer by facsimile by no later than 12:00 p.m. (New York City time) on the Business Day prior to each Remittance Date.

         4. Depository Bank may rely upon any Distribution Instructions originated by Buyer, and Depository Bank shall not have any liability to Buyer for actions taken in reliance on such Distribution Instructions. All distributions made by the Servicer pursuant to this Section shall be (subject to any decree of any court of competent jurisdiction) final, and the Servicer shall have no duty to inquire as to the application by Buyer of any amounts distributed to it.

         5. The Blocked Account shall be an interest bearing account. All income and gains from the investment of funds in the Blocked Account shall be retained in the Blocked Account until disbursed in accordance with Section 2 hereof. As between Seller and Buyer, Seller shall treat all income, gains and losses from the investment of amounts in the Blocked Account as its income or loss for federal, state and local income tax purposes.

         6. The Blocked Account shall be subject to the sole control of the Buyer and, neither Seller nor Servicer shall have any right of withdrawal from the Blocked Account nor any right to deliver instructions to Depository Bank in respect of the Blocked Account. The Depositary Bank shall accept Distribution Instructions only from the Buyer at all times and shall comply with all instructions of Buyer without any further consent of Seller or Servicer being required.

         7. The undersigned parties agree: (a) that Depository Bank will not exercise any right of set off, banker's lien or any similar right in connection with such funds, provided that Depository Bank may set off against the Blocked Account for fees and expenses payable hereunder, for returned deposit items and for adjustments and corrections in respect of transactions in the Blocked Account, including, without limitation, returned checks and other deposits with respect to which Depository Bank fails to receive final payment or settlement;
(b) that Depository Bank shall not withdraw, transfer or otherwise dispose of funds from the Blocked Account or permit any other person or entity to withdraw, transfer or otherwise dispose of funds in the Blocked Account except in accordance with the terms of Section 2 hereof, the Distribution Instructions originated by Buyer, and the terms of this Section 7; (c) that for the purposes of the Uniform Commercial Code as in effect from time to time in the State of New York (the "UCC"), the Blocked Account is a "deposit account", as defined in
Article 9 of the UCC; and (d) upon receipt of written notice of any lien, encumbrance or adverse claim against the Blocked Account or any funds credited thereto, Depository Bank will make reasonable efforts promptly to notify Seller, Buyer and Servicer thereof. The undersigned further agree that if there are insufficient collected funds in the Blocked Account to cover the amount of any returned check or other adjustment or correction to be debited thereto, Seller shall repay Depository Bank the amount of such debit immediately upon demand. If Seller fails to so repay Depository Bank, then, only after the occurrence and continuance of an Event of Default under


                                  Exhibit VI-2
the Repurchase Agreement, Buyer shall repay Depository Bank for such debit immediately upon demand to the extent that Buyer received the proceeds of the check or other deposit or credit to which the debit relates.

         8. In the event of a conflict between this Blocked Account Agreement and any other agreement between Depository Bank and Seller, the terms of this Blocked Account Agreement will prevail.

         9. This Blocked Account Agreement shall continue in effect until Buyer has notified Depository Bank in writing that this Blocked Account Agreement is terminated. Notwithstanding the foregoing, Depository Bank may terminate this Agreement upon thirty (30) days written notice to the other parties ; provided that it may terminate this Agreement immediately upon prior written notice to the Buyer and Seller, in the event Depository Bank has a reasonable basis to suspect fraud or other illegal activity in connection with the Blocked Account or this Agreement. In the event of immediate termination by Depository Bank, Depository Bank shall transfer all funds in the Blocked Account to Buyer or to its designee, as directed in writing by Buyer.

         10. This Blocked Account Agreement and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter.

         11. No amendment, modification or (except as otherwise specified in Section 9 above) termination of this Blocked Account Agreement, nor any assignment of any rights hereunder (except to the extent contemplated under Section 13 below), shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

         12. If any term or provision set forth in this Blocked Account Agreement shall be invalid or unenforceable, the remainder of this Blocked Account Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid of unenforceable term or provision were omitted.

         13. The terms of this Blocked Account Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors. This Blocked Account Agreement may be assigned by Buyer, Seller and Servicer to any assignee of Buyer, Seller or Servicer, respectively, permitted under the Repurchase Agreement, provided that written notice thereof is given by the applicable assignor to Depository Bank.

         14. This Blocked Account Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instruments, and any party hereto may execute this Blocked Account Agreement by signing and delivering one or more counterparts.


                                  Exhibit VI-3

         15. This Blocked Account Agreement shall be governed by and construed in accordance with the law of the State of New York. The parties agree that New York is the "bank's jurisdiction" for purposes of the UCC.

         16. Depository Bank may rely, and Depository Bank shall be protected in acting, or refraining from acting, upon any notice (including but not limited to electronically confirmed facsimiles of such notice) believed by Depository Bank to be genuine and to have been given by the proper party or parties.

         17. Depository Bank's duties and obligations shall be determined solely by the provisions of this Agreement and Depository Bank shall not be liable except for the performance of its duties and obligations as are set forth herein. Depository Bank shall have no obligation to review, or confirm that any actions taken pursuant to this Agreement comply with, any other agreement or document. Depository Bank shall have no liability to any party to this Agreement or to any other party arising out of or in connection with this Agreement other than for its gross negligence or willful misconduct. Substantial compliance by Depository Bank with its standard procedures for the services Depository Bank is providing hereunder shall be deemed to be the exercise by it of ordinary care. In no event shall Depository Bank be liable for any lost profits or for any indirect, special, consequential or punitive damages even if advised of the possibility or likelihood of such damages.

         18. Seller agrees to indemnify, defend and hold harmless Depository Bank and its affiliates and parent(s) and its and their respective officers, directors, employees, representatives and agents (each an "Indemnified Party") from and against all liabilities, losses, claims, damages, demands, costs and expenses of every kind ("Losses") including, without limitation, Losses incurred as a result of items being deposited in the Blocked Account and being unpaid for any reason, reasonable attorney's fees and the reasonable charges of Depository Bank's in-house counsel, incurred or sustained by any Indemnified Party arising out of Depository Bank's performance of the services contemplated by this Agreement, except to the extent such Losses are the direct result of the gross negligence or willful misconduct of Depository Bank.

         19. If at any time Depository Bank is served with legal process which it in good faith believes prohibits the disbursement of the funds deposited in the Blocked Account, then Depository Bank shall have the right (i) to place a hold on the funds in the Blocked Account until such time as it receives an appropriate court order or other assurance satisfactory to it as to the disposition of the funds in the Blocked Account, or (ii) to commence, at Seller's expense, an interpleader action in any competent Federal or State Court located in the Commonwealth of Pennsylvania, and otherwise to take no further action except in accordance with joint written instructions from Seller and Buyer or in accordance with the final order of a competent court, served on Depository Bank.

         20. All bank statements in respect to the Blocked Account shall be sent to Buyer and Seller as follows:


                                  Exhibit VI-4

         Seller:
         -------

                  Capital Trust, Inc.
                  410 Park Avenue, 14th Floor
                  New York, New York 10022
                  Attn:  Mr. Geoffrey Jervis, Vice President

         Buyer:
         ------

                  Goldman Sachs Mortgage Company
                  85 Broad Street
                  New York, New York  10004
                  Attn:  Marc Flamino

         All notices to Depository Bank are to be sent to:

                  PNC Bank, National Association
                  Treasury Management
                  Two PNC Plaza, 31st Floor
                  620 Liberty Avenue
                  Pittsburgh, PA 15222
                  Attn: Risk Manager and Ronald Rockovich

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                  Exhibit VI-5

         Kindly acknowledge your agreement with the terms of this agreement by signing the enclosed copy of this letter and returning it to the undersigned.

                                Very truly yours,

                                GOLDMAN SACHS MORTGAGE
                                COMPANY, a New York limited partnership

                                By:  Goldman Sachs Real Estate Funding
                                     Corp., its general partner


                                     By:
                                        --------------------------------
                                          Title:


Agreed and acknowledged:

PNC BANK, NATIONAL ASSOCIATION,
a national banking association,
as Depository Bank


By:
   --------------------------------
   Title:


CAPITAL TRUST, INC., a Maryland
corporation, as Seller


By:
   --------------------------------
   Title:


MIDLAND LOAN SERVICES, INC., a
Delaware corporation, as Servicer


By:
   --------------------------------
   Title:


                                  Exhibit VI-6

                                   SCHEDULE A
                                   ----------

                         (Seller's Account Information)

JP Morgan Chase Bank
380 Madison Avenue 11th Floor
New York, NY 10017-2591
ABA #: 021-000021
Account # 230254632
Account Name:   Capital Trust, Inc.
Attention:   Brian H. Oswald  (212) 655-0256


                                  Exhibit VI-7

                                                                     EXHIBIT VII


                            FORM OF DIRECTION LETTER


                                 Exhibit VII-1

                                                                    EXHIBIT VIII


                             FORM OF BAILEE AGREEENT

                              [CAPITAL TRUST, INC.
                                NAME AND ADDRESS]

                                                        _______________ __, 20__


Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, New York  10022

         Re: Bailee Agreement (the "Bailee Agreement") in connection with the sale of ______________ by Capital Trust, Inc. (the "Seller") to Goldman Sachs Mortgage Company (the "Buyer")

Gentlemen and Mesdames:

         In consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller, the Buyer and Paul, Hastings, Janofsky & Walker LLP (the "Bailee") hereby agree as follows:

         1. The Seller shall deliver to the Bailee in connection with any Purchased Loans delivered to the Bailee hereunder an Identification Certificate in the form of Attachment 1 attached hereto to which shall be attached a Purchased Loan Schedule identifying which Purchased Loans are being delivered to the Bailee hereunder. Such Purchased Loan Schedule shall contain the following fields of information: (a) the loan identifying number; (b) the obligor's name;
(c) the street address, city, state and zip code for the applicable real property; (d) the original balance; and (e) the current principal balance if different from the original balance and such other information as the Seller and Buyer shall require.

         2. On or prior to the date indicated on the Custodial Delivery Certificate delivered by the Seller (the "Funding Date"), the Seller shall have delivered to the Bailee, as bailee for hire, the original documents set forth on Schedule A attached hereto (collectively, the "Purchased Loan File") for each of the Purchased Loans (each a "Purchased Loan" and collectively, the "Purchased Loans") listed in Exhibit A to Attachment 1 attached hereto (the "Purchased Loan Schedule").

         3. The Bailee shall issue and deliver to the Buyer and the Custodian on or prior to the Funding Date by facsimile (a) in the name of the Buyer, an initial trust receipt and certification in the form of Attachment 2 attached hereto (the "Trust Receipt ") which Trust Receipt shall state that the Bailee has received the documents comprising the Purchased Loan File as set forth in the Custodial Delivery Certificate (as defined in that certain Custodial Agreement dated as of August __, 2004, among Seller, Buyer and Custodian (as defined in Section 5 below), in addition to such other documents required to be delivered to Buyer and/or


                                 Exhibit VIII-1

Custodian pursuant to the Master Repurchase Agreement dated as of August 17, 2004, between Seller and Buyer (the "Repurchase Agreement").

         4. On the applicable Funding Date, in the event that the Buyer fails to purchase any New Loan from the Seller that is identified in the related Custodial Delivery Certificate, the Buyer shall deliver by facsimile to the Bailee at (212) 655-0044 to the attention of Robert Grados, Esq., an authorization (the "Facsimile Authorization") to release the Purchased Loan Files with respect to the Purchased Loans identified therein to the Seller. Upon receipt of such Facsimile Authorization, the Bailee shall release the Purchased Loan Files to the Seller in accordance with the Seller's instructions.

         5. Following the Funding Date, the Bailee shall forward the Purchased Loan Files to Deutsche Bank Trust Company Americas, 1761 St. Andrew Place, Santa Ana, California 92705, Attention: Mortgage Custody-QT041C (the "Custodian") by insured overnight courier for receipt by the Custodian no later than 1:00 p.m. on the third Business Day following the applicable Funding Date (the "Delivery Date").

         6. From and after the applicable Funding Date until the time of receipt of the Facsimile Authorization or the applicable Delivery Date, as applicable, the Bailee (a) shall maintain continuous custody and control of the related Purchased Loan Files as bailee for the Buyer and (b) is holding the related Purchased Loan Loans as sole and exclusive bailee for the Buyer unless and until otherwise instructed in writing by the Buyer.

         7. The Seller agrees to indemnify and hold the Bailee and its partners, directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Bailee Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (other than special, indirect, punitive or consequential damages, which shall in no event be paid by the Bailee) were imposed on, incurred by or asserted against the Bailee because of the breach by the Bailee of its obligations hereunder, which breach was caused by negligence, lack of good faith or willful misconduct on the part of the Bailee or any of its partners, directors, officers, agents or employees. The foregoing indemnification shall survive any resignation or removal of the Bailee or the termination or assignment of this Bailee Agreement.

         8. (a) In the event that the Bailee fails to produce a Mortgage Note, Mezzanine Note, assignment of Purchased Loan or any other document related to a Purchased Loan that was in its possession within ten (10) business days after required or requested by the Seller or Buyer (a "Delivery Failure"), the Bailee shall indemnify the Seller or Buyer in accordance with the succeeding paragraph of this Section 8.

            (b) The Bailee agrees to indemnify and hold the Buyer and Seller, and their respective affiliates and designees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by, or


                                 Exhibit VIII-2
asserted against it or them in any way relating to or arising out of a Custodial Delivery Failure or the Bailee's negligence, lack of good faith or willful misconduct. The foregoing indemnification shall survive any termination or assignment of this Bailee Agreement.

         9. The Seller hereby represents, warrants and covenants that the Bailee is not an affiliate of or otherwise controlled by the Seller. Notwithstanding the foregoing, the parties hereby acknowledge that the Bailee hereunder may act as Counsel to the Seller in connection with a proposed loan and Paul, Hastings, Janofsky & Walker LLP, if acting as Bailee, has represented the Seller in connection with negotiation, execution and delivery of the Repurchase Agreement.

         10. In connection with a pledge of the Purchased Loans as collateral for an obligation of the Buyer, the Buyer may pledge its interest in the corresponding Purchased Loan Files held by the Bailee for the benefit of the Buyer from time to time by delivering written notice to the Bailee that the Buyer has pledged its interest in the identified Purchased Loans and Purchased Loan Files, together with the identity of the party to whom the Purchased Loans have been pledged (such party, the "Pledgee"). Upon receipt of such notice from the Buyer, the Bailee shall mark its records to reflect the pledge of the Purchased Loans by the Buyer to the Pledgee. The Bailee's records shall reflect the pledge of the Purchased Loans by the Buyer to the Pledgee until such time as the Bailee receives written instructions from the Buyer that the Purchased Loans are no longer pledged by the Buyer to the Pledgee, at which time the Bailee shall change its records to reflect the release of the pledge of the Purchased Loans and that the Bailee is holding the Purchased Loans as custodian for, and for the benefit of, the Buyer.

         11. From time to time, subject to the acceptance and approval of Buyer, Seller may request pursuant to a request substantially in the form of Annex 6 to the Custodial Agreement the delivery by the Custodian to the Bailee of some or all of the Purchased Loan File for the purposes set forth in such request. Upon receipt of the Purchased Loan File or such portions thereof, Bailee shall hold the same as sole and exclusive bailee for the Buyer until such time as the Purchased Loan File, or such portions thereof, are redelivered to Custodian or to such other Persons, as otherwise directed by Buyer, subject in either case to the provisions set forth herein governing standards of care and indemnification and except as otherwise provided by any document specifically amending, supplementing or modifying the terms hereof which is executed and delivered by all parties hereto in connection with such delivery of the Purchased Loan File, or such portions thereof, to Bailee. Notwithstanding anything to the contrary contained in this Section 11, Bailee shall have the right to deliver such Purchased Loan File, or portions thereof, to Buyer upon five (5) days written notice to Buyer.

         12. The agreement set forth in this Bailee Agreement may not be modified, amended or altered, except by written instrument, executed by all of the parties hereto.

         13. This Bailee Agreement may not be assigned by the Seller or the Bailee without the prior written consent of the Buyer.

         14. For the purpose of facilitating the execution of this Bailee Agreement as herein provided and for other purposes, this Bailee Agreement may be executed simultaneously in any


                                 Exhibit VIII-3
number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

         15. This Bailee Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         16. Capitalized terms used herein and defined herein shall have the meanings ascribed to them in the Repurchase Agreement.

                         [signatures begin on next page]


                                 Exhibit VIII-4

                                       Very truly yours,

                                       CAPITAL TRUST, INC., a Maryland
                                       corporation


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


ACCEPTED AND AGREED:

PAUL, HASTINGS, JANOFSKY &
WALKER LLP, Bailee


By:
   -------------------------------------
   Name:
   Title:


ACCEPTED AND AGREED:

GOLDMAN SACHS MORTGAGE
COMPANY, Buyer

By:      Goldman Sachs Real Estate
         Funding Corp., its general
         partner


         By:
             -------------------------------------
             Name:
             Title:


                                 Exhibit VIII-5

                        Attachment 1 to Bailee Agreement

                         CUSTODIAL DELIVERY CERTIFICATE
                         ------------------------------


                                 Exhibit VIII-6

                        Attachment 2 to Bailee Agreement

                                  TRUST RECEIPT
                                  -------------




                                 Exhibit VIII-7

                                    ANNEX II

             Names and Addresses for Communications Between Parties:

                  BUYER
                  -----

                  Goldman Sachs Mortgage Company
                  85 Broad Street- 26th Floor
                  New York, New York  10004
                  Attn:  Marc L. Flamino
                  Telephone:  (212) 357-4727
                  Telecopier:  (212) 902-1691

                  with a copy to:

                  Cleary Gottlieb Steen & Hamilton
                  One Liberty Plaza
                  New York, New York  10006
                  Attn:  Kimberly B. Blacklow
                  Telephone:  (212) 225-2018
                  Telecopier:  (212) 225-3999

                  SELLER
                  ------

                  Capital Trust, Inc.
                  410 Park Avenue, 14th Floor
                  New York, NY  10022
                  Attn:  Geoffrey Jervis
                  Telephone:  (212) 655-0247
                  Telecopier:  (212) 655-0044

                  with a copy to:

                  Paul Hastings Janofsky & Walker, LLP
                  75 East 55th Street
                  New York, NY  10022
                  Attn:  Robert J. Grados, Esq.
                  Telephone:  (212) 318-6923
                  Telecopier:  (212) 230-7830

         Payments to Buyer: Payments to Buyer under the Agreement shall be made by transfer, via wire transfer, to the following account of the Buyer: Citibank, N.A., ABA #: 40711421, Account #: 021000089, Account Name: Goldman Sachs Mortgage Company, Ref: Capital Trust, Inc., Attention: John Makrinos and Mike Forbes. Buyer may consider on a case-by-case-basis in its sole and absolute discretion alternative funding arrangements.


                                 Exhibit VIII-8

         Payments to Seller: Payments to Seller under the Agreement shall be made by transfer, via wire transfer, to the following account of the Seller: JP Morgan Chase Bank, 380 Madison Avenue, 11th Floor, New York, NY 10017-2591, ABA #: 021-000021, Account #: 230254632, Account Name: Capital Trust, Inc.,
Attention: Brian H. Oswald, (212) 655-0256

                                                                      EXHIBIT IX


                              ELIGIBILITY CRITERIA
                              --------------------

         1. Terms used, but not defined in this Exhibit IX shall have the meaning set forth in Section 2 of this Annex I. The following capitalized terms shall have the respective meanings set forth below:

                  "Credit Risk Interest" shall mean a Purchased Loan that, in the Buyer's reasonable business judgment, has a significant risk of declining in credit quality or over time may become an Impaired Interest.

                  "Impaired Interest" shall mean a Purchased Loan with respect to which foreclosure or default (whether or not declared) has occurred.

         2. Each Purchased Loan satisfies the following criteria as of the applicable Purchase Date:

             (a) the obligor of such Purchased Loan is incorporated or organized under the laws of the United States;

             (b) payments of interest on such Purchased Loan are not subject to withholding tax unless the issuer thereof or the obligor thereon is required to make "gross-up" payments sufficient to cover any withholding tax imposed at any time on payments made to the Issuer with respect thereto;

             (c) it is eligible under its underlying instruments to be purchased by the Issuer (as defined in the CDO Indenture) and pledged to the Trustee (as defined in the CDO Indenture);

             (d) it provides for the payment of principal at not less than par upon maturity, redemption or acceleration;

             (e) it is not an interest that is an Impaired Interest or a Credit Risk Interest;

             (f) it does not have a principal balance greater than $35,000.000;

             (g) the maturity date of such Purchased Loan (including any extension option) is not later than August 2013;

             (h) the principal balance of such Purchased Loan has not been reduced by a realized loss, appraisal event, or similar item since initial issuance;

             (j) the Rating Agency Stressed LTV (as defined in the CDO Indenture) is less than 125%; and

             (k) the Rating Agency Stressed DSCR is greater than 0.80x.


                                  Exhibit IX-1

                                  Exhibit IX-2